SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form SB-2
Amendment No. 1

Registration Statement
Under
The Securities Act of 1933

KAIRE HOLDINGS INCORPORATED
(Name of small business issuer in its charter)

Delaware	8980	13-3367421
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number )	Identification No.)

552 Sespe Avenue, Suite D, Fillmore , CA	93015
(Address of principal executive offices)	(Zip code)

Registrant’s Address and Telephone number, including area code:

Steven Westlund
Chief Executive Officer
552 Sespe Avenue, Suite D
Fillmore, California 93015
(805) 524-0024

(Name, address and telephone number of Agent for Service)

Copies of communications to:

Owen Naccarato, Esq.
Naccarato & Associates
18301 Von Karman Avenue, Suite 430
Irvine, California 92612
(949) 851-9261

Approximate date of commencement of proposed sale to the public: As soon as practicable after the registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

Calculation of registration fee

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price	Exercise price per share (2)	Proceeds to KAIH	Amount of registration fee
Common Shares, par value $.001 underlying secured convertible debenture	14,444,444 (3)	$0.09	$1,300,000			$164.70
Shares underlying warrant	4,444,443 (4)			$.17	$755,555	$95.73

Total Registration Fee						$260.44 (5)

1)  Includes shares of our common stock, par value $0.001 per share, which may be offered pursuant to this registration statement, which shares are issuable upon conversion of a convertible debentures and the exercise of warrants held by the selling stockholders. In addition to the shares set forth in the table, the amount to be registered includes an indeterminate number of shares issuable upon conversion of the debentures and the exercise of the warrants as such number may be adjusted as a result of stock splits, stock dividends and similar transactions in accordance with Rule 416. The number of shares of common stock registered hereunder represents a good faith estimate by us of the number of shares of common stock issuable upon conversion of the debentures and upon exercise of the warrants. For purposes of estimating the number of shares of common stock to be included in this registration statement, we calculated a good faith estimate of the number of shares of our common stock that we believe will be issuable upon conversion of the debentures to account for market fluctuations and the number of shares of common stock that we believe will be issuable upon exercise of the warrants to account for antidilution and price protection adjustments. Should the conversion ratio of the secured convertible debentures result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary. In addition, should a decrease in the exercise price as a result of an issuance or sale of shares below the then current market price, result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary.

        (2) Estimated solely for the purpose of determining the registration fee.
(3) Common stock issuable upon conversion of an aggregate of $650,000 in convertible debentures issued in connection with a May 3, 2004 financing to the following investors: Alpha Capital Aktiengesellschaft, Longview Fund, L.P. and Gamma Opportunity Capital Partners, LP.
       (4) Common stock issuable upon the conversion of warrants issued in connection with the convertible notes.
       (5) Previously paid with original filing on Form SB-2, Filed June 21, 2004, File No. 333-116693

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The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effectiveness date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

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PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED December 24, 2004

KAIRE HOLDINGS INCORPORATED
18,888,887 Shares of Common Stock

This prospectus relates to the resale by the selling stockholders of up to 18,888,887 shares of Kaire Holdings Incorporated’s (“KAIH”) common stock, including up to 3,888,889 shares of common stock issuable to Alpha Capital Aktiengesellschaft upon the conversion of $350,000 in secured convertible debentures at $0.09 per share, up to 1,111,111 shares of common stock issuable to Longview Fund, L.P. upon the conversion of $100,000 in secured convertible debentures at $0.09 per share and up to 2,222,222 shares of common stock issuable to Gamma Opportunity Capital Partners, LP upon the conversion of $200,000 in secured convertible debentures at $0.09 per share. In addition 7,222,222 reserve shares are being registered to account for changes in market price. In connection with the convertible notes, the following common stock issuable upon the exercise of warrants at $0.17: 1,944,444 shares of common stock issuable to Alpha Capital Aktiengesellschaft, 555,556 shares of common stock issuable to Longview Fund LP, 1,111,111 shares of common stock issuable to Gamma Opportunity Capital Partners, LP and 833.333 to Bi-Coastal Consulting Corporation.

On May 3, 2004, Kaire issued $650,000 in Convertible Debentures, 8% annual interest rate, pursuant to a Securities Purchase Agreement (the “Agreement”). The convertible debentures can be converted into shares of common stock with the conversion price being the lesser of $0.09 per share, or 85% of the average of the lowest three closing bid prices of the common stock during the 15 trading days preceding the conversion date.

The holders of the 8% convertible debentures may not convert its securities into shares of Kaire’s common stock if after the conversion such holder would beneficially own over 9.9% of the outstanding shares of Kaire’s common stock. The holder may waive this percent ownership restriction upon not less than 61 days notice to KAIH. Since the number of shares of KAIH’s common stock issuable upon conversion of the debentures will change based upon fluctuations of the market price of KAIH’s common stock prior to a conversion, the actual number of shares of KAIH’s common stock that will be issued under the debentures owned by the holders is based on a reasonable good faith estimate of the maximum amount needed.

Alpha Capital Aktiengesellschaft, Gamma Opportunity Capital Partners, LP and Longview Fund, L.P. are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act.

Our Common Stock is quoted on the OTC Bulletin Board under the symbol "KAIH". On December 17, 2004, the closing bid price of our Common Stock on the OTC Bulletin Board was $0.05.

Kaire’s shares of Common Stock are “penny stocks” as defined in the Securities Exchange Act, which are quoted in the over-the-counter market on the OTC Bulletin Board. As a result, an investor may find it more difficult to dispose of or obtain accurate quotations as to the price of the shares of the Common Stock being registered hereby. In addition, the “penny stock” rules adopted by the Commission under the Exchange Act subject the sale of the shares of the Common Stock to certain regulations which impose sales practice requirements on broker-dealers. See the “Risk Factors” section beginning on page 7 of this Prospectus discussing the applicability of the “Penny Stock Rules” to transactions in Kaire’s securities.

Investing in these securities involves significant risks. See "Risk Factors" beginning on page 8 of this Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 24, 2004

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

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Prospectus Summary

This summary contains all material terms of the offering. To understand this offering fully, you should read the entire document carefully. Please pay particular attention to the section entitled “Risk Factors” and the section entitled “Financial Statements”.

Unless otherwise indicated, this Prospectus assumes that any of Kaire Holdings Incorporated’s outstanding options or warrants has not been exercised into shares of Kaire’s Common Stock.

Kaire Holdings Incorporated

History

Kaire Holdings Incorporated (“Kaire”), a Delaware corporation, was incorporated on June 2, 1986 as Interactive Medical Technologies, Ltd. Effective February 3, 1998, Kaire changed its name from Interactive Medical Technologies, Ltd to Kaire Holdings Incorporated in connection with its investment in Kaire International, Inc. ("KII").

In 1992, though its EZ Trac division, Kaire began marketing EZ-Trac Microspheres, a non-radio active diagnostic imaging product-utilizing micron sized particles labeled with fluorescent contrast media. EZ-Trac Microspheres were used in non-human laboratory studies by research facilities, academic centers, and pharmaceutical companies engaged in the development of new pharmaceutical drugs. Kaire discontinued this business in the year 2000.

In December 1997, Kaire entered into an agreement to acquire 80% of Kaire International, Inc. ("KII"), a network marketing firm based in Longmont, Colorado. As part of the proposed acquisition, IMT changed its name to Kaire Holdings, Incorporated (“Kaire”). Kaire was unable to raise all the capital needed to complete the acquisition and was forced to cancel the transaction.

In 1999, Kaire formed YesRx.com, Inc., an Internet drugstore that focused on pharmaceuticals, health, and wellness and beauty products. The internet drugstore was difficult to maintain and was closed down in 2001.

During 2000, Kaire assigned the assets of its EZ TRAC, Inc. division to a new corporation, Stason Biotech, Inc., in exchange for 40% of the outstanding common stock of the new corporation. In addition, Kaire acquired Classic Care Pharmacy (see next paragraph). These transactions transformed Kaire from a provider of medical testing and laboratory analysis to becoming a provider of prescription medication and supplies to senior citizens and individuals needing chronic care. In November of 2000, Kaire exchanged its ownership interest in Stason for the forgiveness a $175,000 note that Kaire owned Stason.

In May 2000, Kaire acquired Classic Care, Inc. (“Classic Care”), which was incorporated in April 1997, under the Laws of the State of California. Classic Care operated as an agency distributor of pharmaceutical products, via a unique prescription packaging system for consumers at senior assisted living and retirement centers in the Los Angeles area. Classic Care purchased prescription drugs in bulk and filled prescriptions for individuals living in the aforementioned facilities. Primary sales were to individuals and consisted of packaged prescription drugs in prescribed dosages. These packaged drug sales were primarily paid for by Medi-Cal, and the balances of the sales that are not covered by Medi-Cal were paid directly by individuals. Classic Care billed Medi-Cal and other third-party payors on behalf of the customer and received payment directly from Medi-Cal.

On April 17, 2002, Classic Care received notification from the Department of Health Services (“DHS”) that the Medi-Cal Program intended to withhold 100% of payments and temporarily suspend and deactivate the Classic Care Pharmacy Medi-Cal provider number. As a result of this notification and to distance ourselves from Classic Care Management, on May 20, 2002, Kaire and the original Classic Care Shareholders reached an agreement to settle all amounts due them and we sold our long-term care services business clients to the original Classic Care shareholders, relinquishing all rights in the long-term services business in return for a release from repaying the promissory notes and contingent payments resulting from the original acquisition. In December 2002, Classic Care was informed by the Department of Health Services (“DHS”) that the Medi-Cal Program was taking the following actions against Classic Care: 1) withholding 100 percent of payment to Classic Care; and 2) temporarily suspending and deactivating Classic Care’s Medi-Cal provider number. With the loss of the medical provider number combined with the lower margin business that remained after the sale of the long-term pharmaceutical services business, we could not support ongoing operations. As of January 4, 2003, we ceased all operations at Classic Care Pharmacy and informally dissolved Classic Care, Inc.

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On February 23, 2004 and again on June 24, 2004 the Department of Health Services (“DHS”) made a demand on Classic Care Pharmacy for settlement of a claimed overpayment to the Pharmacy of $1,566,396.38 pursuant to their audit of the Pharmacy’s record for the period 9/01/98 through 8/31/01. Most of the time period involved occurred prior to when Kaire Holdings, Incorporated acquired Classic Care Pharmacy and we feel Kaire is not liable for any of the amount sought from Classic Care Pharmacy. As of the date of this filing, no demand has been made of Kaire Holdings Incorporated.

In order to continue in the pharmacy services industry, on November 2002, Kaire, through its subsidiary Effective Health, Inc., opened escrow to purchase all tangible and intangible assets of Sespe Pharmacy, a privately held pharmacy located in Fillmore, California. The asset purchase was concluded on January 26, 2003 (see “Present Business” below). Kaire began the process of rebuilding its long-term care services business through Effective Health, Inc.

On March 18, 2003, YesRx, Inc. purchased Entremetrix, a California corporation, by acquiring all of the outstanding capital stock of EntreMetrix, Inc. for a total purchase price of $2,750,000, consisting of a promissory note plus 1,250,000 (post split) restricted shares of Kaire’s Common Stock. Entremetrix provided financial and administrative support for smaller medical companies, long term board and care facilities, and pharmacies, to their administrators, employees, patients, clients and services providers. However, after almost a year of the Professional Employer Organization business, we felt that it was in our best interests to focus our attention and resources on our pharmacy business. Therefore, we exited this industry by unwinding the purchase of EntreMetrix on February 25, 2004. The unwinding terms called for 100% of the outstanding shares of EntreMetrix held by Kaire Holdings Incorporated to be exchanged for the two million five hundred thousand dollars ($2,500,000) note payable to Richard McKinley plus any accrued interest; and (ii) the 1,250,000 (post split) shares of common stock held by Richard McKinley. There are no outstanding liabilities on either side of this transaction. The documents were executed and delivered on February 25, 2004.

On July 10, 2003, Kaire reverse split its common stock at a 200 to one ratio.

Present Business

In order to continue in the pharmacy services industry, on January 26, 2003, our subsidiary, Effective Health, Inc., acquired all the assets of Sespe Pharmacy, which is located in Fillmore, California. Sespe Pharmacy was a retail pharmacy that dispensed on average around 75 retail prescriptions per day. We purchased Sespe Pharmacy to serve as our base of our pharmacy operations of servicing our long term board and care facilities. Through Sespe Pharmacy we distribute prescriptions, incontinence supplies and medical devices required by our client long-term facilities. Our Pharmacy staff includes a pharmacist in charge who managers the pharmacy operations, a pharmacy technician, retail sales clerk, pharmacy sales manager (board & care facilities), and billing manager and delivery personnel.

For the nine months ended September 30, 2004, we generated net revenue in the amount of $1,738,475 and net losses from continuing operations of $1,069,309 and a net loss of $1,061,598. In addition, for the year ended December 31, 2003, we generated net revenue in the amount of $1,256,806 and a net loss of $1,285,847. Our accumulated deficit for the year ended December 31, 2003 was $(40,889,366).

Our principal executive offices are located at 552 Sespe Avenue, Suite D, Fillmore CA 93015, and our telephone number is (805) 524-0024.

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The Offering

Securities Offered by Selling Shareholders
Up to 18,888,887 shares including i) up to 7,222,222 shares of common stock underlying convertible debentures in the aggregate amount of $650,000, ii) 7,222,222 reserve shares to provide market price variations and iii) up to 4,444,443 shares of common stock issuable upon the exercise of purchase warrants at an exercise price of $0.17 per share.

Common Stock Outstanding after the offering	Up to 49,766,139 Shares

Offering Price	The selling shareholders can sell the shares at any price.

Use of Proceeds
This prospectus relates to shares of Kaire Holding Inc’s common stock that may be offered and sold from time to time by the selling stockholders. We will not receive any proceeds from the sale of shares by the selling shareholders. However, we will receive proceeds upon the exercise of any warrants that may be exercised by the selling shareholders. These funds will be used for ongoing operations.

Market for our Common Stock
Our Common Stock is quoted on the Over-the Counter Bulletin Board, also called OTCBB, under the trading symbol "KAIH". The market for our Common Stock is highly volatile. We can provide no assurance that there will be a market in the future for our Common Stock.

The above information regarding common stock to be outstanding after the offering is based on 30,877,252 shares of common stock outstanding as of November 30, 2004 and assumes the subsequent conversion of the $650,000 issued convertible debentures and the exercise of the 4,444.443 warrants.

On May 3, 2004, Kaire issued $650,000 in Convertible Debentures, 8% annual interest rate, pursuant to a Securities Purchase Agreement (the “Agreement”). The convertible debentures can be converted into shares of common stock with the conversion price being the lesser of $0.09 per share, or 85% of the average of the lowest three closing bid prices of the common stock during the 15 trading days preceding the conversion date.

The holders of the 8% convertible debentures may not convert its securities into shares of Kaire’s common stock if after the conversion such holder would beneficially own over 9.9% of the outstanding shares of Kaire’s common stock. The holder may waive this percent ownership restriction upon not less than 61 days notice to Kaire. Since the number of shares of Kaire’s common stock issuable upon conversion of the debentures will change based upon fluctuations of the market price of Kaire’s common stock prior to a conversion, the actual number of shares of KAIH’s common stock that will be issued under the debentures owned by the holders is based on a reasonable good faith estimate of the maximum amount needed.

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Risk Factors

An investment in shares of Kaire Holding Incorporated’s (“ KAIH”) Common Stock involves a high degree of risk. You should carefully consider the following information, which summarizes all material risks, together with the other information contained in this prospectus, before you decide to buy KAIH’s common stock. If any of the following risks actually occur, KAIH’s business would likely suffer. In these circumstances, the market price of KAIH’s common stock could decline, and you may lose all or part of your investment.

Risks Relating to our Business:

KAIH has sustained continuing losses making it a risky investment.

KAIH has a history of losses from operations and does not anticipate realizing a profit during the next fiscal year, therefore an investment in KAIH is at a risk of being lost. Our financial statements highlight that we have a working capital deficiency of $2,366,555 at December 31, 2003 and $2,165,751 at December 31, 2002, plus recurring losses from operations which raise some doubt about our ability to continue as a going concern. For the quarter ending June 30, 2004 we have a working capital deficiency of $1,001,192. The financial statements do not include any adjustments that might result from the outcome of this activity.

KAIH incurred a loss for the year ending December 31, 2003 of $1,285,867, a loss of $3,587,811 in the year ending December 31, 2002 and a loss for the nine months ending September 30, 2004 of $1,061,598. KAIH does not anticipate realizing a profit during the next fiscal year. The accumulated deficit for the year ending December 31, 2003 and 2002 was $40,889,366 and a $39,603,519 respectively. The accumulated deficit through September 30, 2004 was $41,950,352.

We have a history of net losses and negative cash flow and may not be able to satisfy our cash needs from operations.

We reported losses for the first three quarters of 2004 and historically, we have incurred consistent quarterly net losses. Further, we cannot guarantee our current business will generate profits in the future.

Here is a list of some of the factors that may affect the future profitability of our business:

•	It is likely that we will have to allocate significant cash flow to marketing efforts to acquire new customers.
•	There is a national shortage of pharmacists, which may necessitate higher professional personnel costs.
•	In the past, we have allocated significant portions of our operating profits to pay debt. If this pattern continues, our net profits may be affected.
•	Traditionally, there is a difference in time between when we have to pay our suppliers for product and the time we get paid from our customers. This pattern often causes us to carry significant amounts of our revenues as accounts receivable. If we have difficulty collecting these receivables, then we may have to allocate our operating profits to pay suppliers, which may result in our net profits being partially or entirely eroded.

There is substantial doubt that KAIH will have the ability to continue as a going concern due to its failure to cover the cost of goods sold and other expenses which may make it difficult to obtain additional funding.

KAIH’s revenues have been insufficient to cover operating expenses; therefore, KAIH has been dependent on private placements of its common stock and issuance of convertible notes in order to sustain operations. Due to KAIH’s continual losing performance we make no assurances of the following:

•	that proceeds from private or other capital will continue to be available
•	that we will be able to obtain funding on terms that are acceptable to us
•	that revenues will increase to meet KAIH’s cash needs
•	that a sufficient amount of KAIH’s common stock or other securities can or will be sold
•	that any common stock purchase options/warrants will be exercised to fund the operating needs of KAIH.

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Competition in specialty pharmacy business could prevent us from increasing or sustaining revenues or achieving or sustaining profitability.

We may not be able to effectively compete in our businesses due to the fact that many of our competitors are better-financed companies that possess greater access to necessary resources, and who have been in the specialty pharmacy business for a significantly longer period of time than us.

Some of our competitors in the specialty pharmacy business are:

*   CVS ProCare
*   Priority Pharmacy
*   Walgreens
*   Rite-Aid

Although we are attempting to establish ourselves as a provider of specialized pharmacy care products and services to selected niche markets, no assurance can be given that our competitors will not use their many advantages over us, and more directly pursue the customers we are attempting to acquire and those who we have already acquired. As previously discussed above, these competitors may have greater financial resources, stronger management resources and a better ability to enhance their share of the market.

Risks Relating to our Stock:

The issuance of the shares in this offering, plus the existing outstanding convertible notes, will result in dilution.

There are a large number of shares underlying the convertible notes and warrants in this offering that may be available for future sale and the sale of these shares may depress the market price of KAIH’s common stock and may cause substantial dilution to KAIH’s existing stockholders.

The number of shares of common stock issuable upon conversion of the convertible notes in this offering may increase if the market price of KAIH’s stock declines. All of the shares, including all of the shares issuable upon conversion of the notes and debentures and upon exercise of KAIH’s warrants, may be sold without restriction. The sale of these shares may adversely affect the market price of KAIH’s common stock. The issuance of shares upon conversion of the convertible notes and debentures and exercise of outstanding warrants will also cause immediate and substantial dilution to KAIH’s existing stockholders and may make it difficult to obtain additional capital.

The following gives examples of the number of shares that would be issued if the debentures in this offering were converted at one time at prices representing 70%, 50%, and 25% of the current market price (using the maximum offering price of $0.09). As of November 30, 2004, we had 30,877,252 shares of common stock outstanding.

•	70% of current stock price:

KAIH’s stock converted at 70% of current stock price would result in a debenture conversion rate of $.063 cents. To convert the $650,000 in convertible debentures would require 10,317,460 shares of KAIH’s common stock, or 33% of KAIH’s current outstanding shares.

•	50% of current stock price:

KAIH’s stock converted at 50% of current stock price would result in a debenture conversion rate of $.045 cents. To convert the $650,000 in convertible debentures would require 14,444,444 shares of KAIH’s common stock, or 47% of KAIH’s current outstanding shares.

•	25% of current stock price

KAIH’s stock converted at 25% of current stock price would result in a debenture conversion rate of $.0225 cents. To convert the $650,000 of convertible debentures would require 28,888,888 shares of KAIH’s common stock, or 93% of KAIH’s current outstanding shares.

See the “Security Ownership Table”, description of securities and the “Selling Security Holder Table” beginning on page 31, 34 and page 35, respectively, of this Prospectus.

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Further dilution may occur if KAIH enters into additional service contracts in the future, which requires issuance of more common stock shares.

Assuming there was no change in the net tangible book value (net tangible book value means total assets (exclusive of copyrights, patents, goodwill, research and development costs and similar intangible items) minus total liabilities) of KAIH after September 30, 2004 and taking into consideration $558,000 net proceeds received from the sale of debentures, our adjusted net tangible book value as determined after the receipt of net proceeds from such maximum offering amount, totaling $(1,632,078) will be $(.053) per share of common stock. This represents an immediate increase in our net tangible book value of $0.017 per share of Common Stock to the Existing Stockholders, and an immediate dilution of $0.113 per share to the investors purchasing shares of common stock in this offering (the “New Stockholders”).

The following table illustrates this per share dilution at September 30, 2004:

Offering Price per share of Common Stock (Avg)	$0.06

Adjusted net tangible book value (deficit) per share of
Common Stock at June 30, 2004
Before this Offering	$(0.07)

Increase attributable to the Offering	$0.017

Adjusted net tangible book value (deficit)
per share of Common Stock
After this Offering	$(0.053)

Dilution in adjusted net tangible book
Value per share of Common Stock
to New Stockholders	$(0.113)

In addition, further dilution could occur in the future due to any contracts we may enter into with third party entities for consulting or other services should any additional Common Stock shares be issued for those consulting or other services.

The overhang effect from the resale of the selling shareholders securities on the market could result in lower stock prices when converted

Overhang can translate into a potential decrease in KAIH’s market price per share. The common stock underlying unconverted debentures represents overhang. These debentures are converted into common stock at a discount to the market price providing the debenture holder the ability to sell his or her stock at or below market and still make a profit, which is incentive for the holder to sell the shares as quickly as possible to ensure as much profit as possible in case the stock price falls. If the share volume cannot absorb the discounted shares, KAIH’s market price per share will likely decrease. As the market price decreases, each subsequent conversion will require a larger quantity of shares.

Short selling common stock by warrant and debenture holders may drive down the market price of KAIH’s stock.

The warrant and debenture holder may sell shares of KAIH’s common stock on the market before exercising the warrant or converting the debenture. The stock is usually offered at or below market since the warrant and debenture holders receive stock at a discount to market. Once the sale is completed the holders exercise or convert a like dollar amount of shares. If the stock sale lowered the market price, upon exercise or conversion, the holders would receive a greater number of shares then they would have absent the short sale. This pattern may result in the spiraling down of KAIH’s stock’s market price.

The market price of our common stock historically has fluctuated significantly.

Our stock price could fluctuate significantly in the future based upon any number of factors such as: general stock market trends, announcements of developments related to our business, fluctuations in our operating results, a shortfall in our revenues or earnings compared to the estimates of securities analysts, announcements of technological innovations, new products or enhancements by us or our competitors, general conditions in the markets we serve, general conditions in the worldwide economy, developments in patents or other intellectual property rights, and developments in our relationships with our customers and suppliers.

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In addition, in recent years the stock market in general, and the market for shares of technology and other stocks have experienced extreme price fluctuations, which have often been unrelated to the operating performance of affected companies. Similarly, the market price of our common stock may fluctuate significantly based upon factors unrelated to our operating performance. The range of our stock price for each of the past three years can be seen in the table under the section entitled “Market for Common Equity and Related Stockholder Matters” on page 14.

KAIH’s common stock is subject to the "Penny Stock" rules of the SEC and the trading market in KAIH’s securities is limited, which makes transactions in KAIH’s stock cumbersome and may reduce the value of an investment in KAIH’s stock.

KAIH’s shares of Common Stock are “penny stocks” as defined in the Exchange Act, which are quoted in the over-the-counter market on the OTC Bulletin Board. As a result, an investor may find it more difficult to dispose of or obtain accurate quotations as to the price of the shares of the Common Stock being registered hereby. In addition, the “penny stock” rules adopted by the Commission under the Exchange Act subject the sale of the shares of the Common Stock to certain regulations which impose sales practice requirements on broker-dealers. For example, broker-dealers selling such securities must, prior to effecting the transaction, provide their customers with a document that discloses the risks of investing in such securities. Included in this document are the following:

•	The bid and offer price quotes for the penny stock, and the number of shares to which the quoted prices apply.
•	The brokerage firm’s compensation for the trade.
•	The compensation received by the brokerages firm’s salesperson for the trade.

In addition, the brokerage firm must send the investor:

•	Monthly account statement that gives an estimate of the value of each penny stock in your account.
•	A written statement of your financial situation and investment goals.

Legal remedies, which may be available to you, are as follows:

•	If penny stocks are sold to you in violation of your rights listed above, or other federal or state securities laws, you may be able to cancel your purchase and get your money back.
•	If the stocks are sold in a fraudulent manner, you may be able to sue the persons and firms that caused the fraud for damages.
•	If you have signed an arbitration agreement, however, you may have to pursue your claim through arbitration.

If the person purchasing the securities is someone other than an accredited investor or an established customer of the broker-dealer, the broker-dealer must also approve the potential customer’s account by obtaining information concerning the customer’s financial situation, investment experience and investment objectives. The broker-dealer must also make a determination whether the transaction is suitable for the customer and whether the customer has sufficient knowledge and experience in financial matters to be reasonably expected to be capable of evaluating the risk of transactions in such securities. Accordingly, the Commission’s rules may limit the number of potential purchasers of the shares of the Common Stock.

Resale restrictions on transferring “penny stocks” are sometimes imposed by some states, which may make transactions in our stock cumbersome and may reduce the value of an investment in our stock.

Various state securities laws impose restrictions on transferring “penny stocks” and as a result, investors in the Common Stock may have their ability to sell their shares of the Common Stock impaired. For example, the Utah Securities Commission prohibits brokers from soliciting buyers for “penny stocks”, which makes selling them more difficult.

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KAIH’s absence of dividends or the ability to pay them places a limitation on any investors return.

KAIH anticipates that for the foreseeable future, earnings will be retained for the development of its business. Accordingly, KAIH does not anticipate paying dividends on the common stock in the foreseeable future. The payment of future dividends will be at the sole discretion of KAIH's Board of Directors and will depend on KAIH's general business condition. As a result, investors should not rely on an investment in KAIH if they require dividend income, and that the only return on their investment in KAIH, if at all, would come from any appreciation of KAIH’s stock market price.

Information about forward-looking statements

This Prospectus contains certain forward-looking statements, which involve substantial risks and uncertainties. These forward-looking statements can generally be identified because the context of the statement includes words such as "may," "will," "except," "anticipate," "intend," "estimate," "continue," "believe," or other similar words. Similarly, this prospectus also contains forward-looking statements about our future. Forward-looking statements include statements about our:

Plans, Objectives, Goals, Strategies, Expectations for the future, Future performance and events,
Underlying assumptions for all of the above and other statements, which are not statements of historical facts.

These forward-looking statements involve risks and uncertainties discussed in the risk factor section (see page 7), which could cause our actual results to materially differ from our forward-looking statements. We make these forward-looking statements based on our analysis of internal and external historical trends, but there can be no assurance that we will achieve the results set forth in these forward-looking statements. Our forward-looking statements are expressed in good faith and we believe that there is a reasonable basis for us to make them.

We have no obligation to update or revise these forward-looking statements to reflect future events.

Use of proceeds

KAIH will not receive any of the proceeds from the sale of the shares of common stock offered by the selling shareholders under this prospectus. There are warrants being issued with the current funding. If the warrants were exercised, the maximum KAIH would receive proceeds of approximately $708,333.

The proceeds, if any, that KAIH receives from the exercise of warrants will be used for working capital in support of the growing business. If all warrants are exercised, KAIH will use approximately 75% or $531,250 towards the purchase of inventory to provide for the growth of the business. The remaining 25% or $177,083 will be used towards the pay down of payables. If not all warrants are exercised, the percentage of the net proceeds used towards the purchase of inventory and the pay down of payables will remain consistent

If the resale of the warrant shares fails to be registered pursuant to an effective registration statement under the Securities Act, this warrant may affect a cashless exercise, including a calculation of the number of shares of Common Stock to be issued upon such exercise. In the event of a Cashless Exercise, in lieu of paying the Exercise Price in cash, the holder shall surrender this Warrant for that number of shares of Common Stock determined by multiplying the number of Warrant Shares to which it would otherwise be entitled by a fraction, the numerator of which shall be the difference between the then current market price per share of the common stock and the exercise price, and the denominator of which shall be the then current market price per share of common stock. For example, if the holder is exercising 100,000 warrants with a per warrant exercise price of $0.17 per share through a cashless exercise when the Common Stock’s current Market Price per share is $0.20 per share, the holder will receive 15,000 shares of Common Stock.

The foregoing represents KAIH’s current best estimate of our use of the proceeds derived from the exercise of the warrants to purchase the shares of Common Stock offered in this prospectus, if any, based upon our present plans, the state of our business operations and current conditions in the industry in which we operate. KAIH reserves the right to change the use of the proceeds if unanticipated developments in our business, business opportunities, or changes in economic, regulatory or competitive conditions, make shifts in the allocations of proceeds necessary or desirable.

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Market for Common Equity and Related Stockholder Matters

Our common stock is quoted on the Over-the Counter Bulletin Board, also called the OTCBB, under the trading symbol “KAIH”. The following table set forth the quarterly high and low bid prices per share for our common stock. The bid prices reflect inter-dealer prices, without retail markup, markdown, or commission and may not represent actual transactions.

	High	Low
Year ended December 31, 2001
First quarter	$ 0.19	$ 0.06
Second quarter	0.06	0.01
Third quarter	0.02	0.01
Fourth quarter	0.05	0.00
Year ended December 31, 2002
First quarter	$ 0.01	$ 0.00
Second quarter	0.01	0.00
Third quarter	0.00	0.00
Fourth quarter	0.00	0.00
Year ended December 31, 2003 *
First quarter *	$ 0.56	$ 0.16
Second quarter *	0.80	0.10
Third quarter *	0.28	0.06
Fourth quarter *	0.10	0.04
Year ended December 31, 2004
First quarter	$ 0.32	$ 0.05
Second quarter	$ 0.19	$ 0.10
Third Quarter	$ 0.15	$ 0.05

* adjusted for the 200 to 1 reverse split

As of November 30, 2004, there were approximately 815 registered shareholders of KAIH’s Common Stock with 30,877,252 shares issues and outstanding.

Dividends

To date, the Company has not declared or paid dividends on its Common Stock.

Transfer Agent and Registrar

KAIH’s transfer agent is Jersey Transfer and Trust Company, 201 Bloomfield Avenue, Verona, NJ 07044.

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Summary Financial Information

The summary historical financial data should be read in conjunction with the financial statements (and notes thereto) of our Company and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this Prospectus.

	Year ended December 31,		Nine months ended September 30,
	2003	2002	2004	2003
	(Audited)		(Unaudited)
Gross Profit	$ 371,888	$ 294,044	$ 413,052	$ 228,312
Total Operating Costs	1,417,055	3,157,894	1,482,361	892,279
Loss from Operations	(1,045,167)	(2,863,850)	(1,069,309)	(663,967)

Provision for Income Taxes	(1,600)	(3,200)	(3,404)	(2,165)
Other income (expenses), net	(57,331)	(52,449)	(210,446)	(92,600)
Gain (loss) from discontinued	(181,749)	(668,312)	221,561	(121,593)
Net Loss	$(1,285,847)	$(3,587,811)	(1,061,598)	$ (880,325)
Weighted average Common
Shares outstanding	4,453,420	1,809,139	25,018,482	3,820,374

Total Earning per share - basic and diluted	$ (0.29)	$ (1.98)	$ (0.04)	$ (0.23)

Total Assets	$ 510,333	$ 285,182	$ 695,559	$ 3,378,865
Total Liabilities	$ 2,889,049	$ 2,423,628	$ 2,327,639	$ 5,796,230
Shareholders’ equity	$(2,378,716)	$(2,138,446)	$(1,632,081)	$ (2,417,365)

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Management’s Discussion and Analysis of Financial Condition or Plan of Operation

Critical Accounting Policies

The Company recognizes revenue for pharmacy operations at the time the product is shipped to the customer or services are rendered. Outbound shipping and handling charges are included in net sales.

Professional employment services revenue is recognized at the payroll date of the customer or as services is rendered. The payroll fee is due prior to the payroll date, but is not considered revenue until the date of the payroll. The company reports gross income as the total cost of the invoice for the staffing services rendered including gross payroll, payroll taxes, workers compensation, administrative fees and delivery fees. Amounts received prior to the payroll payment date are classified as deferred revenue.

Plan of Operation

General

Our general operating plan focuses on delivering specialized programs and services targeted areas within the senior and chronic health care market. We believe this approach will help differentiate us from our competitors and establish us as a senior and chronic health care specialist. We also believe that the size of the aging baby boomer generation will create the need for numerous additional programs and services required to properly care for this group. Kaire will continue to position itself to take advantage of future market opportunities by continuing to develop and market products, programs and services that help patients comply with increasingly complex medication therapies including programs that help educate patients about their chronic conditions as well as programs that increase pharmacy operating efficiencies including the processing of state and private insurance claims.

Short Term Goals

Kaire’s main short term goal is to increase sales revenue and achieve profitability on an operational cash flow basis. We believe that goal will be achieved by second quarter 2005. Once achieved, the Company will be able to reduce or eliminate the need to raise additional working capital to sustain operations. Achieving this goal would include accomplishing the following:

•  Increase our pharmaceutical sales to long-term care facilities by putting a greater emphasis on contacting such facilities.
•  Continue marketing efforts to build revenues in medical supplies which typically have a higher margin than pharmaceuticals.
•  Enhance operational efficiencies during this expansion mode such as by installing procedures for routine functions and reassign employee functions that fit their strengths..

Long Term Goals

Our long term goals would be to expand on our short term goals, i.e. expand our service coverage area to increase sales and to introduce service programs that would be custom tailored to meet the needs of our clients as those needs arise.

Our work force is expected to stay flat or increase at a rate equal to actual increases of our business operations.

In our opinion sufficient working capital will be available from internal operations and from outside sources during the next twelve months thereby enabling us to meet our obligations and commitments as they become payable. Historically, we have been successful in our efforts to secure working capital from private placements of common stock securities, bank debt, loans from private investors and the exercise of warrants for common stock. However, although we have been successful in the past in securing working capital from private placements, there is always the possibility that we may not be successful in obtaining financings, private or otherwise, in the future.

Historically, Company revenues have been insufficient to cover operations. For the first nine month period ending September 30, 2004, Kaire has used approximately $87,000 a month in negative cash flow. Consequently, the Company has relied in part on private placements of common stock securities, bank debt, loans from private investors and the exercise of common stock warrants to meet operational needs. However, with revenue growing in each month, we believe that in the coming months there will be sufficient working capital generated from sales combined with a reduction of expenses to cover operational needs thereby reducing or eliminating the Company’s reliance on private placements of common stock securities, bank debt and loans from private investors to meet operational needs.

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In the event that revenue growth does not meet expectations, the Company may again need to seek working capital from its normal sources. Historically, the Company has been successful in its efforts to secure working capital from private placements of common stock securities, bank debt, loans from private investors and the exercise of warrants for common stock. However, there can be no assurances that private or other capital will continue to be available, to meet the Company’s cash needs, or that a sufficient amount of the Company’s common stock or other securities can or will be sold or that any common stock purchase options/warrants will be exercised to fund the operating needs of the Company

Results of Operations

Three and nine Months Ended September 30, 2004 Compared to September 30, 2003

Revenues
For the three and nine-months ended September 30, 2004, revenues were approximately $641,103 and $1,738,475 respectively, for an increase of $318,051 and $890,395 respectively for the same periods in 2003. The increase in sales is the result of an increase in the sales of prescription drugs, nutrition products and incontinence supplies due to an increase in our long-term care business in 2004 versus 2003. Through our sales efforts in 2004, we have increased the number of facilities we serve in Southern California.

Cost of Goods Sold

Cost of goods sold for the three and nine-month period ending September 30, 2004 was $483,993 and $1,325,423 respectively, for an increase of $247,777 and $705,655 over the same periods in 2003. This increase is a direct result of the increase is sales.

Gross Profit

Gross profit for products and services was $157,110 and $413,052 for the three and nine months ended September 30, 2004, an increase of $ 70,274 for the three-month period and an increase of $ 184,740 over the prior nine-month period. The gross profit margin for the three and nine months ended September 30, 2004 was 24.5% and 23.8% respectively.

Operating Expenses

Operating expenses for the three and nine month period ended September 30, 2004 were $306,013 and $1,482,361 respectively for an increase of $116,480 and $590,082 from the same period prior year. The $590,082 increase in expenses is mainly attributable to a $381,320 increase in consulting services, plus an increase of $27,968 in marketing expenses which is a result of putting together sales brochures and holding seminars for facilities, an increase of $22,012 in automobile expense, an increase in legal expenses of $38,902 as a result of the H.D. Smith lawsuit, an increase of $161,411 in Salaries as a result of having an extra pharmacist for most of the year, plus an increase in selling expense of $15,092 offset by decreases in depreciation expense of $15,149, a decrease in rent expense of $8,083, a decrease in accounting fees of $30,796 with the remaining decrease of $2,595 being made up of miscellaneous items. We continue to employ consultants to provide strategic advice.

Interest Expense

Interest expense the three and nine month period ended September 30, 2004 was $83,901 and $331,701 respectively for an increase of $40,215 and $211,396 for the comparable three and nine month period prior year. The increase is a result of the increase accrued on the convertible debt issued in December 2003 and April 2004.

Federal Income Tax

No provision was made for Federal income tax since the Company has incurred significant net operating losses from inception. Through September 30, 2004, the Company incurred a net operating loss for tax purposes of approximately $1,283,159. The net operating loss carry forward may be used to reduce taxable income through the year 2014. The Company's tax returns have not been audited by the Internal Revenue Service. The carry forward amounts may therefore be subject to audit and adjustment. As a result of the Tax Reform Act, the availability of net operating loss carry forwards can be deferred, reduced or eliminated under certain circumstances. Due to uncertainty regarding the realization of our deferred tax assets, we have recorded a full valuation.

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Year Ended December 31, 2003 Compared to Year Ended December 31, 2002

Net revenue from continuing operations for the year ended December 31, 2003 was $1,256,806 as compared to $1,891,003 for the same period in 2002, or a decrease of $634,197. The decrease in net revenues was attributable to the closing down of the Classic Care Pharmacy operations offset by the prescription sales from to our Sespe pharmacy. We are continuing to build our pharmacy services to the long term care market in Southern California.

Gross profit for the year ended December 31, 2003 was $371,888 as compared to $294,044 for the same period in 2002, or an increase of $77,844. The gross profit percentage of 29.6% for the period ended December 31, 2003 increased from 15.6% for the same period in the prior year. The increase was attributable to the discontinuation of supplying low margin ADAP patients (“Aids Drug Assistance Program”) which was serviced by the Classic Care Pharmacy.

Operating expenses for the period ending December 31, 2003 were $1,417,055 as compared to $3,157,894 for the same period in 2002, or a decrease of $1,740,839. The decrease is mainly attributable to a 2002 one-time charge of $1,461,538 for the impairment of goodwill resulting from sale of the long term care business of Classic Care. All other operating expenses decreased in aggregate by $279,301 from the same period prior year. The decrease in all other operating expenses was mostly attributable the following: 1) Salaries decreased $29,307, 2) General administration decreased $156,285, 3) Depreciation expense decreased $60,924, 4)Selling expenses decreased $748 and 5) rent decreased 32,037 due to the vacating of the Classic Care Pharmacy location. The $156,285 decrease in general administration consists primarily of increases in 1) consulting of $308,340, 2) legal expenses of $25,177, 3) outside services and contact labor of $19,040, offset by decreases in 1) computer services of $11,086, 2) land-line telephone expenses of $23,848, 3) billing software charges of $40,272, 4) building repairs of $24,888, 5) taxes and licenses of $32,700 6) other compensation expenses of $12,319, 7) and miscellaneous items of $151,159.

Interest expense was $83,146 for the year ended December 31, 2003 as compared to $284,234 for the same period in 2002, or a decrease of $201,088. The interest expense decrease in 2003 was primarily a result of the amortization of the amount attributable to the beneficial conversion feature and warrants associated with convertible debt. The amortization of such amounts in 2003 was approximately $24,000, which is significant decrease from 2002.

No deferred income tax benefit was recognized for Federal and State income tax since we have incurred significant net operating losses. We recorded a valuation allowance against our deferred tax assets primarily due the substantial doubt regarding recoverability of a tax benefit resulting from net operating loss carry forwards.

The net loss for Kaire decreased $2,301,964 for the year ending December 31, 2003 of $1,285,847 from $3,587,811 for the year ending December 31, 2002. The decrease in net loss was principally due the decrease in cost of goods sold of $712,041, the one time charge in 2002 for the impairment of goodwill of $1,461,538 and the reduction in general and administrative expenses of $156,285.

Liquidity and Capital Losses

Nine Months Ended September 30, 2004 Compared to September 30, 2003

On September 30, 2004 the Company had assets of $695,559 compared to $510,333 on December 31, 2003, an increase of $185,226. The increase mainly consists of increases in receivables of $195,900 and inventory of $60,885 offset by a $39,930 decrease in advances to shareholders, a decrease of $29,239 in discontinued operation assets and a decrease in other items netting to $2,390.

As of September 30, 2004 the Company’s working deficit decreased $1,201,259 from $2,366,555 at December 31, 2003 to $1,165,296. This decrease is primarily a result of the conversion of $485,341 in the current portion of convertible debt, a decrease in account payable and accrued expenses of $497,425, a decrease in loans payable of $68,384, an increase of $88,622 in advances from shareholders, a decrease in income taxes payable of $13,853 and a decrease in accrued interest payable of $31,985 and a decrease of $665 in notes payable - related parties plus the increase in current assets of $192,228. We were able to convert amounts due to our CEO for prior compensation into shares of our common stock.

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Net non-cash items affecting operating activities for the nine months ended September 30, 2004 amounted to $537,365 which mainly consisted of the net loss of the nine month period of $1,061,598 plus the following: 1) the gain on the sale of EntreMetrix of $276,848, 2) the gain on extinguishment of notes payable and related interest of $107,742, 3) the decrease of miscellaneous other items of $31,716, offset by the following 1) the change in assets and liabilities from discontinued operations of $29,239, 2) the loss from operations of discontinued operations of $55,287, 3) common stock issued for professional services and compensation of $648,785, 4) amortization of warrant and beneficial conversion feature of $185,514, and deprecation and amortization of $21,714.

Net cash used by operating activities for the nine months ending September 30, 2004 amounted to $785,983, consisting of: 1) the increase of accounts receivable of $195,900, 2) the increase of other receivables and assets of $3,960, 3) the decrease in inventories of $60,885 and 4) the increase of accrued interest on convertible notes of $84,673, offset by the following 1) the decrease in shareholder advances of $39,930, 2) decrease in prepaid expenses of $226, 3)decrease in income and sales tax payable of $15,507, and 4) the decrease in account payable and accrued expenses of $97,195.

Net cash used by investing activities amounted to $14,712, which consisted of the purchase of a delivery vehicle.

Net cash generated by financing activities amounted to $801,573, consisting primarily of a $650,000 increase in convertible notes payable and an increase of $208,622 in notes payable to shareholders, offset by $190,374 in payments on loans.

Year Ended December 31, 2003 versus Year Ended December 31, 2002

Net cash generated by (used) in operating activities for the year ended December 31, 2003 and 2002 was $(285,100) and $203,181, respectively. In 2003 we had an increase in cash used in operating activities of $488,281. The increase in cash used from operating activities was principally due to the following: 1) a decrease non-cash adjustments to net income of $938,608, 2) a decrease in deposits of $8,370, which is primarily due to the lease on new facilities 3) a increase in advances to shareholders of $39,930, 4) inventory purchase increased by $69,160, 5) an increase in income and sales tax payable of $4,000, 6) an increase in accrued interest on convertible debt of $55,477 and 7) an increase in accounts payable and accrued expenses of $269,102.

Net cash used in investing activities for the year ended December 31, 2003 and 2002 was $54,352 and $33,585 respectively, reflecting an increase of $20,767. This change is due to purchases of equipment of $81,928 offset by the cash acquired in the acquisition of EntreMetrix of $27,576. We disposed of assets during the year which resulted in a loss of $12,000. We did not receive any cash proceeds as a result of the disposition of fixed assets.

Net cash generated by (used in) financing activities was $364,151 and $(211,947) for the year ended December 31, 2003 and 2002, respectively, reflecting an increase of $576,098. This increase was principally due to 1) proceeds from convertible debentures of $370,000, 2) proceeds from notes payable and related parties of $5,746, 3) net proceeds from notes payable - shareholders of $38,089, 4) payments on notes payable - shareholders of $2,000 and 7) payments on loans to the prior owner of Sespe Pharmacy of $47,684.

On December 31, 2003 the Company had total assets of $510,333 compared to $285,182 on December 31, 2002. The Company had a total stockholder's (deficit) equity of $(2,378,716) on December 31, 2003 compared to a stockholders deficit of $(2,138,446) on December 31, 2002, a decrease of $240,270. As of December 31, 2003 the Company's working capital position decreased by $200,804 from a working capital deficit of $2,165,751 at December 31, 2002 to a working capital deficit of $2,366,555 at December 31, 2003. This result was attributed primarily to an increase in account payable offset by an increase in inventory.

With the closing of Classic Care, our on going revenues may be insufficient to cover the cost of revenues and operating expenses. Therefore, we may be dependent on private placements of our common stock and issuance of convertible notes in order to sustain operations. In addition, there can be no assurances that the proceeds from private or other capital will continue to be available, or that revenues will increase to meet our cash needs, or that a sufficient amount of our common stock or other securities can or will be sold or that any common stock purchase options/warrants will be exercised to fund our operating needs.

Over the next twelve months, management is of the opinion that sufficient working capital will be obtained from operations and external financing to meet our operating needs. To help in that matter we have reduced operating expenses and have taken the following steps in 2004:

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1.     We have reduced net headcount by three which reduces monthly payroll by $10,000.

2. We have established a billing priority to speed up government reimbursements.

3. Financing activities for the nine months ending September 30, 2004 generated net cash of $801,573, consisting of proceeds from the exercise of warrants totaling $132,000 plus net cash proceeds from issuing convertible notes payable of $581,616.

Conversion of Debentures into Common Stock

During the period January 1, 2004 to April 2, 2004, holders of the Company’s 8% convertible debentures elected to convert an aggregate of $552,000 (principal and interest) into 17,011,518 shares of the Company’s common stock.

Issuance of Common Stock for Services

In March 2004, the Company issued 2,405,000 shares of common stock to employees and consultants, with a market value of $649,000, for consulting services provided to the Company. Included in this issuance amount are
1,000,000 shares issued to the Chairman and CEO as payment for prior year deferred compensation.

Warrant Conversion

The Company converted warrants issued to debt holders into 2,200,000 shares of its common stock at an exercise price of $0.06.

Going Concern

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. However, the Company has experienced net losses of $1,061,598 and $880,325 for the nine months ended September 30, 2004 and 2003, respectively. The Company also had a net working deficit of $1,165,296 for the nine months ended September 30, 2004. Additionally, the Company must raise additional capital to meet its working capital needs. If the Company is unable to raise sufficient capital to fund its operations, it might be required to discontinue its pharmacy operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. In view of the matters described above, recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheet is dependent upon the Company’s ability to generate sufficient sales volume to cover its operating expenses and to raise sufficient capital to meet its payment obligations. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence. Management raised an additional $650,000 in debt financing in May 2004, and the Company has previously relied on equity financing sources and debt offerings to fund operations. The Company's reliance on equity and debt financing will continue, and the Company will continue to seek to enter into strategic acquisitions.

Management has previously relied on equity financing sources and debt offerings to fund operations. The Company's reliance on equity and debt financing will continue, and the Company will continue to seek to enter into strategic acquisitions.

Operating and Capital Leases

In January 2003, the Company entered into an operating lease agreement for a pharmacy in Fillmore, California. The pharmacy facility is approximately 835 square feet and will serve as our new corporate headquarters. Payments under the lease will be $1,170 per month, and will commence on January 26, 2003, and will continue through the initial lease term of five years. The Company has options to renew the lease for two five-year periods and to purchase the facility at its estimated fair market value at any time during the lease term.

In June of 2002, we leased a 7,334-square-foot building located at 8135 Clybourne Ave, Sun Valley, CA 91352, to serve as our corporate headquarters and storage facility. The lease is for a period of two years, ending June 2004, with monthly lease payments of $3,420.00. At our request, the landlord has found a new tenant for this property and we will be vacating it in the month February 2004.

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Contingent Liability

The Company accrues and discloses contingent liabilities in its consolidated financial statements in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 5, Accounting for Contingencies. SFAS No. 5 requires accrual of contingent liabilities that are considered probable to occur and that can be reasonably estimated. For contingent liabilities that are considered reasonably possible to occur, financial statement disclosure is required, including the range of possible loss if it can be reasonably determined. The Company has disclosed in its audited financial statements several issues that it believes are reasonably possible to occur, although it cannot determine the range of possible loss in all cases. As these issues develop, the Company will continue to evaluate the probability of future loss and the potential range of such losses. If such evaluation were to determine that a loss was probable and the loss could be reasonably estimated, the Company would be required to accrue its estimated loss, which would reduce net income in the period that such determination was made.

Other Events:

The Annual Shareholder meeting was held on January 31, 2002. Shareholder approval was received on the following proposals:

1.	To re-elect the Board of Director to hold office until the next Annual Meeting of Stockholders or until a successor is elected; and

2.	To approve the action of the Board request of increasing the stock authorized to nine hundred million (900,000,000) shares.

3.	To approve the appointment of Pohl, McNabola, Berg & Company LLP as auditors for Kaire Holdings Incorporated.

4.	To approve the spin-off of Classic Care Pharmacy as a separate public company.

On March 28, 2003, a preliminary 14C informational proxy was filed with the Securities and Exchange Commission in lieu of a special meeting of the shareholders; notice was hereby given that the following actions will be taken pursuant to the written consent of a majority of our shareholders. The following actions became effective on or about May 5, 2003:

1. amendment of our certificate of incorporation to provide for a stock combination (reverse split) of the Common Stock in an exchange ratio to be approved by the Board, ranging from one newly issued share for each two outstanding shares of Common Stock to one newly issued share for each two hundred outstanding shares of Common Stock.

2	the ratification of the appointment of Pohl, McNabola & Berg, LLP as our independent accountants for the current fiscal year.

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Our Business

History

Kaire Holdings Incorporated (“Kaire”), a Delaware corporation, was incorporated on June 2, 1986 as Interactive Medical Technologies, Ltd. (“IMT”). Effective February 3, 1998, Kaire changed its name from Interactive Medical Technologies, Ltd. to Kaire Holdings Incorporated in connection with its investment in Kaire International, Inc. ("KII"). . Kaire’s headquarters are currently in Fillmore, California.

From 1986 through May of 2000, Kaire’s EZ-TRAC division was in operation. This division sold non-radioactive diagnostic imaging microspheres along its companion Investigator Partner Service (IPS) that provided quantitative laboratory analysis to customers who used the EZ-Trac micro sphere products in their research studies. Customers included private and government research facilities, academic centers, and hospitals engaged in the study regional blood flow under laboratory conditions. The majority of customers relied on research grants to fund their blood flow studies, which ultimately limited the size and opportunity of that market due to decreasing budgets plus it had become clear that EZ-Trac could not effectively compete against the larger established competitors; therefore we discontinued marketing the EZ-Trac products and services in May 2000.

In December 1997, Kaire entered into an agreement to acquire 80% of Kaire International, Inc. ("KII"), a network marketing firm based in Longmont, Colorado. As part of the proposed acquisition, IMT changed its name to Kaire Holdings, Incorporated (“Kaire”). Kaire was unable to raise all the capital needed to complete the acquisition and was forced to cancel the transaction.

In May of 1999, Kaire began marketing a range of health oriented consumer products through our newly developed VitaPlanet.com e-commerce Internet site. We changed VitaPlanet’s name to YesRx.com and transformed the business to an online drug store and pharmacy providing specialized pharmacy services, over-the-counter products, and nutrition and personal care products supported by comprehensive health information to targeted segments of the senior health care market.

As part of the planned YesRx.com expansion program, Kaire acquired the 4-year-old Classic Care Pharmacy in June 2000. Located in Los Angeles, California Classic Care Pharmacy provided specialized pharmacy care to residential board and care facilities in southern California. Through Classic Care Pharmacy, Kaire gained revenues, increased the total number of patients served and established a conventional distribution center for pharmacy operations that also included fulfillment for YesRx.com’s California business. Kaire retained the existing Classic Care Pharmacy management who were responsible for day to day pharmacy operations. The acquisition was made with a combination of cash and stock. The purchase price consisted of (i) cash, (ii) short-term promissory notes, and (iii) and the issuance of our common stock. The existing Classic Care Pharmacy management was retained to operate Classic Care Pharmacy.

In January 2001, we introduced the YesRx HIV Health Advocate Program. This program was designed to improve medication compliance for HIV patients who were being treated with complex anti-viral medication therapies. The program contained several elements including specialized medication packaging, one on one patient counseling and comprehensive health and disease information and patient education.

In November 2001, we sought to restructure the schedule of remaining payments due Classic Care, Inc. under the acquisition agreement due a significant fall in the market price of our common stock. The original shareholders of Classic Care, Inc and us agreed to a plan to "Spin-Off" of Classic Care, Inc. On January 31, 2002, at the annual shareholder meeting, shareholders approved the "Spin Off Agreement" plan.

In May 2002, we abandoned our plans to “Spin-Off” Classic Care Pharmacy due to a notice dated April 17, 2002 that we received from State of California Department of Health Services (“DHS”) informing us that they were suspending our Medi-Cal license and was withholding 100% of our Medi-Cal payments. The DHS alleged that based on their investigation Classic Care had fulfilled prescriptions without proper authorization. Upon review of the supporting documentation, our external and internal counsel believed that the facts presented by the Department of Health Services were inaccurate and that its position was unfounded and appealed their decision.

Unable to win an administrative appeal, in December 2002, Classic Care was informed by the Department of Health Services (“DHS”) that they were: 1) withholding 100 percent of MediCal payments to Classic Care and 2) suspending and deactivating Classic Care’s Medi-Cal provider number.

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We had few choices but to sell Classic Care Pharmacy’s long-term care facility business. We transferred that business, which amounted to approximately 80% of the total revenue, back to the original Classic Care, Inc. shareholders in exchange for a release from repaying any outstanding payments and promissory notes related to that acquisition. We retained approximately 20% of the overall business, which primarily was the Health Advocate Program,

On January 4, 2003, we ceased all operations at Classic Care Pharmacy and dissolved Classic Care, Inc. With the loss of the medical provider number combined with the lower margin business that remained after the sale of the Medi-Care and Medi-Cal business, we could not support ongoing operations and pay the remaining vendor debt. The Health Advocate Program was also discontinued.

On March 18, 2003, YesRx, Inc. purchased Entremetrix, a California corporation, by acquiring all of the outstanding capital stock of EntreMetrix, Inc. for a total purchase price of $2,750,000, consisting of a promissory note plus 1,250,000 (post split) restricted shares of KAIH Common Stock. Entremetrix provides financial and administrative support for smaller medical companies, long term board and care facilities, and pharmacies, to their administrators, employees, patients, clients and services providers. However, after almost a year of the Professional Employer Organization business, we felt that it was in our best interests to develop our pharmacy business and discontinue our employer services business. Therefore, on February 12, 2004 documents were drafted for the unwinding of the purchase of EntreMetrix which occurred on Februray25, 2004. The terms called for 100% of the outstanding shares of EntreMetrix held by Kaire Holdings Incorporated to be exchanged for the two million five hundred thousand dollars ($2,500,000) note payable to Richard McKinley plus any accrued interest; and (ii) the two hundred fifty million (250,000,000) pre-split (1,250,000 post split) shares of common stock held by Richard McKinley. There were no outstanding liabilities on either side of this transaction. The executed documents were delivered on February 25, 2004.

Present Business

In order to continue in the pharmacy services industry, on January 26, 2003, our subsidiary, Effective Health, Inc., acquired all the assets of Sespe Pharmacy, which is located in Fillmore, California. Sespe Pharmacy was a retail pharmacy that dispensed on average around 75 retail prescriptions per day. We purchased Sespe Pharmacy to serve as our base of our pharmacy operations of servicing our long term board and care facilities. Through Sespe Pharmacy our primary source of revenue is from the distribution of prescriptions, incontinence supplies and medical devices required by our client long-term facilities. We currently fill approximately 225 prescriptions a day and service approximately 25 small and large facilities and are not dependent upon any one facility for our revenue.

The services we provide are directed at helping chronic patients residing in assisted living facilities maintain compliance with their medication therapies as well as enabling their care providers to monitor patient progress and or any adverse drug reactions. We utilize specialized medication blister packs which contain 30 day supplies of medications.  Specialized services include providing monthly cycle medications along with in service training and education for facility caregivers, monthly drug reviews and processing all patient insurance claims. Specialized products include specialized bubble pack medication packaging, portable facility medication carts and emergency medication kits for night or weekend patient emergencies.

Due to the high cost and low margin of HIV drugs and the logistical problems created by the high level of personal attention required to service each client, we were able to continue the HIV health advocate program. We discontinued the program when we moved to the Sespe facility.

Our Pharmacy staff includes a pharmacist in charge who managers the pharmacy operations, a pharmacy technician, retail sales clerk, pharmacy sales manager (board & care facilities), and billing manager and delivery personnel.

Property

Effective Health entered into an operating lease agreement for the Sespe pharmacy. The pharmacy facility is approximately 835 square feet. Payments under the lease are $1,170 per month and will continue through the initial lease term of five years. Effective Health has options to renew the lease for two five-year periods and to purchase the facility at its estimated fair market value at any time during the lease term.

The common stock transactions during 2004 were as follows:

•	4,812,523 shares of common stock were issued to Alpha Capital Aktiengesellschaft pursuant to Rule
144k.
•	3,058,035 shares of common stock were issued to Gamma Opportunity Capital Partner LP pursuant to
Rule 144k.
•   4,436,676 shares of common stock were issued to Longview Fund LP pursuant to Rule 144k.
•  2,678,570 shares of common stock were issued to Churchill Investments, Inc. pursuant to Rule 144k.

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The common stock transactions during 2003 were as follows:

• On March 21, 2003, a holder of the Company’s 8% convertible debentures elected to convert an aggregate of $1,776 principal amount of the debentures and $324 of related interest into 15,000 shares (pre-split 3,000,000 shares) of the Company’s common stock.

• On December 26, 2003, a holder of the Company’s 8% convertible debentures elected to convert an aggregate of $20,000 principal amount of the debentures and into 600,000 (post split) shares of the Company’s common stock.

• The Company issued 75,000 (presplit 15,000,000) shares of its common stock to a consultant for providing management and financial consulting services. The market value of the services received was $22,500.

• The Company issued 288,733 shares (pre-split 57,746,665 shares) of its common stock to various consultants in lieu of cash payments for services rendered. The aggregate value of services was $86,620.

• The Company issued 700,000 shares (pre split 140,000,000 shares) of its common stock under the terms of the 2003 Legal and Consulting Services Plan. The common stock issued had an aggregate market value of $196,000.

• The Company issued 1,250,000 shares (pre-split 250,000,000) shares of its common stock, which had an approximate market value of $250,000, in connection with the acquisition of EntreMetrix, Inc.

The common stock transactions during 2002 were as follows:

Authorization to Effect a Reverse Stock Split of 200 to 1.

• The Company converted $138,000 in 8% convertible notes payable into 315,123 shares (pre-split 63,024,775 shares) of its common stock and $13,969 of related interest into 38,512 shares (pre-split 7,702,352 shares) of its common stock.

• The Company issued 15,000 shares (pre-split 30,000,000) shares of common stock, with a market value of $54,000, for consulting services provided to the Company.

• The Company converted stock options issued to consultants into 274,850 shares (pre-split 54,970,000) shares of its common stock in a cashless conversion. The Company recorded consulting expense of $199,305.

Product Liability Insurance

We carry no direct product liability insurance, relying instead on the coverage maintained by our distributors and manufacturing sources from whom we obtains product. There is no assurance that this insurance will adequately cover any liability claims brought against us. There also can be no assurance that we will be able to obtain our own liability insurance (should we seek to do so) on economically feasible terms. Our failure to maintain our own liability insurance could materially adversely affect our ability to sell our products in the future. Although no product liability claims have been brought against us to date, if there were any such claims brought against us, the cost of defending against such claims and any damages paid by us in connection with such claims could have a materially adverse impact upon us, including our financial position, results of operations and cash flows.

On any product liability actions sought concerning the quality of the drugs distributed by Sespe Pharmacy, we would be indemnified by our distributors and manufacturing resources.

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Competition

Retail and Specialized Pharmacy Services

There is significant competition among the retail independent and chain drug stores and pharmacies such as Save-on and Rite-Aid. Many of these retail competitors are larger, better-financed companies with greater resources. The majority of the larger companies compete for individual retail customers on the basis of price and convenience. Few offer the types of specialized programs and services that we do.

We believe that we can successfully compete against larger better-financed independent and chain drug stores by delivering high quality products and services to select market segments, rather than delivering high volume average service. However, this does preclude the possibility that the larger independent and chain stores will not introduce their own specialized programs that target similar market segments.

Patents, Licenses and Trademarks

Not Applicable

Royalty Agreements

Not Applicable

Government Regulations

Specialized Pharmacy Services

All pharmacies, in every state are subject to the regulations of various federal agencies, including the United States Drug Enforcement Agency, and by various state agencies, which in our state is the California State Board of Pharmacy, and Department of Health Services. Presently, we are compliant with all federal and state regulations related to our businesses.

Employer Support Programs and Services

The market for outsourced employer support programs and services is not subject to federal or state regulations that affect pricing and business operations.

Research and Development Plan

Not Applicable

Employees

We currently have 2 full-time corporate employees, 4 full time employees with Effective Health, Inc. (dba Sespe Pharmacy).

Management

The Company has a sole director and executive officer, and his age and position with the Company as of December 31, 2003 is as follows:

Name	Age	Office	Since
Steven R. Westlund	58	Chairman and CEO	1995

Steven Westlund has been the Chief Executive Officer and a director of Kaire since May 1995 and was elected Chairman of the Board in December 1995. Mr. Westlund was Chairman of the Board and Chief Executive Officer of Vitafort International Corporation from May 1993 through May 1995. Vitafort manufactured and sold fat free foods. From January 1991 to May 1993, Mr. Westlund was Chief Executive Officer of Lorenz/Germaine Incorporated and concurrently from January 1991 to June 1992 he acted as Chairman and Chief Executive Officer of Auto Giant. Mr. Westlund specializes in corporate restructuring and the development and marketing of specialized products and services.

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Directors receive no remuneration at this time. All Kaire Directors are entitled to reimbursement of funds advanced to pay expenses in connection with our Company's business. Our Company has not established specific committees within the Board of Directors.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on its review of the copies of such reports furnished to the company and written representations that no other reports were required during the fiscal year ended December 31, 2001, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with.

Executive compensation

The following table sets forth certain summary information regarding compensation paid by the Company for services rendered during the fiscal years ended December 31, 2003, 2002 and 2001, respectively, and the interim periods of 2004, to the Company’s sole officer, Steve Westlund during such periods.

Summary Compensation Table

Executive Compensation:

Payouts	Annual Compensation				Long Term Compensation Awards
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Name and Principal Position	Year	Salary	Bonus	Other Annual Compensation ($)	Restricted Stock Awards ($)	Securities Underlying Options/SAR (#)	LTIP Payouts ($)	All Other Compensation ($)
Steve Westlund CEO	2004	100K				2,000,000
	2003	100K				33,333
	2002	100K
	2001	100K

Options/SAR Grants in the Last Fiscal Year

Name	Number of Securities Underlying Options/SARS Granted	% of Total Options/SARS Granted to Employees in Fiscal Year	Exercise or Base Price	Expiration Date
Steven R. Westlund	0

Employment Agreements

Steve Westlund: On April 1, 2000, Mr. Westlund signed a three-year employment agreement (attached hereto as Exhibit 10.36). The contract calls for Mr. Westlund to be paid a base salary of $8,333.33 per month for the first year of the term. Mr. Westlund’s base salary shall increase 15 % per year for the second year and third years, respectively, per the agreement. The current agreement has been extended for one year and will continue on a year to year basis, unless modified by either party.

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Although Mr. Westlund’s Employment Agreement states that his salary is to be $8,333.33 per month, his actual pay has been $ 4,000.00 per month. Mr. Westlund is entitled to be paid the balance of his monthly compensation in either cash or equity. Additionally, in 2001, Mr. Westlund had been granted an option to purchase up to 20,000 shares of Kaire Common Stock over the next 5 years at an option price of $10 per share. To date, Mr. Westlund has exercised 19,833 shares of the Company’s Common Stock. The current agreement has been extended for one year and will continue on a year to year basis, unless modified by either party.

The CEO also receives a commission of 3% of the merger price for any mergers or acquisitions completed by the Company during the term of the agreement.

Compensation of Directors:

Directors receive no remuneration for their services as directors at this time.
The Company offers disability insurance to all its employees and health insurance to certain employees. The Company has adopted no retirement, pension, profit sharing or other similar programs.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information known to the Company with respect to the beneficial ownership of the Company’s common stock as of January 30, 2004 by (i) each person who is known by the Company to own beneficially more than 5% of the Company's common stock and (ii) KAIH's sole director and executive officer, and (iii) all officers and directors of KAIH as a group. Except as otherwise listed below, the address of each person is c/o Kaire Holdings Incorporated, 552 Sespe Avenue, Suite D, Fillmore CA 93015.

Name and Address Of Beneficial Owner Owned (1)	Number of Shares beneficially to offering	Percent of (2) class prior offering	Percent of (3) class after offering
Steve Westlund 552 Sespe Avenue, Suite D Fillmore, CA 93015	2,395,000	7.1%	4.8%

ALPHA Capital Aktiengesellschaft (4) Pradafant 9490 Furstentums Vaduz, Liechtenstein	5,833,333 (7)	17%	11.7%

Gamma Opportunity Capital Partners, LP (5) British Colonial Centre of Commerce One Bay Street, Suite 401 Nassau (NP), The Bahamas	3,333,333 (8)	11%	6.6%

Longview Fund, L.P. (6) 1325 Howard Avenue, #422 Burlingame, CA 94010	1,666,666 (9)	5.7%	3.3%

Officers and Directors as a group	1,395,000	7.1%	4.8%

(1) Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of June 30, 2004 are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person. Except as pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned.

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(2) Percentage based on 30,877,242 shares of common stock outstanding as of November 30, 2004, plus shares underlying each shareholders convertible note.

(3) Percentage based on 49,766,139 shares of common stock outstanding, plus shares underlying each shareholders convertible note (i.e. after the offering).

(4) Alpha Capital Aktiengesellschaft: In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, Konard Ackerman may be deemed the control person of the shares owned by such entity. ALPHA Capital AG is a private investment fund that is owned by all its investors and managed by Mr. Ackerman.

(5) Gamma Opportunity Capital Partners, LP: In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, Gamma Capital Advisors, Ltd., an Anguilla, British West Indies company, is the general partner to the stockholder Gamma Opportunity Capital Partners, LP, a Cayman Islands registered limited partnership, with the power to vote and dispose of the common shares being registered on behalf of the stockholder. As such, Gamma Capital Advisors, Ltd. may be deemed to be the beneficial owner of said shares. Christopher Rossman and Jonathan P. Knight, PhD. are the Directors of Gamma Capital Advisors, Ltd., each possessing the power to act on its behalf. Gamma Capital Advisors, Ltd., Christopher Rossman and Jonathan P. Knight, PhD. each disclaim beneficial ownership of the shares of common stock being registered hereto

(6) Longview Fund, LP is a private investment fund that is in the business of investing publicly-traded securities for their own accounts and is structured as a limited liability company whose members are the investors in the fund. The General Partner of the fund is Viking Asset Management, LLC, a California limited liability company which manages the operations of the fund. Peter T. Benz is the managing member of Viking Asset Management, LLC. As the control person of the shares owned by Longview Fund, LP, Peter T. Benz may be viewed as the beneficial owner of such shares pursuant to Rule 13d-3 under the Securities Exchange Act of 1934.

(7) Concerning Alpha Capital Aktiengesellschaft: Assuming $350,000 of funding Convertible Debentures converted at $0.09 plus 1,944,444 warrants.

(8) Concerning Gamma Opportunity Capital Partners, LP: Assuming $200,000 of Convertible Debentures converted at $0.09 plus ----------------------1,111,111 warrants.

(9) Concerning Longview Fund, LP: Assuming $100,000 of Convertible Debentures converted at $0.09 plus 555,555 warrants.

Certain Relationships and Related Transaction

Profit Ventures, Inc.

Mr. Joel Rubenstein was the Managing Director of Classic Care, and his spouse is a shareholder in the Company. Mr. Rubenstein is also a trustee of the Shagrila Trust, which is the parent company of Profit Ventures, Inc. In 2000, Classic Care, entered into an agreement with Profit Ventures, Inc., to purchase products from Classic Care. Sales to Profit Ventures, Inc., were none and $201,954 for 2003 and 2002, respectively. Sales to Profit Ventures ceased in April 2002.

Joel Rubenstein

Mr. Rubenstein did not receive a portion of his compensation for serving as the Managing Director of Classic Care. Mr. Rubenstein has $30,000 in compensation due from the Company for his services. The amount is included in the accrued liabilities as of December 31, 2003. In August 2002, Mr. Rubenstein resigned his position as managing director of Classic Care, Inc.

Mr. Rubenstein received advances from the Company totaling $26,000 in 2002. In January 2002, Mr. Rubenstein advanced $150,000 to the Company, which was repaid by the Company. In February 2002, the Company advanced to Mr. Rubenstein $26,000, and the Company has received payments of $30,500 in, 2002, which resulted in no amounts being due to or from Mr. Rubenstein as of December 31, 2002.

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Transactions with Shareholders

Sarit Rubenstein

In May 2002, the Company repaid the entire principal balance of $82,750 for an unsecured note payable to Mrs. Sarit Rubenstein, a shareholder and an original owner of Classic Care. The borrowing was due originally in October 2000, and bears an interest rate of 6% per annum. The accrued interest was forgiven pursuant the sale agreement for the long-term care services business.

During fiscal year ended December 31, 2002 Classic Care, Inc. borrowed an additional $13,000, but repaid this advance in May 2002. As of December 31, 2003 and 2002, there are no outstanding amounts due to or from Mrs. Rubenstein.

Steve Oscherowitz

Mr. Steve Oscherowitz, a shareholder of the Company who was the majority shareholder in Classic Care prior to its purchase by the Company, has an agreement with the Company, under which he loaned funds to and borrowed funds from the Company. In previous years, this individual has loaned to Classic Care Pharmacy funds to meet its short-term working capital needs. The Company advanced to this individual $338,540 during 2002, and he has repaid to the Company $749,704 in 2002. The terms of the borrowings allow the Company to request repayment on demand. Mr. Oscherowitz repaid the Company in full on June 30, 2002.

The Company has an unsecured note payable to Mr. Steve Oscherowitz, a shareholder and an original owner of Classic Care. The borrowing was due originally in October 2000, and had become due on demand and bore an interest rate of 6% per annum. The outstanding balance on the note of $167,250 was paid on June 30, 2002 through the offset of a note receivable. As of December 31, 2003 and 2002, there are no outstanding amounts due to or from Mr. Oscherowitz.

Richard McKinley

Richard McKinley, President of Entremetrix, advanced $82,000 to Entremetrix in 2003. These advances are a component of net assets of discontinued operations held for sale.

Description of Securities

General

Our authorized capital stock consists of 900,000,000 shares of Common Stock at $.001 par value, of which 30,927,252 shares are issued and outstanding, respectively, at October 31, 2004.

The following is a description of the securities of KAIH taken from provisions of our Company’s Articles of Incorporation and By-laws, each as amended. The following description is a summary of the material terms in our articles of incorporation and bylaws, as currently in effect.

Common Stock

Holders of the common stock are entitled to one vote for each share held in the election of directors and in all other matters to be voted on by shareholders. Stockholders have cumulative voting rights in the election of directors. Holders of common stock are entitled to receive dividends as may be declared from time to time by our board of directors out of funds legally available. In the event of liquidation, dissolution or winding up, holders of common stock are to share in all assets remaining after the payment of liabilities.

Every holder of stock in Kaire shall be entitled to have a certificate, signed by, or in the name of the corporation by, the chairman or vice-chairman of the board of directors, or the president or a vice-president and the treasurer or an assistant treasurer, or the secretary of Kaire, certifying the number of shares owned by him in the corporation. If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations, or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or the back of the certificate which the corporation shall issue to represent such class of series of stock, provided that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or the back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. When a certificate is countersigned (1) by a transfer agent other than Kaire or its employee, (2) by a registrar other than Kaire or its employee, the signatures of such officers may be facsimiles.

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Warrants and Options:

On May 5, 2004, KAIH issued four Warrants to purchase an aggregate of 4,166,667 shares of common stock of KAIH with an exercise price of $.0.17 to the following: 1) Alpha Capital Aktiengesellschaft for 1,994,444 shares, 2) Longview Fund, L.P. for 555,556 shares and 3) Gamma Opportunity Capital Partners, LP for 1,111,111 shares. These warrants will expire in five years.

Penny Stock Disclosure Requirements:

See discussion in risk factor section, page 11, with the heading “KAIH’s common stock is subject to the "Penny Stock" rules of the SEC and the trading market in KAIH’s securities is limited, which makes transactions in KAIH’s stock cumbersome and may reduce the value of an investment in KAIH’s stock.”

SELLING SHAREHOLDERS

Shares Eligible for Future Sale

On the date of this offering, KAIH has 30,927,252 shares of Common Stock outstanding. Sales of a substantial number of shares of KAIH’s Common Stock in the public market following this offering could adversely affect the market price of the Common Stock. KAIH is registering with this document 18,888,887 shares of Common Stock for resale, all of which will be freely tradable without restriction or further registration under the Securities Act. 14,444,444 of the underlying common shares (of which 7,222,222 are reserve shares) that are being registered through this document pertain to the 8%, $650,000 in convertible debenture held by various investors.

The Shares being offered for resale by our Selling Stockholders are issuable in accordance with § 4(2) and Rule 506 under the Securities Act of 1933, as amended (the "Securities Act"),

Recent Financing

On May 3, 2004, Kaire issued $650,000 in Convertible Debentures, 8% annual interest rate, pursuant to a Securities Purchase Agreement (the “Agreement”). The convertible debentures can be converted into shares of common stock with the conversion price being the lesser of $0.09 per share, or 85% of the average of the lowest three closing bid prices of the common stock during the 15 trading days preceding the conversion date.

The holders of the 8% convertible debentures may not convert its securities into shares of Kaire’s common stock if after the conversion such holder would beneficially own over 9.9% of the outstanding shares of Kaire’s common stock. The holder may waive this percent ownership restriction upon not less than 61 days notice to KAIH. Since the number of shares of KAIH’s common stock issuable upon conversion of the debentures will change based upon fluctuations of the market price of KAIH’s common stock prior to a conversion, the actual number of shares of KAIH’s common stock that will be issued under the debentures owned by the holders is based on a reasonable good faith estimate of the maximum amount needed.

The holders of the 8% convertible debentures may not convert its securities into shares of KAIH’s common stock if after the conversion such holder would beneficially own over 9.9% of the outstanding shares of KAIH’s common stock. The holder may waive this percent ownership restriction upon not less than 61 days notice to KAIH. Since the number of shares of KAIH’s common stock issuable upon conversion of the debentures will change based upon fluctuations of the market price of KAIH’s common stock prior to a conversion, the actual number of shares of KAIH’s common stock that will be issued under the debentures owned by the holders is based on a reasonable good faith estimate of the maximum amount needed.

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Selling Shareholder Table

The table below sets forth information concerning the resale of shares of Common Stock by the Selling Stockholder. We will not receive any proceeds from the resale of the Common Stock by the Selling Stockholder nor will we receive proceeds from the exercise of the warrants.

Assuming the Selling Stockholder sells all the shares registered below, the Selling Stockholder will no longer continue to own any shares of our Common Stock.

The following table also sets forth the name of the person who is offering shares of common stock by this prospectus, the number of shares of common stock beneficially owned by such person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock such person will own after the offering, assuming he sells all of the shares offered.

Selling Stockholder	Shares Beneficially Owned Prior to the Offering		Shares Offered For Sale (6)	Shares Beneficially Owned After Offering If All Offered Shares Are Sold
	Number of Shares	Percentage(5)		Number of Shares	Percentage
Alpha Capital Aktiengesellschaft	9,722,221	23.9	9,722,221	0	0
Longview Fund, LP(2)	2,777,777	8.2	2,777,777	0	0
Gamma Opportunity Capital Partners LP (3)	5,555,555	13.2	5,555,555	0	0
Bi Coastal Consulting Group (4)	833,333	2.6	833,333	0	0

* The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholder has sole or shared voting power or investment power and also any shares, which the selling stockholder has the right to acquire within 60 days. The actual number of shares of common stock issuable upon the conversion of the debentures and exercise of the debenture warrants is subject to adjustment depending on, among other factors, the future market price of the common stock, and could be materially less or more than the number estimated in the table.

The above investors do not hold any position or office, or has had any material relationship with us or any of our affiliates within the past three years

The selling shareholders are not broker-dealers or affiliates of a broker-dealer.

(1) Alpha Capital Aktiengesellschaft: In accordance with Rule 13d-3 under the Securities Exchange ACT of 1934, Konard Ackerman may be deemed the control person of the shares owned by such entity. ALPHA Capital AG is a private investment fund that is owned by all its investors and managed by Mr. Ackerman. Mr. Ackerman disclaims beneficial ownership of the shares of common stock being registered hereto.

(2)  Longview Fund, L.P. is a private investment fund that is in the business of investing publicly-traded securities for their own accounts and is structured as a limited liability company whose members are the investors in the fund. The General Partner of the fund is Viking Asset Management, LLC, a California limited liability company which manages the operations of the fund. Peter T. Benz is the managing member of Viking Asset Management, LLC. As the control person of the shares owned by Longview Fund, LP, Peter T. Benz may be viewed as the beneficial owner of such shares pursuant to Rule 13d-3 under the Securities Exchange Act of 1934.

(3) Gamma Opportunity Capital Partners, LP: In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, Gamma Capital Advisors, Ltd., an Anguilla, British West Indies company, is the general partner to the stockholder Gamma Opportunity Capital Partners, LP, a Cayman Islands registered limited partnership, with the power to vote and dispose of the common shares being registered on behalf of the stockholder. As such, Gamma Capital Advisors, Ltd. may be deemed to be the beneficial owner of said shares. Christopher Rossman and Jonathan P. Knight, PhD. are the Directors of Gamma Capital Advisors, Ltd., each possessing the power to act on its behalf. Gamma Capital Advisors, Ltd., Christopher Rossman and Jonathan P. Knight, PhD. each disclaim beneficial ownership of the shares of common stock being registered hereto.

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(4) Bi Coastal Consulting Group is a California Corporation whose control person is Peter Benz who may be viewed as the beneficial owner of such shares pursuant to Rule 13d-3 under the Securities Exchange Act of 1934.

(5)	Percentages are based on 30,927,252 shares of our common stock outstanding as of October 30, 2004.

(6)	This column represents the total number of shares of common stock that each selling security holder intends to sell based on the current market price at the time the registration statement was first filed.

Plan of Distribution

Each selling stockholders will most likely sell their shares on the open market. Our stock is quoted on the OTCBB under the symbol KAIH.

Therefore, the selling stockholders may, from time to time, sell any or all of their shares of common stock on any stock exchange, market, or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. There is no assurance that the selling stockholders will sell any or all of the common stock in this offering. The selling stockholders may use any one or more of the following methods when selling shares:

•	Ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers.

•	Block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction.

•	Purchases by a broker-dealer as principal and resale by the broker-dealer for its own account.

•	An exchange distribution following the rules of the applicable exchange

•	Privately negotiated transactions

•	Short sales or sales of shares not previously owned by the seller

•	Broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share

•	A combination of any such methods of sale any other lawful method

The selling stockholders may also engage in

•	Short selling against the box, which is making a short sale when the seller already owns the shares.

•	Other transactions in our securities or in derivatives of our securities and the subsequent sale or delivery of shares by the stockholder.

•	Pledging shares to their brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer to sell the pledged shares.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from selling stockholders in amounts to be negotiated. If any broker-dealer acts as agent for the purchaser of shares, the broker-dealer may receive commission from the purchaser in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

31

The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholders defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other such person. In the event that the selling stockholders are deemed affiliated purchasers or distribution participants within the meaning of Regulation M, then the selling stockholders will not be permitted to engage in short sales of common stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In regards to short sells, the selling stockholder can only cover its short position with the securities they receive from us upon conversion. In addition, if such short sale is deemed to be a stabilizing activity, then the selling stockholder will not be permitted to engage in a short sale of our common stock. All of these limitations may affect the marketability of the shares.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares are “underwriters” within the meaning of the Securities Act for such sales. An underwriter is a person who has purchased shares from an issuer with a view towards distributing the shares to the public. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be considered to be underwriting commissions or discounts under the Securities Act.

Because the following selling shareholder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act, they will be subject to the prospectus delivery requirements:

•	Alpha Capital Aktiengesellschat
•	Longview Fund, L.P.
•	Gamma Opportunity Capital Partners, LP

We are required to pay all fees and expenses incident to the registration of the shares in this offering. However, we will not pay any commissions or any other fees in connection with the resale of the common stock in this offering. We have agreed to indemnify the selling shareholders and their officers, directors, employees and agents, and each person who controls any selling shareholder, in certain circumstances against certain liabilities, including liabilities arising under the Securities Act. Each selling shareholder has agreed to indemnify KAIH and its directors and officers in certain circumstances against certain liabilities, including liabilities arising under the Securities Act.

If the selling stockholder notifies us that they have a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholder and the broker-dealer.

Legal Proceedings

Patent Claim

In 2003, an individual filed a complaint against us alleging breach of contract and fraud and related business torts related to certain patents that the plaintiff transferred to us. We believe that the plaintiff’s claims are without merit. Although we reached a tentative settlement in this matter, the Plaintiff has failed to execute the settlement and the case was dismissed.

Department of Health Services - Medi-Cal Action Against Classic Care Pharmacy

On April 17, 2002 the Department of Health Services (“DHS”) notified the management of Classic Care Pharmacy that the Medi-Cal Program intended to withhold 100% of payments and temporarily suspend and deactivate the Classic Care Pharmacy Medi-Cal provider number.

32

The Department of Health Services ("DHS") took this action after having reviewed the prescriptions on record at Classic Care Pharmacy. The DHS stated that they had reviewed thirty-two prescriptions, and that two of the ten prescribing physicians had denied treating the patients and writing the prescriptions. The DHS cited Classic Care Pharmacy for violations of CCR, Title 22, Sec.51476.1, (a) and 51476.1(a)(2), which states that written prescriptions must contain the name of the prescribing physician and their provider number. Based on its findings the DHS and the Medical Program concluded that Classic Care Pharmacy might have intentionally committed fraud.

Classic Care management retained outside counsel shortly after receiving the DHS notice to review the Department of Health Services findings. After reviewing the supporting DHS material, outside counsel informed Classic Care management that it believed the facts presented by the DHS were inaccurate and that its position was unfounded. Classic Care management and its principle shareholders obtained written affidavits from most of the physicians whose prescriptions had been reviewed by the DHS confirming that they had treated the patients and did prescribe the medications.

On April 29, 2002, outside counsel contacted the DHS to discuss its findings and present the documentation supporting their position. DHS informed outside counsel that they would have to follow the standard appeal process, which normally requires two or more months to complete. Classic Care Pharmacy instructed outside counsel to seek an ex parte temporary restraining order against the DHS for their failure to show cause regarding their actions. On May 8, 2002, in the Superior Court for the state of California, the Court granted Classic Care’s ex parte request issuing a preliminary injunction against the DHS and reinstated Classic Care Pharmacy’s medical provider number. The Court set May 24, 2002 as the date for the DHS to show cause. On May 24, 2002, the DHS was still not prepared to show cause. The court granted a 30-day extension.

Classic Care, Inc and Classic Care Pharmacy administrative appeal failed. Once the appeal took place the Superior court could no longer uphold our lack for due process claim and the DHS canceled Classic Care Pharmacy’s medical provider number. The justice department has not taken any further action against Classic Care Pharmacy. Subsequently we dissolved Classic Care Pharmacy.

Except as otherwise specifically indicated above, we believe that we do not have any material liability for any lawsuits, settlements, judgments, or fees of defense counsel which have not been paid or accrued as of December 31, 2002.

H.D. Smith Wholesale Drug Company - Action for breach of contact and other various causes of action

On April 2, 2003, H.D. Smith filed a complaint in the State of California, Superior Court, Los Angeles against Classic Care, Inc., Kaire Holdings, Inc., Sarit Rubenstein, Steven Oscherowitz and Larisa Vernik for various causes of action relating amounts owed for certain drugs that were delivered to Classic Care. H.D. Barnes is seeking $430,205 plus interest. Kaire feels this is a Classic Care issue and very little if any of the amounts owed relates to Kaire Holdings. This case is still in the discovery stage.

Experts

The financial statements of KAIH at December 31, 2003 and 2002, appearing in this Prospectus and Registration Statement have been audited by Pohl, McNabola, Berg & Company, LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

Legal Matters

Legal matters concerning the issuance of shares of common stock offered in this registration statement will be passed upon by Naccarato & Associates, Owen Naccarato, Esq.

Other Available Information

We are subject to the reporting requirements of the Securities and Exchange Commission (the "Commission"). We file periodic reports, proxy statements and other information with the Commission under the Securities Exchange Act of 1934. We will provide without charge to each person who receives a copy of this prospectus, upon written or oral request, a copy of any information that is incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are themselves specifically incorporated by reference). Requests should be directed to: Steve Westlund.

33

We have filed a registration statement on Form SB-2 under the Securities Act of 1933 Act with the Commission in connection with the securities offered by this Prospectus. This Prospectus does not contain all of the information that is the registration statement; you may inspect without charge, and copy our filings, at the public reference room maintained by the Commission at 450 Fifth Street, N.W. Washington, D.C. 20549. Copies of this material may also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W. Washington, D.C. 20549, at prescribe rates.

Information about the public reference room is available from the commission by calling 1-800-SEC-0330.

The commission maintains a web site on the Internet that contains reports, proxy and information statements and other information regarding issuers that file electronically with the commission. The address of the site is www.sec.gov. Visitors to the site may access such information by searching the EDGAR archives on this web site.

We have not authorized anyone to provide you with any information that is different.

The selling security holders are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where such offers and sales are permitted.

The information contained in this Prospectus is accurate as of the date of this prospectus. We will keep this prospectus up to date and accurate.

Financial Statements

Our Financial Statements begin on page F-1

Changes In and Disagreements with Accountants on Accounting and Financial Disclosure

None

34

Kaire Holdings Incorporated
and Subsidiaries

Consolidated Financial Statements
for the Years Ended
December 31, 2003 and 2002

Kaire Holdings Incorporated
and Subsidiaries

Consolidated Financial Statements

December 31, 2003 and 2002

C O N T E N T S

Report of Independent Certified Public Accountants	F1

Consolidated Balance Sheets	F2 -F3

Consolidated Statements of Operations	F4

Consolidated Statements of Stockholders’ Equity	F5

Consolidated Statements of Cash Flows	F6 - F8

Notes to Consolidated Financial Statements	F9 - F40

Report of Independent Certified Public Accountants

Board of Directors and Stockholders
Kaire Holdings Incorporated

We have audited the accompanying consolidated balance sheets of Kaire Holdings Incorporated and subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of operations, stockholders' equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Kaire Holdings Incorporated and subsidiaries as of December 31, 2003 and 2002, and the consolidated results of their operations and their consolidated cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency, which raises doubts about its ability to continue as a going concern. Management’s plans regarding those matters also are described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/Pohl, McNabola, Berg & Company LLP

Pohl, McNabola, Berg & Company LLP
San Francisco, CA
March 31, 2004

F-1

KAIRE HOLDINGS INCORPORATED
AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 2003 AND 2002

ASSETS

	2003	2002

Current Assets
Cash and cash equivalents	$45,055	$20,356
Accounts receivable (net of allowance for doubtful accounts
of $0 and $45,000 in 2003 and 2002, respectively)	66,762	22,267
Other receivables	115,157	156,782
Advances to shareholders	39,930	-
Inventory	85,228	-
Deposits	45,549	53,919
Net assets of discontinued operations held for sale - Entremetrix	29,239	-
Assets of discontinued operations - Classic Care	-	4,553

Total Current Assets	426,920	257,877

Other Assets
Property and equipment, net of accumulated depreciation	83,413	27,305

Total Other Assets	83,413	27,305

Total Assets	$510,333	$285,182

(continued)

-F2-

KAIRE HOLDINGS INCORPORATED
AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (CONTINUED)
AS OF DECEMBER 31, 2003 AND 2002

LIABILITIES AND STOCKHOLDERS' EQUITY

	2003	2002

Current Liabilities
Accounts payable and accrued expenses	$842,934	$573,832
Income tax payable	14,500	10,500
Loans payable	68,384	-
Notes payable - related parties	5,746	-
Advances from shareholders	63,707	27,818
Liabilities of discontinued operations - Classic Care	698,816	757,868
Accrued interest - convertible debt	230,821	175,344
Convertible notes - current portion	868,567	878,266

Total Current liabilities	2,793,475	2,423,628

Long term liabilities
Convertible notes payable and debentures	95,574	-

Total long term liabilities	95,574	-

Total Liabilities	2,889,049	2,423,628

Stockholders' equity
Common stock, $0.001 par value
900,000,000 shares authorized; 7,393,007 and
2,163,691 shares issued and outstanding, respectively	7,393	2,163
Additional paid in capital	38,503,257	37,462,910
Accumulated deficit	(40,889,366)	(39,603,519)

Total Stockholders' Equity	(2,378,716)	(2,138,446)

Total Liabilities and Stockholders' Equity	$510,333	$285,182

- F3 -

KAIRE HOLDINGS INCORPORATED
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDING DECEMBER 31, 2003 AND 2002

	2003	2002

Net revenues	$1,256,806	$1,891,003
Cost of goods sold	(884,918)	(1,596,959)

Gross Profit	371,888	294,044

Operating Expenses
Salaries	441,190	470,497
Depreciation and amortization	38,036	98,960
General and administrative	879,706	1,035,991
Selling expense	6,575	7,323
Rent	51,548	83,585
Impairment of goodwill	-	1,461,538

Total Operating Expenses	1,417,055	3,157,894

Loss from operations	(1,045,167)	(2,863,850)

Other Income (Expenses)
Interest expense	(83,146)	(284,234)
Miscellaneous income	27,760	86,899
Settlement of notes payable	10,055	169,886
Gain (loss) on disposal of assets	(12,000)	(25,000)

Total Other Income (Expenses)	(57,331)	(52,449)

Loss from continuing operations before income taxes	(1,102,498)	(2,916,299)

Provision for income taxes	(1,600)	(3,200)

Loss from continuing operations	(1,104,098)	(2,919,499)

Discontinued operations
Income from operations of discontinued segment (Classic Care), net
income tax expense of $800 for both years	15,313	(459,815)

Loss from operations of discontinued segment (Entremetrix), net
of income tax expense of $800 for the year ended December 31, 2003	(239,055)	-

Gain (loss) on disposal of assets of discontinued segment (Classic Care)	41,993	(208,497)

Net Loss	$(1,285,847)	$(3,587,811)

(Loss) earnings per weighted average share of
common stock outstanding
From continuing operations	$(0.25)	$(1.61)
From discontinued operations	(0.04)	(0.37)
Total (loss) earnings per share	$(0.29)	$(1.98)

Weighted-average shares outstanding -basic and diluted	4,453,420	1,809,139

-F 4 -

KAIRE HOLDINGS INCORPORATED
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
FOR THE YEARS ENDING DECEMBER 31, 2003 AND 2002

			Additional
	Common Stock		Paid-In	Accumulated
	Shares	Amount	Capital	Deficit	Total

Balance, December 31, 2001	1,385,205	$1,384	$37,058,415	$(36,015,708)	$1,044,091

Issued for conversion of notes payable	315,124	315	137,685	-	138,000

Issued for convertible note interest	38,512	39	13,930	-	13,969

Issued for professional services	424,850	425	252,880	-	253,305

Net loss	-	-	-	(3,587,811)	(3,587,811)

Balance, December 31, 2002	2,163,691	2,163	37,462,910	(39,603,519)	(2,138,446)

Issued for conversion of notes payable	615,000	615	21,485	-	22,100

Bond discount	-	-	158,571	-	158,571

Warrant issuance	-	-	127,600	-	127,600

Issued for professional services and compensation	3,363,733	3,364	483,941	-	487,305

Acquisition of Entremetrix	1,250,000	1,250	248,750	-	250,000

Other	583	1	-	-	1

Net loss	-	-	-	(1,285,847)	(1,285,847)

Balance, December 31, 2003	7,393,007	$7,393	$38,503,257	$(40,889,366)	$(2,378,716)

- F5 -

KAIRE HOLDINGS INCORPORATED
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDING DECEMBER 31, 2003 AND 2002

	2003	2002
Increase (decrease) in cash and cash equivalents
Net loss	$(1,285,847)	$(3,587,811)
Adjustments to reconcile net loss to net cash used
in operating activities
Depreciation and amortization	38,036	98,960
Allowance for bad debts	-	45,000
Write-off of accounts receivable	(45,000)	-
Reserve for other receivables	-	300,000
Amortization of warrant and bond issuance discount	23,826	182,461
Common stock issued for professional services and compensation	487,305	253,305
Common stock issued for payment of interest	324	13,969
Loss on disposal of assets	12,000	-
Loss on investment	-	25,000
(Income) loss from operations of discontinued operations - Classic Care	(15,313)	459,015
(Gain) Loss on disposition of assets of discontinued operations - Classic Care	(41,993)	208,497
Assets of discontinued operations held for sale - entreMetrix	(29,239)	-
(Income) loss from operations of discontinued operations - entreMetrix	239,055
Change in net assets and liabilities of discontinued operations - Classic Care	54,499	1,128,586
Gain on settlement of note payable	-	(169,886)
Impairment of goodwill	-	1,461,538
Other	7,258	-
Non-cash other income	-	(35,115)

Total adjustments to net income	$(555,089)	$383,519

Cash flow from operating activities:
Changes in operating assets and liabilities:
Trade accounts receivable	$505	$90,132
Deposits	8,370	(49,169)
Other receivables and assets	41,625	(456,782)
Advances to shareholders	(39,930)	-
Inventory	(69,160)	-
Income and sales tax payable	4,000	800
Accrued interest on convertible notes	55,477	42,533
Accounts payable and accrued expenses	269,102	192,148

Cash flow generated by (used in) operating activities	$(285,100)	$203,181

Cash flow from investing activities:
Purchase of property and equipment	$(81,928)	$(33,585)
Cash acquired in acquisition of entreMetrix, Inc.	27,576	-

Net cash generated by (used in) investing activities	$(54,352)	$(33,585)

Cash flow from financing activities:
Proceeds from notes payable - shareholders	$38,089	$45,318
Payments on notes payable - shareholders	(2,000)	-
Proceeds from notes payable - Classic Care shareholders	-	222,954
Payments on loans	(47,684)	-
Proceeds from notes payable - related parties	5,746	(17,500)
Payments on notes payable - Classic Care shareholders	-	(396,290)
Capital lease payments	-	(66,429)
Proceeds from convertible debenture	370,000	-

Net cash generated by (used in) financing activities	$364,151	$(211,947)

(continued)

- F6 -

KAIRE HOLDINGS INCORPORATED
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
FOR THE YEARS ENDING DECEMBER 31, 2003 AND 2002

	2003	2002
Net (decrease) increase in cash
and cash equivalents	$24,699	$(42,351)

Cash and cash equivalents at beginning of year	20,356	62,707

Cash and cash equivalents at end of period	$45,055	$20,356

Supplementary disclosures of cash flow information
Cash paid during the year for
Interest	$4,463	$21,773
Income taxes	$-	$3,200

Supplemental schedule of non-cash investing and financing activities:
During the year ended December 31, 2003, the Company entered into the following non-cash transactions:

Issued 615,000 shares of common stock for conversion of $21,776 of principal on notes payable, and $628 of accrued interest.

In March 2003, the Company returned $26,625 of vehicles under capital leases to the lessors.

Issued 3,363,733 shares of common stock for legal and consulting services valued at $487,305

In January 2003, the Company acquired assets of
Sespe Pharmacy
Inventory	$81,068
Property and equipment	100,000
Assets acquired	181,068

Cash paid	(65,000)
Notes payable	(116,068)
Net	$-

In March 2003, the Company acquired entreMetrix, Inc. for 1,250,000 shares of common stock and a note payable for $2.5 million
Cash acquired in transaction	$27,576
Accounts receivable	958
Prepaid expenses and other assets	135,253
Goodwill	2,906,985
Property and equipment	51,323
Accounts payable and accrued expenses	(262,620)
Notes payable	(109,475)
Issuance of common stock - acquisition	(250,000)
Note payable - acquisition	(2,500,000)
$-

(continued)

- F7 -

KAIRE HOLDINGS INCORPORATED
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
FOR THE YEARS ENDING DECEMBER 31, 2003 AND 2002

Supplemental schedule of non-cash investing and financing activities:

During the year ended December 31, 2002, the Company entered into the following non-cash transactions:

Issued 315,123 shares of common stock for conversion of $138,000 of notes payable and 38,512 shares for $13,969 of accrued interest;

Issued 424,850 shares of common stock for conversion of conversion of stock options for consulting services valued at $253,305;

In May 2002, the company transferred its long-term care services business to the previous shareholders of Classic Care, Inc., for a release from repaying amounts due them from the original acquisition and certain other liabilities:
Goodwill	$(7,497,001)
Note receivable from Classic Care shareholders	(174,578)
Note payable - acquisition	7,419,881
Other liabilities	251,698
Net assets (liabilities) transferred	$-

F8

KAIRE HOLDINGS INCORPORATED
AND SUBSIDIARIES
FOOTNOTES

1.    Summary of Significant Accounting Policies

Organization and Line of Business

Kaire Holdings Incorporated (“Kaire” or "the Company"), a Delaware corporation, was incorporated on June 2, 1986. Effective February 3, 1998, Kaire changed its name to Kaire Holdings Incorporated from Interactive Medical Technologies, Ltd. in connection with its investment in Kaire International, Inc. ("KII").

In 1999, the Company formed YesRx. Com, Inc., an Internet drugstore focused on pharmaceuticals, health, and wellness and beauty products. The Company focuses on selling drugs for chronic care as opposed to emergency needs and works mainly with the patient who has regular medication needs and requires multiple refills. In November of 2000, the Company advanced its business strategy with the introduction of the YesRx Health Advocate Program. The Health Advocate Program provides medication compliance programs to HIV/AIDS, diabetic and senior health communities. In November 2002, the Company, through its subsidiary Effective Health, Inc., purchased all tangible and intangible assets of Sespe Pharmacy, a privately held company located in Fillmore, California. The asset acquisition was concluded on January 26, 2003.

In May 2000, the Company acquired Classic Care, Inc. (“Classic Care”), which was organized as a corporation in April 1997, under the Laws of the State of California. Classic Care operates as an agency distributor of pharmaceutical products, via a unique prescription packaging system for consumers at senior assisted living and retirement centers in the Los Angeles area. Classic Care purchases prescription drugs in bulk and fills prescriptions for individuals living in the aforementioned facilities. Primary sales are to individuals and consist of packaged prescription drugs in prescribed dosages. These packaged drug sales are primarily paid for by Medi-Cal, and the balances of the sales that are not covered by Medi-Cal are paid directly by individuals. Classic Care bills Medi-Cal and other third-party payors on behalf of the customer and receives payment directly from Medi-Cal.

On May 20, 2002, the Company and the original Classic Care Shareholders reached an agreement to settle all amounts due them. This agreement resulted in the Company selling the long-term services business clients to the original Classic Care shareholders and relinquishing all rights in the long-term services business in return for a release from repaying the promissory notes and contingent payments resulting from the original acquisition. In December 2002, the Company was informed by the Department of Health Services (“DHS”) that the Medi-Cal Program was taking the following actions against Classic Care: 1) withholding 100 percent of payment to Classic Care; and 2) temporarily suspending and deactivating Classic Care’s Medi-Cal provider number. In January 2003, the Company’s management decided to start the process of a voluntary dissolution of Classic Care.

Principles of Consolidation

The consolidated financial statements include the accounts of Kaire and its wholly owned subsidiaries (collectively the "Company"). The Company's subsidiaries include See/Shell Biotechnology, Inc., Venus Management, Inc., EFFECTIVE Health, Inc. (dba Sespe Pharmacy), and Classic Care, Inc., (dba Classic Care Pharmacy). Intercompany accounts and transactions have been eliminated upon consolidation.

F9

Kaire Holdings Incorporated and Subsidiaries Footnotes
1.    Summary of Significant Accounting Policies (continued)

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include valuation of goodwill, allowance for doubtful accounts and third-party contractual agreements, and the net realizable value of assets of discontinued operations.

Cash and Cash Equivalents

For purpose of the statements of cash flows, cash equivalents include amounts invested in a money market account with a financial institution. The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. Cash equivalents are carried at cost, which approximates market.

Concentration of Cash

The Company at times during the year maintained cash balances in excess of the federally insured limit of $100,000 per institution. There were no uninsured balances as of December 31, 2003 and 2002.

Revenue Recognition

The Company recognizes revenue at the time the product is shipped to the customer or services are rendered. Outbound shipping and handling charges are included in net sales.

Net Client Revenue

Net client revenue represents the estimated net realizable amounts from clients, third-party payors and others for sale of products or services rendered. For revenue recognition, revenue is recorded when the prescription is filled or when services are performed. A significant portion of revenue is from federal and state reimbursement programs.

Third-Party Contractual Adjustments

Contractual adjustments represent the difference between Classic Care Pharmacy’s established billing rate for covered products and services and amounts reimbursed by third-party payors, pursuant to reimbursement agreements.

F10

Kaire Holdings Incorporated and Subsidiaries Footnotes
1.    Summary of Significant Accounting Policies (continued)

Net Loss per Share

Loss per common share is computed on the weighted average number of common shares outstanding during each year. Basic loss per share is computed as net loss applicable to common stockholders divided by the weighted average number of common shares outstanding for the period. Diluted loss per share reflects the potential dilution that could occur from common shares issuable through stock options, warrants and other convertible securities when the effect would be dilutive.

Effective August 25, 2003, the Company concluded a reverse split at a ratio of 1-for-200. All loss per share calculations and shares issued were retroactively adjusted to reflect the reverse stock split.

Inventory

Inventory consists primarily of pharmaceuticals and health care products and is stated at the lower of cost or market on a first-in-first-out basis.

Property and Equipment

Property and equipment are stated at cost. Depreciation is computed for financial reporting purposes using the straight-line method over the estimated useful lives of the assets. Amortization of leasehold improvements is computed using the straight-line method over the shorter of the remaining lease term or the estimated useful lives of the improvements. The Company uses other depreciation methods (generally accelerated) for tax purposes. Repairs and maintenance that do not extend the useful life of property and equipment are charged to expense as incurred. When property and equipment are retired or otherwise disposed of, the asset and its accumulated depreciation are removed from the accounts and the resulting profit or loss is reflected in income.

The estimated service lives of property and equipment are principally as follows:

Leasehold improvements	3-7 years
Computers and equipment	3-5 years
Furniture & Fixtures	5-7 years
Software	3-5 years

Assets held under capital leases are recorded at the lower of the net present value of the minimum lease payments or the fair value of the leased asset at the inception of the lease. Amortization expense is computed using the straight-line method over the shorter of the estimated useful lives of the assets or the period of the related lease.

F11

Kaire Holdings Incorporated and Subsidiaries Footnotes
1.    Summary of Significant Accounting Policies (continued)

Goodwill

The Company capitalizes as goodwill the excess acquisition costs over the fair value of net assets acquired, in connection with business acquisitions, which costs were being amortized on a straight-line method over 20 years. In 2002, the Company adopted the provisions of SFAS No. 142, “Goodwill and Other Intangible Assets”, and accordingly goodwill and intangible assets with indefinite lives are no longer amortized but instead tested for impairment at least annually. The carrying amount of goodwill will be reviewed periodically based on the undiscounted cash flows of the entities acquired over the remaining amortization period.

The carrying value of goodwill for Classic Care was deemed to be impaired as a result of the transfer of the long-term care pharmacy contracts back to the original shareholders of Classic Care operations in 2002 and as a result of the subsequent closure of Classic Care in 2003.

Income Taxes

The Company utilizes SFAS No. 109, "Accounting for Income Taxes," which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. The provision for income taxes represents the tax payable for the period and the change during the period in deferred tax assets and liabilities.

Fair Value of Financial Instruments

The Company measures its financial assets and liabilities in accordance with generally accepted accounting principles. SFAS NO. 107, “Disclosure about Fair Value of Financial Instruments,” requires certain disclosures regarding the fair value of financial instruments. For certain of the Company's financial instruments, including cash and cash equivalents and accounts payable and accrued liabilities, the carrying amounts approximate fair value due to their short maturities. The amounts shown for notes payable also approximate fair value because current interest rates offered to the Company for debt of similar maturities are substantially the same.

F12

Kaire Holdings Incorporated and Subsidiaries Footnotes
1.    Summary of Significant Accounting Policies (continued)

Stock-Based Compensation

SFAS No. 123, "Accounting for Stock-Based Compensation," establishes and encourages the use of the fair value based method of accounting for stock-based compensation arrangements under which compensation cost is determined using the fair value of stock-based compensation determined as of the date of grant and is recognized over the periods in which the related services are rendered. The statement also permits companies to elect to continue using the current implicit value accounting method specified in Accounting Principles Bulletin (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees,” to account for stock-based compensation.

The Company determined that it will not change to the fair value method and will continue to use the implicit value based method for stock options issued to employees and has disclosed the pro forma effect of using the fair value based method to account for its stock-based compensation.

The FASB released Interpretation No.44, "Accounting for Certain Transactions Involving Stock Compensation.” This Interpretation addresses certain practice issues related to APB Opinion No.25. The provisions of this Interpretation shall be applied to new awards, exchanges of awards in business combinations, modifications to an outstanding award, and exchanges in grantee status that occur.

Comprehensive Income (Loss)

Statement of Financial Accounting Standards No. 130, “Reporting Comprehensive Income” (SFAS 130) established standards for reporting and display of comprehensive income (loss) and its components in a full set of general-purpose financial statements. Comprehensive income consists of net income and unrealized gains (losses) on available-for-sale securities; foreign currency translation adjustments; changes in market values of future contracts that qualify as a hedge; and negative equity adjustments recognized in accordance with SFAS No. 87. The Company, however, does not have any components of comprehensive income (loss) as defined by SFAS 130 and therefore, for the years ended December 31, 2003 and 2002, comprehensive loss is equivalent to the Company’s net loss.

Long-Lived Assets

In accordance with Statement of Financial Accounting Standards (“SFAS”) No. 121, the Company periodically evaluates the carrying value of long-lived assets to be held and used, including intangible assets, when events and circumstances warrant such a review. The carrying value of a long-lived asset is considered impaired when the anticipated discounted cash flow from such asset is separately identifiable and is less than its carrying value. In that event, a loss is recognized based on the amount by which the carrying value exceeds the fair market value of the long-lived asset. Fair market value is determined primarily using the anticipated cash flows discounted at a rate commensurate with the risk involved. Losses on long-lived assets to be disposed of are determined in a similar manner, except that fair market values are reduced for the cost to dispose.

F13

Kaire Holdings Incorporated and Subsidiaries Footnotes
1.    Summary of Significant Accounting Policies (continued)

Long-Lived Assets (continued)

Investments in corporate equity securities of privately held companies, in which the Company holds a less than 20% equity interest, are classified as long-term.

Advertising Costs

The Company expenses advertising and marketing costs as they are incurred. Advertising and marketing costs for the years ended December 31, 2003 and 2002 were $1,973 and $30,437, respectively.

Reclassifications

Certain amounts in the 2002 financial statements have been reclassified to conform to the 2003 presentations. These reclassifications had no effect on previously reported results of operations or retained earnings.

Segment and Geographic Information

The FASB issued SFAS No. 131 on “Disclosures about Segments of an Enterprise and Related Information” effective in 1998. SFAS 131 requires enterprises to report information about operating segments in annual financial statements and selected information about reportable segments in interim financial reports issued to shareholders, on the basis that is used internally for evaluating segment performance and deciding how to allocate resources to segments. It also established standards for related disclosures about products and services, geographic areas and major customers.

The Company managed its operations through two business segments: professional employment organization and pharmacy operations. The Company entered the professional employment business as a result of the Entremetrix, Inc., acquisition in March 2003. However, the Company sold Entremetrix, Inc., back to its original shareholder in February 2004.

The Company evaluated performance based on net operating profit. The operating segments do not share staff or facilities. Payroll services were provided by Entremetrix, Inc., to the pharmacy business unit. The costs of operating each segment are captured discretely within each segment. The Company’s property and equipment, inventory, and accounts receivable are captured and reported discretely within each operating segment.

The operating results of Entremetrix, Inc. are shown as discontinued operations in the financial statements. Due to the sale of Entremetrix, Inc. the Company operates in only one segment.

F14

Kaire Holdings Incorporated and Subsidiaries Footnotes
1.    Summary of Significant Accounting Policies (continued)

Accounting for Derivative Instruments and Hedging Activities

The Financial Accounting Standard Board (FASB) issued SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities”. SFAS No. 133 requires that an enterprise recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. This statement is effective for fiscal years beginning after June 15, 2000, and has been adopted by the Company for the year ending December 31, 2000. SFAS No. 133 does not have a material impact on its financial position or results of operations, as the Company does not have any derivative instruments.

The Financial Accounting Standards Board issued SFAS No. 137, “Accounting for Derivative Instruments and Hedging Activities-Deferral of the effective Date of FASB Statement No. 133,” The statement is effective for periods beginning after June 1999 and amends paragraph 48 of SFAS No. 133 and supersedes paragraph 50 of SFAS No. 133. SFAS No. 137 does not have a material impact on its financial position or results of operations.

The Financial Accounting Standards Board issued SFAS No. 138, “Accounting for Certain Derivative Instruments and Certain Hedging Activities-an amendment of FASB Statement No. 133,” The Statement is effective for all fiscal quarters of all fiscal years beginning after June 15, 2000. SFAS No. 138 does not have a material impact on its financial position or results of operations.

Other Accounting Pronouncements

In June 2001, the FASB issued SFAS No. 143, “Accounting for Asset Retirement Obligations.” SFAS No. 143 requires liability recognition for obligations associated with the retirement of tangible long-lived asset and the associated asset retirement costs. The Statement is effective for financial statements issued for fiscal years beginning after June 15, 2002 with earlier application encouraged. The implementation of SFAS No. 143 did not have a material affect on the Company’s results of operations or financial position.

In July 2001, the Financial Accounting Standards Board issued Statements of Financial Accounting Standards No. 141, “Business Combinations” (“FAS 141”) and No. 142, “Goodwill and Other Intangible Assets” (“FAS 142”). SFAS No. 141 requires all business combinations initiated after June 30, 2001 to be accounted for using the purchase method. Under SFAS No. 142, goodwill and intangible assets with indefinite lives are no longer amortized but instead tested for impairment at least annually in accordance with the provisions of FAS No. 142. FAS No. 142 will also require that intangible assets with definite lives be amortized over their respective useful lives to their estimated residual values, and reviewed for impairment in accordance with SFAS No. 121, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of.” The provisions of this Statement are required to be applied starting with fiscal years beginning after December 15, 2001. The Company will not continue to amortize goodwill existing at December 31, 2001, and will perform an annual test for goodwill impairment in accordance with SFAS No. 121. The Company adopted the standard starting January 1, 2002. The Company recorded an impairment charge in 2002 as a result of the impairment test (see Note 18).

F15

Kaire Holdings Incorporated and Subsidiaries Footnotes
1.    Summary of Significant Accounting Policies (continued)

Other Accounting Pronouncements (continued)

In August 2001, the FASB issued SFAFS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.” SFAS No. 144 supersedes SFAS No. 121, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed of”, in that it removes goodwill from its impairment scope and allows for different approaches in cash flow estimation. However, SFAS No. 144 retains the fundamental provisions of SFAS No. 121 for (a) recognition and measurement of long-lived assets to be held and used and (b) measurement of long-lived assets to be disposed of. SFAS No. 144 also supersedes the business segment concept in APB opinion No. 30, “Reporting the Results of Operations-Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions,” in that it permits presentation of a component of an entity, whether classified as held for sale or disposed of, as a discontinued operation. However, SFAS No. 144 retains the requirement of APB Opinion No. 30 to report discontinued operations separately from continuing operations. The provisions of this Statement are effective for financial statements issued for fiscal years beginning after December 15, 2001 with earlier application encouraged. The Company adopted SFAS No. 144 effective January 1, 2002. It did not have an impact on the financial statements.

On April 30, 2002, the FASB issued Statement 145, “Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections.” FASB 145 rescinds Statement 4, which required all gains and losses from extinguishments of debt to be aggregated and, if material, classified as an extraordinary item, net of related income tax effect. Early application of the provisions of FASB 145 may be as of the beginning of the fiscal year or as of the beginning of the interim period in which FASB 145 is issued. The Company has elected to adopt FASB 145, but it will not have a material effect on the December 31, 2002 financial statements.

In July 2002, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards No. 146 (“SFAS 146”), “Accounting for Costs Associated with Exit or Disposal Activities.” SFAS 146 requires that a liability for costs associated with an exit or disposal activity be recognized and measured initially at fair value only when the liability is incurred. SFAS 146 is effective for exit or disposal activities that are initiated after December 31, 2002. The effect of this statement on the Company’s results of operations and financial position was not material.

In December 2002, the FASB issued SFAS No.148, "Accounting for Stock-Based Compensation - Transition and Disclosure." This statement amends SFAS No.123, "Accounting for Stock-Based Compensation," to provide alternative methods of transition for a voluntary change to the fair value-based method of accounting for stock-based employee compensation. Pursuant to SFAS No.123, the Company will continue to show pro forma disclosure related to the expense attributable to the fair market value of stock options granted to employees.

F16

Kaire Holdings Incorporated and Subsidiaries Footnotes
1.    Summary of Significant Accounting Policies (continued)

Other Accounting Pronouncements (continued)
In November 2002, the FASB issued Interpretation No. 45 (FIN 45), Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness to Others, an interpretation of FASB Statements No. 5, 57 and 107 and a rescission of FASB Interpretation No. 34. FIN 45 elaborates on the disclosures to be made by a guarantor in its interim and annual financial statements about its obligations under guarantees issued. FIN 45 also clarifies that a guarantor is required to recognize, at inception of a guarantee, a liability for the fair value of the obligation undertaken. The initial recognition and measurement provisions of FIN 45 are applicable to guarantees issued or modified after December 31, 2002 and are not expected to have a material effect on our Financial Statements.

In January 2003, the FASB issued Interpretation No. 46 (FIN 46), Consolidation of Variable Interest Entities, an interpretation of ARB No. 51. FIN 46 addresses the consolidation by business enterprises of variable interest entities as defined in the Interpretation. FIN 46 is effective for all new variable interest entities created or acquired after January 31, 2003. For variable interest entities created or acquired prior to February 1, 2003 the provisions of FIN 46 must be applied for the first interim period beginning after June 15, 2003. The application of FIN 46 is not expected to have a material effect on the Company's consolidated financial statements. The Company does not have any variable interest entities; therefore, this Interpretation is not expected to have an impact on its consolidated financial statements.

In April 2003, the FASB issued SFAS 149, “Amendment of Statement 133 on Derivative Instruments and Hedging Activities”, which amends SFAS 133 for certain decisions made by the FASB Derivatives Implementation Group. In particular, SFAS 149: (1) clarifies under what circumstances a contract with an initial net investment meets the characteristic of a derivative, (2) clarifies when a derivative contains a financing component, (3) amends the definition of an underlying instrument to conform it to language used in FASB Interpretation No. 45, “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others,” and (4) amends certain other existing pronouncements. This Statement is effective for contracts entered into or modified after June 30, 2003, and for hedging relationships designated after June 30, 2003. In addition, most provisions of SFAS 149 are to be applied prospectively. The Company does not expect the adoption of SFAS 149 will have a material impact on its financial position, cash flows or results of operations.

In May 2003, the FASB issued SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity” (“SFAS 150”). SFAS 150 changes the accounting for certain financial instruments that under previous guidance issuers could account for as equity. It requires that those instruments be classified as liabilities in balance sheets. The guidance in SFAS 150 is generally effective for all financial instruments entered into or modified after May 31, 2003, and otherwise is effective on July 1, 2003.

The Company does not expect the adoption of SFAS 150 will have a material impact on its financial position, cash flows or results of operations.

F17

Kaire Holdings Incorporated and Subsidiaries Footnotes
2.    Going Concern

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. However, the Company has experienced net losses of $1,285,847 and $3,587,811 for the years ended December 31, 2003 and 2002, respectively. The Company also had a net working deficit of $2,366,555 and $2,165,751 for the years ended December 31, 2003 and 2002 respectively. Additionally, the Company must raise additional capital to meet its working capital needs. If the Company is unable to raise sufficient capital to fund its operations for the Health Advocacy program, it might be required to discontinue its pharmacy operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. In view of the matters described above, recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheet is dependent upon the Company’s ability to generate sufficient sales volume to cover its operating expenses and to raise sufficient capital to meet its payment obligations. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

Management has previously relied on equity financing sources and debt offerings to fund operations. The Company's reliance on equity and debt financing will continue, and the Company will continue to seek to enter into strategic acquisitions.

3.     Acquisition of Sespe Pharmacy

Effective January 26, 2003, the Company concluded its agreement to purchase all the tangible and intangible assets of Sespe Pharmacy, a privately held company, for a total cost of $181,068. The Company had opened escrow in 2002, and made a deposit of $40,000. The agreed purchase price consists of (i)) a short-term promissory note in the amount of $81,000 due 120 days after, and (ii) a cash payment of $100,068. Under the terms of the agreement, the Company purchased the Sespe Pharmacy name, all inventory, office and pharmacy equipment, furniture and fixtures. The amount due on the promissory note at December 31, 2003, is $68,384.

The acquisition was recorded using the purchase method of accounting. Accordingly, the purchase price has been allocated to the assets acquired based on the estimated fair values at the date of acquisition. The operating results of this acquisition are included in the Company’s Consolidated Results of Operations from the date of acquisition.

The following table presents the allocation of the purchase price, including related acquisition costs, to the assets and liabilities acquired:

Inventory	$81,068
Property and equipment	100,000
Total purchase price	$181,068

F18

Kaire Holdings Incorporated and Subsidiaries Footnotes
4.    Investments

During 2000, the Company had made investments in eBility, Inc. and which were recorded under the cost method of accounting. The investment was written off during 2002, due to the investee being unable to continue to finance its operations and to obtain additional capital. The Company recorded a charge of $25,000 in 2002.

5.    Accounts Receivable - Trade

In 2003 and 2002, approximately 94% and 95% of net revenues of continuing operations were derived under federal, state and local third-party reimbursement programs. These revenues are based, in part, on cost reimbursement principles and are subject to audit and retroactive adjustment by the respective third-party fiscal intermediaries. In the opinion of management, retroactive adjustments, if any would not be material to the financial position, results of operations or cash flows of the Company.

The Company provides an allowance for doubtful accounts based upon its estimation of uncollectible accounts. The Company bases this estimate on historical collection experience and a review of the current status of trade accounts receivable. The Company had an allowance of $45,000 for doubtful accounts as of December 31, 2002. The Company had no allowance for doubtful accounts as of December 31, 2003.

The operations of Classic Care ceased in January 2003, and the DHS informed the Company in December 2002 that Medi-CAL was withholding a 100% of its payments and Classic Care’s Medi-CAL license was being suspended. Accordingly, the Company has fully reserved the accounts receivable balance as of December 31, 2003 and 2002. It is reasonably possible that the Company’s estimate of the allowance for doubtful accounts will change. The Company is continuing to have discussions with the DHS regarding this matter.

6.     Intangible Assets

Intangible assets consist of goodwill associated with the acquisition of Entremetrix, Inc., and Classic Care, Inc. The carrying value of goodwill attributable to Classic Care, Inc. was reduced by $7,497,001 in May 2002 to reflect the transfer of the long-term care services business in May 2002. Furthermore, the Company recorded an impairment charge for goodwill attributable to Classic Care of $1,461,538 in December 2002 due to the closure of Classic Care in January 2003.

The Company recorded goodwill attributable to Entremetrix of $2,906,985. In 2004, the Company decided to sell Entremetrix back to its original shareholder for a return of the original consideration paid by the Company. The amount of goodwill is classified in the Balance Sheet as a component of assets - discontinued operations.

F19

Kaire Holdings Incorporated and Subsidiaries Footnotes
7.    Common Stock Transactions

Authorization to Effect a Reverse Stock Split

On March 28, 2003, the Company obtained a written consent of a majority of its shareholders to amend the Certificate of Incorporation to effect up to a one-for-200 reverse split of common stock. The exchange ratio was approved by the Board of Directors. The exchange ratio was one newly issued share for each two hundred shares of common stock. As per a Board of Directors resolution, this Amendment will have no effect on the par value of the common stock, which will remain at $0.001. The reverse stock split was effective August 25, 2003.

Pursuant to the Reverse Stock Split, each holder of shares of Common Stock (the "Old Common Stock") immediately prior to the effectiveness of the Reverse Stock Split will become the holder of fewer shares of Common Stock (the "New Common Stock") after consummation of the Reverse Stock Split. Although the Reverse Stock Split, will not, by itself, impact the Company's assets or properties, the Reverse Stock Split could result in a decrease in the Company's aggregate market value. The Reverse Stock Split will not result in some stockholders owning "odd-lots.” All fractional share holdings shall be rounded up to whole shares. For example, if a shareholder owns 350 shares of Old Common Stock, after a 1 for 200 Reverse Stock Split, that shareholder will now own 2 shares of New Common Stock, not 1 3/4 shares of New Common Stock.

Based on approximately 898,484,863 shares of Common Stock issued and outstanding as of August 25, 2003, the following table reflects a range of the approximate percentage reduction in the outstanding shares of Common Stock and the approximate number of shares of Common Stock that are outstanding as a result of the Reverse Stock Split (not accounting for any proposed increase in authorized shares as described above):
Reverse	Percentage	Shares To Be
Stock Split	Reduction	Outstanding

1 for 200	99.5%	4,492,425

All outstanding options, warrants, rights and convertible securities were appropriately adjusted for the Reverse Stock Split automatically on the effective date of the Reverse Stock Split. The Reverse Stock Split affects all stockholders equally and does not affect any stockholder's proportionate equity interest in the Company except for those stockholders whose fractional shares will be rounded up.

None of the rights currently accruing to holders of the Common Stock, options or warrants to purchase Common Stock or securities convertible into Common Stock are affected by the Reverse Stock Split. Following the Reverse Stock Split, each share of New Common Stock entitles the holder thereof to one vote per share and will otherwise be identical to one share of the Old Common Stock.

The percentage ownership of management, the number of stockholders or any aspect of the Company's business has not changed materially because of the Reverse Stock Split.

F20

Kaire Holdings Incorporated and Subsidiaries Footnotes
7.    Common Stock Transactions (continued)

The common stock transactions during 2003 were as follows:

•	On March 21, 2003, a holder of the Company’s 8% convertible debentures elected to convert an aggregate of $1,776 principal amount of the debentures and $324 of related interest into 15,000 shares of the Company’s common stock.

•	On December 26, 2003, a holder of the Company’s 8% convertible debentures elected to convert an aggregate of $20,000 principal amount of the debentures into 600,000 shares of the Company’s common stock.

•	The Company issued 2,375,000 shares of its common stock to a consultant for providing management and financial consulting services. The market value of the services received was $204,685.

•	The Company issued 288,733 shares of its common stock to various consultants in lieu of cash payments for services rendered. The aggregate value of services was $86,620.

•	The Company issued 700,000 shares of its common stock under the terms of the 2003 Legal and Consulting Services Plan. The common stock issued had an aggregate market value of $196,000.

•	The Company issued 1,250,000 shares of its common stock, which had an approximate market value of $250,000, in connection with the acquisition of Entremetrix, Inc.

The common stock transactions during 2002 were as follows:

•	The Company converted $138,000 in 8% convertible notes payable into 315,124 shares of its common stock and $13,969 of related interest into 38,512 shares of its common stock.

•	The Company issued 150,000 shares of common stock, with a market value of $54,000, for consulting services provided to the Company.

•	The Company converted stock options issued to consultants into 274,850 shares of its common stock in a cashless conversion. The Company recorded consulting expense of $199,305.

F21

Kaire Holdings Incorporated and Subsidiaries Footnotes
7.    Common Stock Transactions (continued)

2003 Consulting and Legal Services Plan

In March 2003, the Board of Directors approved the 2003 Consulting and Legal Services Plan. The purpose of the 2003 Consulting and Legal Services Plan (“Plan”) is to provide the Company with a means of compensating selected key consultants and legal service providers to the Company and its subsidiaries for their services rendered with shares of Common Stock of the Company. The Plan will be administered by the Company’s Board of Directors (the “Board”). The Company’s Board shall (a) select those consultants legal service providers to whom shares of the Company’s Common Stock shall be awarded or sold, and (b) determine the number of shares to be awarded or sold; the time or times at which shares shall be awarded or sold; whether the shares to be awarded or sold will be registered with the Securities and Exchange Commission; and such conditions, rights of repurchase, rights of first refusal or other transfer restrictions as the Board may determine. Each award or sale of shares under the Plan may or may not be evidenced by a written agreement between the Company and the persons to whom shares of the Company’s Common Stock are awarded or sold. From time to time, the Board may make such changes in or additions to the Plan as it may deem proper and in the best interests of the Company and its Stockholders. The Board may also suspend or terminate the Plan at any time, without notice, and in its sole discretion.

For purposes of the Plan, the Board of Directors is authorized to sell or award up to 700,000 shares and/or options of the Company’s Common Stock at $0.001 par value per share (“Common Stock”).

All key consultants and qualified legal service providers to the Company and any of its subsidiaries are eligible to participate in the Plan.

The Board approved the issuance of 700,000 shares to various consultants under the terms of the Plan.

8.    Related Party Transactions

The following transactions occurred between the Company and certain related parties:

Profit Ventures, Inc.

Mr. Joel Rubenstein was the Managing Director of Classic Care, and his spouse is a shareholder in the Company. Mr. Rubenstein is also a trustee of the Shagrila Trust, which is the parent company of Profit Ventures, Inc. In 2000, Classic Care, entered into an agreement with Profit Ventures, Inc., to purchase products from Classic Care. Sales to Profit Ventures, Inc., were none and $201,954 for 2003 and 2002, respectively. Sales to Profit Ventures ceased in April 2002.

F22

Kaire Holdings Incorporated and Subsidiaries Footnotes
8.    Related Party Transactions (continued)

Joel Rubenstein

Mr. Rubenstein did not receive a portion of his compensation for serving as the Managing Director of Classic Care. Mr. Rubenstein has $30,000 in compensation due from the Company for his services. The amount is included in the accrued liabilities as of December 31, 2003. In August 2002, Mr. Rubenstein resigned his position as managing director of Classic Care, Inc.

Mr. Rubenstein received advances from the Company totaling $26,000 in 2002. In January 2002, Mr. Rubenstein advanced $150,000 to the Company, which was repaid by the Company. In February 2002, the Company advanced to Mr. Rubenstein $26,000, and the Company has received payments of $30,500 in, 2002, which resulted in no amounts being due to or from Mr. Rubenstein as of December 31, 2002.

Transactions with Shareholders

Sarit Rubenstein

In May 2002, the Company repaid the entire principal balance of $82,750 for an unsecured note payable to Mrs. Sarit Rubenstein, a shareholder and an original owner of Classic Care. The borrowing was due originally in October 2000, and bears an interest rate of 6% per annum. The accrued interest was forgiven pursuant the sale agreement for the long-term care services business.

During fiscal year ended December 31, 2002 Classic Care, Inc. borrowed an additional $13,000, but repaid this advance in May 2002. As of December 31, 2003 and 2002, there are no outstanding amounts due to or from Mrs. Rubenstein.

Steve Oscherowitz

Mr. Steve Oscherowitz, a shareholder of the Company who was the majority shareholder in Classic Care prior to its purchase by the Company, has an agreement with the Company, under which he loaned funds to and borrowed funds from the Company. In previous years, this individual has loaned to Classic Care Pharmacy funds to meet its short-term working capital needs. The Company advanced to this individual $338,540 during 2002, and he has repaid to the Company $749,704 in 2002. The terms of the borrowings allow the Company to request repayment on demand. Mr. Oscherowitz repaid the Company in full on June 30, 2002.

The Company has an unsecured note payable to Mr. Steve Oscherowitz, a shareholder and an original owner of Classic Care. The borrowing was due originally in October 2000, and had become due on demand and bore an interest rate of 6% per annum. The outstanding balance on the note of $167,250 was paid on June 30, 2002 through the offset of a note receivable. As of December 31, 2003 and 2002, there are no outstanding amounts due to or from Mr. Oscherowitz.

F23

Kaire Holdings Incorporated and Subsidiaries Footnotes
8.    Related Party Transactions (continued)

Transactions with Shareholders (continued)

Richard McKinley

Richard McKinley, President of Entremetrix, advanced $82,000 to Entremetrix in 2003. These advances are a component of net assets of discontinued operations held for sale.

9.    Property and Equipment

Property and equipment at December 31, 2003 and 2002 consisted of the following:

	2003	2002

Furniture and fixtures	$85,000	$30,694
Leasehold improvements	-	32,000
Computers and equipment	21,144	244,866
	106,144	307,560

Less accumulated depreciation and amortization	(22,731)	(280,255)

Total	$83,413	$27,305

Depreciation and amortization expense for the years ended December 31, 2003 and 2002 was $38,036 and $98,960, respectively.

10.    Accounts Payable and Accrued Expenses

Accounts payable and accrued expenses at December 31, 2003 and 2002 consisted of the following:

	2003	2002

Accounts payable	$325,748	$52,286
Accrued professional and related fees	134,250	70,055
Accrued compensation and related payroll taxes	324,380	208,588
Accrued interest payable	41,807	175,344
Other accrued expenses	16,749	67,559
Total	$842,934	573,832

F24

Kaire Holdings Incorporated and Subsidiaries Footnotes
11.    Other Receivables

The Company has transferred to another pharmacy a portion of its pharmaceuticals inventory amounting to $415,157. The Company has recorded a valuation allowance of $300,000 for this receivable in 2002. The Company is continuing its efforts to collect this receivable.

12.    Convertible Notes Payable and Debentures

Convertible debentures consist of the following at December 31, 2003, and December 31, 2002:
	2003	2002
8% convertible subordinated debentures, originally due in October 2002 and now on demand, convertible into shares of common stock at any time prior to maturity. Interest is payable quarterly, and principal is due at maturity.	$390,000	$390,000

8% convertible subordinated debentures, originally due in January 2003 and now on demand, convertible into shares of common stock at any time prior to maturity. Interest is payable quarterly, and principal is due at maturity.	290,000	310,000

8% convertible subordinated debentures, due in December 2005, convertible into shares of common stock at any time prior to maturity. Interest is payable quarterly, and principal is due at maturity.	370,000	-

8% convertible subordinated debentures, originally due in May 2002 and now on demand, convertible into shares of common stock at any time prior to maturity. Interest is payable quarterly, and principal is due at maturity.	117,567	119,347

10% convertible subordinated debentures, due on demand, convertible into shares of common stock at any time prior to maturity. Interest is payable semi-annually, and principal is due at maturity.	71,000	71,000

	1,238,567	890,347

Less: Unamortized Discount	(274,426)	(12,081)

Total debt	964,141	878,266

Less: current portion	(868,567)	(878,266)

Convertible debentures, less current portion	$95,574	$-

F25

Kaire Holdings Incorporated and Subsidiaries Footnotes
12.    Convertible Notes Payable and Debentures (continued)

10% Convertible Debentures

During January through May 1997, the Company issued convertible notes aggregating to $479,655, which were due in the same months in 2000. The notes have a stated interest rate of 10% per annum, and interest is payable semi-annually. The notes are convertible at $9.38 per share, which approximated the average trading price of the Company's common stock. $71,000 of these notes was still outstanding as of December 31, 2003 and 2002. These notes are now due on demand. Interest is accrued as of December 31, 2003.

8% Convertible Debentures

During 2000, the Company issued convertible notes that were due in October 2002. The notes have a stated interest rate of 8% per annum, and interest is payable quarterly and the principal balance is due at maturity. In 2001, the noteholders converted $360,000 of the outstanding principal into the Company’s common stock, and $390,000 of these notes was still outstanding as of December 31, 2003 and 2002.

In 2001, the Company obtained additional capital financing of $1,200,000 through the issuance of convertible notes payable. The Company also issued warrants to purchase 20,000 shares of the Company’s common stock to various parties as part of these financing agreements.

Total funds received of $1,200,000 were allocated $1,060,000 to the 8% convertible notes and $140,000 to the note warrants. The value allocated to the note warrants and the beneficial conversion feature was amortized to interest expense over the term of the notes.

The 8% convertible debentures have a conversion price that is the lesser of (1) 80% of the average of the three lowest closing prices out of the thirty closing prices prior to the closing date and (2) 80% of the lowest three closing prices during the sixty trading days, as reported on the NASD OTC Bulletin Board, immediately preceding the purchase date. Thus, the debentures will be converted at prices below the current market price on the conversion date. If conversions of the debentures occur, shareholders may be subject to an immediate dilution in their per share net tangible book value. The current convertible debentures may be converted into common stock at any time.

The warrants issued which are convertible into 20,000 shares of common stock were issued as follows: Warrants for 5,000 shares bear an exercise price of $30.00, which is based upon the lowest closing price for the five days preceding January 10, 2001. Warrants for 7,500 shares bear an exercise price of $6.00, which is based upon the lowest closing price for the five days preceding May 9, 2001. Warrants for 7,500 shares bear an exercise price of $2.00, which is based upon the lowest closing price for the five days preceding August 17, 2001 The exercise price is subject to adjustment and it has to be 110% of the lowest closing price for the ten trading days preceding the exercise date, and the Company has not repriced any warrants in 2003 or 2002.

During January 2001, the Company issued convertible notes aggregating to $500,000, which are due in January 2003. The notes have a stated interest rate of 8% per annum, and interest is payable quarterly and the principal balance is due at maturity. In 2002 and 2001, the Company converted $105,000 into its common stock. In 2003, the Company converted $20,000 into its common stock, and $290,000 of these notes were still outstanding as of December 31, 2003.

F26

Kaire Holdings Incorporated and Subsidiaries Footnotes
12.    Convertible Notes Payable and Debentures (continued)

8% Convertible Debentures (continued)

During May 2001, the Company issued a convertible note aggregating to $400,000, which is due in May 2002. The note has a stated interest rate of 8% per annum, and interest is payable quarterly and the principal balance is due at maturity. In 2002 and 2001, the noteholders converted $1,350 and $398,650, respectively, into the Company’s common stock. There is no outstanding balance as of December 31, 2003 and 2002, respectively.

During August 2001, the Company issued a convertible note aggregating to $300,000, which is due in August 2002. The note has a stated interest rate of 8% per annum, and interest is payable quarterly and the principal balance is due at maturity. In 2003, 2002 and 2001, the noteholders converted $1,776, $31,651 and $149,003, respectively, into the Company’s common stock, and $117,567 and $119,347 of this note was still outstanding as of December 31, 2003 and 2002, respectively.

In November 2003, the Company obtained additional capital financing of $370,000 through the issuance of convertible notes payable. The Company also issued warrants to purchase 2,200,000 shares of the Company’s common stock to various parties as part of these financing agreements.

Total funds received of $370,000 were allocated $83,829 to the 8% convertible notes, $127,600 to the note warrants and $158,571 to the beneficial conversion feature. The value allocated to the note warrants and the beneficial conversion feature are being amortized to interest expense over the term of the notes.

The 8% convertible debentures have a conversion price that is the lesser of (1) 70% of the average of the three lowest closing prices out of the thirty closing prices prior to the closing date and (2) 80% of the lowest three closing prices during the sixty trading days, as reported on the NASD OTC Bulletin Board, immediately preceding the purchase date. Thus, the debentures will be converted at prices below the current market price on the conversion date. If conversions of the debentures occur, shareholders may be subject to an immediate dilution in their per share net tangible book value. The current convertible debentures may be converted into common stock at any time.

The warrants issued are convertible into 2,200,000 shares common stock at an exercise price of $0.06 per share, which is based upon the lowest closing price for the five days preceding the date of grant. The exercise price can be adjusted down by the Company, and the Company has not repriced any warrants in 2003.

F27

Kaire Holdings Incorporated and Subsidiaries Footnotes

13.    Income Taxes

Significant components of the provision for taxes based on income for the years ended December 31 are as follows:

	2003	2002

Current
Federal	$-	$-
State	1,600	3,200
	1,600	3,200
Deferred
Federal	-	-
State	-	-
Provision for income taxes	$1,600	$3,200

A reconciliation of the provision for income tax expense with the expected income tax computed by applying the federal statutory income tax rate to income before provision for (benefit from) income taxes for the years ended December 31 is as follows:

	2003	2002

Income tax provisions (benefit) computed
at federal statutory rate	(35.00%)	(35.00%)

State taxes	-	(8.84%)

Increase in the valuation allowance	35.02%	42.85%

Total	0.02%	0.01%

F28

Kaire Holdings Incorporated and Subsidiaries Footnotes
13.    Income Taxes (continued)

Significant components of the Company's deferred tax assets and liabilities for income taxes consist of the following:

	2003	2002

Deferred tax asset
Net operating loss carryforwards	$10,411,896	$8,839,956
Impairment of assets	120,000	2,032,518
Options/warrants	45,217	627,898
Discontinued operations	200,000	690,344
Other	-	134,439

	10,777,113	12,325,155
Deferred tax liability
State income taxes	(1,799,127)	(1,451,728)

Net deferred tax asset	8,977,986	10,873,427

Valuation allowance	(8,977,986)	(10,873,427)

	$-	$-

At December 31, 2003, the Company has available approximately $26,095,234 and $10,476,415 in Federal and State net operating loss carryforwards available to offset future federal and state income taxes, respectively, which begin to expire in 2022.

At December 31, 2002, the Company has available approximately $22,165,383 and $10,476,415 in Federal and State net operating loss carryforwards available to offset future federal and state income taxes, respectively, which begin to expire in 2021.

Tax rules impose limitations on the use of net operating losses following certain changes in ownership. Such a change occurred in 1999 and 2000, which will limit the utilization of the net operating losses in subsequent years.

F29

Kaire Holdings Incorporated and Subsidiaries Footnotes
14.    Commitments and Contingencies

Litigation

Department of Health Services

The Company is a provider of services under California’s Medicaid program (“Medi-Cal”), which is administered by the Department of Health Services (“DHS”). DHS served notice to the Company that the Company received overpayment of claims submitted by the Company for certain drugs, based on alleged violations of the California Code of Regulations. The Company has provided documentary evidence to contest and rebut DHS’s allegations and received an extension to provide evidence to the contrary. In December 2002, DHS informed the Company that it was suspending Classic Care’s Medi-Cal license, and that it was withholding all further payments until its investigation is complete. Classic Care could not successfully operate without a Medi-Cal license. Thus, the Company has decided to cease operations of Classic Care. Management has fully reserved the accounts receivable balance regarding these allegations.

Additionally, DHS has alleged that Classic Care was overpaid in 1998, 1999 and 2000, and has requested a refund. The Company believes that all reimbursements received were appropriate, and management believes that it does not have a liability to the DHS.

Except as otherwise specifically indicated above, management believes that the Company does not have any material liability for any lawsuits, settlements, judgments, or fees of defense counsel which have not been paid or accrued as of December 31, 2003. However, there can be no assurance that the Company will prevail in the above proceedings. In addition, the Company may be required to continue to defend itself resulting in substantial additional expense. In the event the Company is unable to pay the defense costs associated with the foregoing, an unfavorable settlement or judgment could be awarded against the Company, which might have a material adverse effect upon the Company.

Company Is in Dispute with a Vendor

The Company is in dispute over the amounts due this vendor for purchases of pharmaceuticals in 2001 and 2002 by its subsidiary, Classic Care, in the approximate amount of $550,000. The Vendor has filed a lawsuit naming the Company as a defendant. The Company with the advice of its counsel has evaluated these claims and is vigorously defending itself in this litigation. The Company believes that adequate provision has been made in the 2003 financial statements for any liability.

Leases

Operating leases

The pharmacy is located at 1429 South Robertson Blvd, Los Angeles, CA and requires a monthly rental payment of $4,500. The term of the lease is six (6) years and expires in March 2004. In December 2002, Classic Care Pharmacy vacated the facility. The Company obtained a lease severance effective December 4, 2002. All of the equipment, office equipment and furniture were placed into the warehouse/office leased by the Company.

F30

Kaire Holdings Incorporated and Subsidiaries Footnotes
14.    Commitments and Contingencies (continued)

Leases (continued)

Operating leases (continued)

In June of 2002, the Company leased a 7,334-square-foot building located at 8135 Clybourne Ave, Sun Valley, CA91352, to serve as their corporate headquarters and storage facility. The lease is for a period of two years, ending June 2004, with monthly lease payments of $3,420.00. The Company subleases on a month-to-month basis approximately one half of the facility to Digital Media Group, Inc, a related company that is owned by the Company’s CEO and Chairman, Steve Westlund. The Company vacated this facility in March 2004.

In January 2003, the Company entered into an operating lease agreement for a pharmacy (approximately 850 square feet) in Fillmore, California. The pharmacy facility is approximately 835 square feet. Payments under the lease will be $1,170 per month, and will commence on January 26, 2003, and will continue through the initial lease term of five years. The Company has options to renew the lease for two five-year periods and to purchase the facility at its estimated fair market value at any time during the lease term.

The Company leased an automobile under a 39-month operating lease that was scheduled to expire in February 2005 with monthly payments of $415. The automobile was returned and the lease cancelled in April 2003.

Future minimum lease payments due under non-cancelable operating leases consist of the following as of December 31, 2003:
2004	$20,520
2005	-
Future minimum lease payments	$20,520

Rent expense for the years ended December 31, 2003 and 2002 was $51,548 and $83,585 respectively.

Operating Leases - Transferred Subsequent to December 31, 2003

Entremetrix leased offices located at 18662 MacArthur Boulevard, Floor 2, Irvine, CA under a non-cancelable operating lease agreement that required a monthly rental payment of $630. This lease expired in December 2002. The company continued to lease on a month-to-month basis through March 2003.

Entremetrix relocated its offices to 18101 Von Karman Avenue, Irvine, CA. The offices are leased under a non-cancelable operating lease agreement that requires a monthly rental payment of $3,600. This lease term runs from April 2003 through March 2004.

The Company is not obligated for the Entremetrix facilities lease due to the sale of Entremetrix in February 2004.

F31

Kaire Holdings Incorporated and Subsidiaries Footnotes
14.    Commitments and Contingencies (continued)

Capital leases

The Company had maintained capital leases for some of its medical equipment and certain autos. All assets under capital leases were directly related to the operations of Classic. Due to the closure of Classic Care, Inc., all amounts due under capital lease have been reclassified as current. The Company’s management is negotiating with the lessons regarding the outstanding amounts.

Employment Agreements

Chief Executive Officer Compensation

On April 1, 2000, Mr. Westlund signed a three-year employment agreement. The contract calls for Mr. Westlund to be paid a base salary of $8,333 per month for the first year of the term. Mr. Westlund’s base salary was to increase 15% per year for each of the second and third years per this agreement.

Although Mr. Westlund’s employment agreement states that his salary is to be $8,333 per month, his actual pay has been $4,000 per month. Mr. Westlund is entitled to be paid the balance of his monthly compensation in either cash or equity. Additionally, Mr. Westlund has been granted an option to purchase up to 30,000 shares of Kaire common stock over the next 5 years at an option price of $0.05 per share. To date, Mr. Westlund has exercised options to purchase 29,833 shares of common stock.

On October 17, 2003, Mr. Westlund was issued 375,000 shares of the Company’s common stock in lieu of $22,500 of the total amount due to him under the above compensation agreement. The Company has accrued amounts due to Mr. Westlund of $317,980 as of December 31, 2003.

Consulting Agreements

The Company has various consulting agreements that provide for issuance of the Company’s common stock and/or stock options/stock purchase warrants in exchange for services rendered by the consultants. These agreements relate primarily to raising of capital, accounting services, legal services, and professional services rendered in connection with the Company’s acquisition efforts. The Company has accrued $60,000 for amounts due under such agreements in 2003.

F32

Kaire Holdings Incorporated and Subsidiaries Footnotes

15.    Stock Options and Warrants

The Company has adopted the provisions of Financial Interpretation No. 44. Accordingly, the Company applies APB Opinion No. 25 and related interpretations in accounting for its plans for employees. If the Company had elected to recognize compensation expense based upon the fair value at the grant date for awards under this plan consistent with the methodology prescribed by SFAS No. 123, the Company's net loss and loss per share would be reduced to the pro forma amounts indicated below for the years ended December 31:

	2003	2002
Net loss
As reported	$(1,285,867)	$(3,587,811)
Pro forma	$(1,285,867)	$(3,587,811)
Basic and diluted loss per common share
As reported	$(0.25)	$(1.61)
Pro forma	$(0.25)	$(1.61)

Options and warrants are granted at prices that are equal to the current fair value of the Company’s common stock at the date of grant. The Company records compensation expense on options granted at prices below the current fair market value. The vesting period is usually related to the length of employment or consulting contract period. In 2003, warrants were granted pursuant to the issuance of convertible debentures.

The fair value of these warrants was estimated at the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions for the years ended December 31, 2003; dividend yield of 0%; expected volatility of 250%; risk-free interest rate of 5.5%; and expected life of 3 years. There were no options or warrants granted in 2002.

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options, which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its stock options. The weighted-average fair value of options and warrants granted during the year ended December 31, 2003, were $0.05.

F33

Kaire Holdings Incorporated and Subsidiaries Footnotes
15.    Stock Options and Warrants (continued)

The following table summarizes information with respect to stock options outstanding and exercisable at December 31, 2003:

	Options Outstanding			Options Exercisable
Range of Exercise Prices	Number Outstanding as of December 31, 2003	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Number Exercisable as of December 31, 2003	Weighted Average Exercise Price

10.00	10,167	1.46	$10.00	10,167	$10.00

	10,167	1.46	$10.00	10,167	$10.00

	Warrants Outstanding			Warrants Exercisable
Range of Exercise Prices	Number Outstanding as of December 31, 2003	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Number Exercisable as of December 31, 2003	Weighted Average Exercise Price

$0.05	2,200,000	2.91	$0.06	2,200,000	$0.06

	2,200,000	2.91	$0.06	2,200,000	$0.06

The following table summarizes information with respect to stock options outstanding and exercisable at December 31, 2002:

	Options Outstanding			Options Exercisable
Range of Exercise Prices	Number Outstanding as of December 31, 2002	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Number Exercisable as of December 31, 2002	Weighted Average Exercise Price

$10.00	10,167	2.46	$10.00	10,167	$10.00

F34

Kaire Holdings Incorporated and Subsidiaries Footnotes
15.    Stock Options and Warrants (continued)

	Warrants Outstanding			Warrants Exercisable
Range of Exercise Prices	Number Outstanding as of December 31, 2002	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Number Exercisable as of December 31, 2002	Weighted Average Exercise Price

$2.00	7,500	1.67	$2.00	7,500	$2.00

$6.00	7,500	1.42	6.00	7,500	6.00

$30.00	12,500	0.91	$30.00	12,500	$30.00

	27,500	1.26	$16.00	27,500	$16.00

The following summarizes the Company's stock option and warrants activity:

	Warrants And Stock Options Outstanding	Weighted Average Exercise Price

Outstanding December 31, 2001	37,700	$10.00

Granted	-	$-
Exercised	-	$-
Expired/Cancelled	(33)	$30.00

Outstanding December 31, 2002	37,667	$10.00

Granted	2,200,000	$0.06
Exercised	-	$-
Expired/Cancelled	(27,500)	$16.00

Outstanding December 31, 2003	2,210,167	$0.06

The Company has 2,200,000 and 27,500 warrants outstanding as of December 31, 2003 and 2002, respectively. The exercise price of the outstanding warrants as of December 31, 2003 is $0.06.The outstanding warrants have a clause that causes the exercise price can be adjusted down by the Company. The warrants expire 3 years from the original date of grant. The Company has not repriced any warrants as of December 31, 2003.

F35

Kaire Holdings Incorporated and Subsidiaries Footnotes
16.    Earnings per Share

Earnings per share have been calculated using the weighted average number of shares outstanding during each period. Earnings per share-dilutive does not include the effect of potentially dilutive securities for the years ended December 31, 2003 and 2002 respectively. The loss from operations and the net loss for the years ended December 31, 2003 and 2002 make these securities anti-dilutive.

Effective August 25, 2003, the Company concluded a reverse split at a ratio of 1-for-200. All EPS calculations and shares issued were retroactively adjusted to reflect the reverse stock split.

17.    Discontinued Operations - Classic Care, Inc.

In December 2002, the Company decided to discontinue operations at its Classic Care subsidiary, a pharmacy, and conduct a voluntary dissolution of Classic Care. In May 2002, the Company transferred its long-term care services business to the original shareholders of Classic Care. The expected disposal date of Classic Care is May 2003. Classic Care’s sales for the years ended December 31, 2003, and December 31, 2002, were $8,266 and $7,725,532, respectively. In conjunction with the discontinuance of operations, the Company recorded a provision for disposition of $208,497 (net of income tax benefit of $0) for costs estimated to be incurred prior to disposition. The Company does not anticipate significant operating loss during the phase-out period. The results of Classic Care’s operations have been reported separately as discontinued operations in the Statements of Operations.

Inventories consist of pharmaceuticals, medical supplies and equipment of $- and $3,000 for the years ended December 31, 2003 and 2002, respectively. The Company regularly checked its inventory for any expired or obsolete pharmaceuticals. The Company recognized a loss due to the write-down to disposal value of the inventory. Inventory attributable to Classic Care business is included in assets of discontinued operations

The net assets (liabilities) of the discontinued operations have been recorded at their estimated net realizable value under the caption “Net assets (liabilities) of discontinued operations - Classic Care” in the accompanying Balance Sheets at December 31, 2003, and December 31, 2002, and consist of the following:

	2003	2002
Accounts receivable, net	$-	$-
Inventories	-	3,000
Property and equipment, net	-	1,553
Other assets	-	-
Total assets	-	4,553

Accounts payable	(685,050)	(674,240)
Accrued liabilities	(13,766)	(13,766)
Capital leases	(-)	(69,862)
Notes payable - related parties	-	(-)
Total liabilities	(698,816)	(757,868)
Net assets (liabilities) of discontinued operations	$(698,816)	$(753,315)

F36

Kaire Holdings Incorporated and Subsidiaries Footnotes
18.    Classic Care Pharmacy, Inc.

Impairment Write-Down Recognized as a Result of Strategic Review of Certain Operations

In 2002, during the course of the Company’s strategic review of its pharmacy operations conducted through Classic Care, the Company recorded a pre- and post-tax charge of $1,461,538 relating to the impairment of goodwill, when it was determined that future undiscounted cash flows associated Classic Care operations were insufficient to recover their carrying value. The Company has ceased all operations in Classic Care effective January 2003.

In May of 2000, the Company acquired Los Angeles-based Classic Care pharmacy. Classic Care Pharmacy provides specialized prescription medication services to seniors living in extended care facilities in Southern California. Under the merger agreement, the Company paid $1,000,000 in cash and issued 15,500,000 shares of common stock to acquire all the outstanding common stock (10,000 shares) of Classic Care Pharmacy. This agreement required that additional stock be issued if the price of the trading price of the stock on the OTCBB was less than $0.50 per share on October 31, 2000.

This agreement was amended on December 6, 2000 to include additional cash payments of $2,000,000 and to defer the determination date for any additional shares to be issued under the merger agreement to October 31, 2001. The target price of the acquisition was set at $9,500,000 and the value of public market valuation of the 77,500 shares was required to be $6,500,000 or $84.00 per share on or before that date to meet the target price of $9,500,000.

During 2001, the Company renegotiated with the original owners of Classic Care for amounts due them under the original purchase agreement (as amended on December 6, 2000) of their interests in Classic Care. The original Classic Care shareholders negotiated a settlement with the Company due to the Company’s common stock not having achieved specified levels ($0.42 per share) during designated periods subsequent to the acquisition. The revised settlement with the original Classic Care owners resulted in the Company increasing its liability to the original Classic Care Shareholders by $6,345,000 and reducing additional paid-in capital by an equivalent amount.

Pursuant to this agreement, the Company has increased the note payable and amounts due to the original Classic Care shareholders by $6,345,000 and reduced additional paid-in capital by an equivalent amount due to the resolution of the contingency involved with the original purchase.

In 2002, the amount of goodwill was adjusted to account for the transfer of Classic Care’s long-term services business and the subsequent closure of Classic Care operation in 2003.

In December 2002, the Company decided to voluntarily dissolve Classic Care, Inc. dba Classic Care Pharmacy as a result of sanctions by the pharmacy management of the Department of Health Services and the subsequent suspension of the Medi-Cal license.

F37

Kaire Holdings Incorporated and Subsidiaries Footnotes

19.    Acquisition and Disposition of Entremetrix, Inc.

Acquisition of Entremetrix, Inc.

In March 2003, the Company through its subsidiary completed the acquisition of all the outstanding common shares of Entremetrix, Inc., a Nevada corporation, for $2,750,000. The agreed purchase price consists of (i) a 4% promissory note in the amount of $2.5 million due four years after closing, and (ii) the issuance of 1,250,000 shares of the Company’s common stock having a market value of approximately $250,000.

Entremetrix is a Southern California-based company, and is a national provider of administrative employer and financial support services to small businesses primarily operating in the medical, life sciences and high-technology industries. Additionally, Entremetrix provides outsourced human resources and financial support staff. The acquisition will be accounted for under the purchase method, whereby the purchase price will be allocated to the underlying assets and liabilities based on their estimated fair values. The resulting goodwill from this transaction is currently estimated at $2,906,985. Entremetrix commenced operations in July 2002.

The following table presents the allocation of the acquisition cost, including professional fees and other related acquisition costs, to the assets acquired and liabilities assumed:

Cash and cash equivalents	$27,576
Accounts receivable	958
Other current assets	134,608
Property and equipment	51,323
Goodwill	2,906,985
Other non-current assets	645
Total assets	$3,122,095

Accounts payable and accrued expenses	$262,620
Notes payable	109,475
Total liabilities	$372,095

Total acquisition cost	$2,750,000

The pro forma consolidated results of operations have not been presented as if the acquisition of Entremetrix, Inc. had occurred at January 1, 2002, due to the sale of Entremetrix back to its original shareholder in February 2004. The pro forma information is not meaningful due to sale of Entremetrix, and the Company not pursuing any future business opportunities in the professional employment line.

F38

Kaire Holdings Incorporated and Subsidiaries Footnotes
19.    Acquisition and Disposition of Entremetrix, Inc. (continued)

Disposition of Entremetrix, Inc.

In February 2004, the Company signed a definitive agreement to sell Entremetrix, Inc., (Entremetrix), its professional employment organization business unit, back to its original shareholder. The Company had purchased Entremetrix in March 2003 for common stock and a note payable to the shareholder of Entremetrix. The results of operations of Entremetrix have been reported separately as discontinued operations. The transaction was in essence a recession of the original purchase. The Company received back the shares, 1,250,000 shares of its common stock, it had issued to the original shareholder and the note payable to the shareholder in the amount of $2,500,000 plus any accrued interest to date was cancelled. Entremetrix’s revenues were $399,643 for the period starting March 18, 2003 (acquisition date) to December 31, 2003.

For financial reporting purposes, the assets and liabilities of Entremetrix have been classified in the accompanying Balance Sheets as of December 31, 2003, under “Assets of discontinued operations held for sale” and comprise the following:

Assets:
Accounts receivable	$60,557
Other current assets	70,428
Property and equipment, net	48,435
Other assets	2,946,784
Total assets	$3,126,204

Liabilities:
Accounts payable	165,837
Accrued liabilities	238,796
Other non-current liabilities	2,692,332
Total liabilities	3,096,965

Net assets of discontinued operations
held for sale	$29,239

20.    Subsequent Events

Conversion of Debentures into Common Stock

During the period January 1, 2004 to April 2, 2004, holders of the Company’s 8% convertible debentures elected to convert an aggregate of $552,000 (principal and interest) into 17,011,518 shares of the Company’s common stock.

F39

Kaire Holdings Incorporated and Subsidiaries Footnotes
20.    Subsequent Events (continued)

Issuance of Common Stock for Services

The Company issued 2,405,000 shares of common stock to employees and consultants, with a market value of $649,000, for consulting services provided to the Company. Included in this issuance amount are 1,000,000 shares issued to the Chairman and CEO as payment for prior year deferred compensation.

Warrant Conversion

The Company converted warrants issued to debt holders into 2,200,000 shares of its common stock at an exercise price of $0.06.

F40

Kaire Holdings Incorporatedand SubsidiariesFootnotes

Kaire Holdings Incorporated
and Subsidiaries

Consolidated Financial Statements

September 30, 2004

Kaire Holdings Incorporated
and Subsidiaries

Consolidated Financial Statements

September 30, 2004

C O N T E N T S

Consolidated Balance Sheets	F41 - F42

Consolidated Statements of Operations	F43

Consolidated Statements of Cash Flows	F44 - F47

Notes to Consolidated Financial Statements	F48

Kaire Holdings Incorporated and Subsidiaries Consolidated Balance Sheets As of September 30, 2004 and December 31, 2003

ASSETS

	September 30, 2004	December 31, 2003
	(unaudited)	(audited)
Current Assets
Cash and cash equivalents	$45,933	$45,055
Accounts receivable, trade	262,662	66,762
Other receivables	119,117	115,157
Advances to shareholders	-	39,930
Inventory	146,113	85,228
Prepaid expenses	(226)	-
Deposits	45,549	45,549
Net assets of discontinued operations held for sale - Entremetrix	-	29,239

Total Current Assets	619,148	426,920

Other Assets
Property and equipment, net of accumulated depreciation	76,411	83,413

Total Other Assets	76,411	83,413

Total Assets	$695,559	$510,333

(continued)

See accompanying notes to these financial statements.
F41

Kaire Holdings Incorporated
and Subsidiaries
Consolidated Balance Sheets
As of September 30, 2004 and December 31, 2003

LIABILITIES AND STOCKHOLDERS' EQUITY

	September 30, 2004	December 31, 2003
	(unaudited)	(audited)
Current Liabilities
Accounts payable and accrued expenses	$345,509	$842,934
Income tax payable	647	14,500
Loans payable	-	68,384
Notes payable - related parties	5,081	5,746
Advances from shareholders	152,329	63,707
Liabilities of discontinued operations - Classic Care	698,816	698,816
Accrued interest - convertible debt	198,836	230,821
Convertible notes - current portion	383,226	868,567

Total Current liabilities	1,784,444	2,793,475

Long term liabilities
Convertible notes payable and debentures	543,195	95,574

Total long term liabilities	543,195	95,574

Total Liabilities	2,327,639	2,889,049

Stockholders' equity
Common stock, $0.001 par value
900,000,000 shares authorized; 30,927,252
and 7,393,007 shares issued and outstanding, respectively	30,928	7,393
Additional paid in capital	40,287,956	38,503,257
Accumulated deficit	(41,950,964)	(40,889,366)

Total Stockholders' Equity	(1,632,080)	(2,378,716)

Total Liabilities and Stockholders' Equity	$695,559	$510,333

See accompanying notes to these financial statements.
F43

Kaire Holdings Incorporated
and Subsidiaries
Consolidated Statements of Operations
As of September 30, 2004 and December 31, 2003

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2004	2003	2004	2003
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Net revenues	$641,103	$323,052	$1,738,475	$848,080
Cost of goods sold	(483,993)	(236,216)	(1,325,423)	(619,768)

Gross Profit	157,110	86,836	413,052	228,312

Operating Expenses
Salaries	129,392	76,359	380,879	219,468
Depreciation and amortization	7,238	17,499	21,714	36,863
General and administrative	164,623	83,423	1,027,633	590,822
Selling expense	200	1,268	19,365	4,273
Rent	4,560	10,984	32,770	40,853

Total Operating Expenses	306,013	189,533	1,482,361	892,279

Loss from operations	(148,903)	(102,697)	(1,069,309)	(663,967)

Other Income (Expenses)
Interest expense	(83,901)	(43,686)	(331,701)	(120,305)
Miscellaneous income	104,192	-	121,335	27,705
Miscellaneous expense	-	-	(80)	-

Total Other Income (Expenses)	20,291	(43,686)	(210,446)	(92,600)

Loss from continuing operations before income taxes	(128,612)	(146,383)	(1,279,755)	(756,567)

Provision for income taxes	-	(546)	(3,404)	(2,165)

Loss from continuing operations	(128,612)	(146,929)	(1,283,159)	(758,732)

Discontinued operations
Loss from operations of discontinued segment (Classic Care)
net of income tax expense of $200 in 2003	-	(1)	-	(20,218)

Gain on disposal of assets of discontinued segment (Classic Care)	-	-	-	78,668

Loss from operations of discontinued segment (Entremetrix), net
of income tax expense of $200 for both years	-	(48,971)	(55,287)	(180,043)

Gain on sale discontinued segment (Entremetrix)	-	-	276,848	-

Gain/(Loss) from Discontinued Operations	-	(48,972)	221,561	(121,593)

Net Loss	$(128,612)	$(195,901)	$(1,061,598)	$(880,325)

(Loss) earnings per weighted average share of
common stock outstanding - basic and diluted
From continuing operations	$(0.00)	$(0.03)	$(0.05)	$(0.20)
From discontinued operations	-	(0.01)	0.01	(0.03)
Total (loss) earnings per share - basic and diluted	$(0.00)	$(0.04)	$(0.04)	$(0.23)

Weighted-average shares outstanding - basic and diluted	29,509,257	4,461,446	25,018,482	3,820,374

See accompanying notes to these financial statements.
F44

Kaire Holdings Incorporated
and Subsidiaries
Consolidated Statements of Cash Flows
As of September 30, 2004 and December 31, 2003

	September 30,	September 30,
	2004	2003
	(unaudited)	(unaudited)
Increase (decrease) in cash and cash equivalents
Net loss	$(1,061,598)	$(880,325)
Adjustments to reconcile net loss to net cash used
in operating activities
Depreciation and amortization	21,714	36,863
Amortization of warrant and beneficial conversion feature	185,514	12,081
Common stock issued for professional services and compensation	648,785	322,444
Common stock issued for payment of interest	-	324
Gain on extinguishment of notes payable and related interest	(107,742)	-
Income from operations of discontinued operations - Classic Care	-	(16,458)
Loss on disposition of assets of discontinued operations - Classic Care	-	41,933
Gain on sale of discontinued operations - EntreMetrix	(276,848)	-
Loss from operations of discontinued operations - entreMetrix	55,287	180,043
Change in net assets and liabilities of discontinued operations - Classic Care	-	(54,499)
Change in net assets and liabilities of discontinued operations - entreMetrix	29,239	(16,121)
Other	(25,983)	43,324
Non-cash other income (expense)	(5,733)	3,086

Total adjustments to net income	$(537,365)	$(327,305)

Cash flow from operating activities:
Changes in operating assets and liabilities:
Trade accounts receivable	$(195,900)	$67,267
Deposits	-	4,950
Other receivables and assets	(3,960)	39,325
Shareholders advances	39,930	-
Prepaids	226	-
Inventory	(60,885)	(74,142)
Income and sales tax payable	(15,507)	3,485
Accrued interest on convertible notes	84,673	255,786
Accounts payable and accrued expenses	(97,195)	33,399

Cash flow generated by (used in) operating activities	$(785,983)	$2,765

Cash flow from investing activities:
Purchase of property and equipment	$(14,712)	$(7,180)
Cash acquired in acquisition of entreMetrix, Inc.	-	27,576

Net cash generated by (used in) investing activities	$(14,712)	$20,396

(continued)

See accompanying notes to these financial statements.
F45

Kaire Holdings Incorporated
and Subsidiaries
Consolidated Statements of Operations (Continued)
As of September 30, 2004 and December 31, 2003

	September 30,	September 30,
	2004	2003
	(unaudited)	(unaudited)
Cash flow from financing activities:
Proceeds from notes payable - shareholders	$208,622	$17,014
Payments on notes payable - shareholders	(120,000)	-
Proceeds from notes payable - related parties	1,325	5,546
Payments on notes payable - related parties	(1,990)	-
Proceeds from loans	-	7,435
Payments on loans	(68,384)	(23,542)
Proceeds from convertible notes payable	650,000	10,304
Proceeds from conversion of warrants	132,000	-

Net cash generated by (used in) financing activities	$801,573	$16,757

Net (decrease) increase in cash and cash equivalents	$878	$39,918

Cash and cash equivalents at beginning of year	45,055	20,356

Cash and cash equivalents at end of period	$45,933	$60,274

Supplementary disclosures of cash flow information
Cash paid during the year for
Interest	$2,561	$-
Taxes	$12,399	$-

Supplemental schedule of non-cash investing and financing activies:

During the nine months ended September 30, 2004, the Company entered into the following non-cash transactions:
                                                                                                     Gain on extinguishment of note payables and related accrued interest of $107,742
                                                                                                    Issued 3,955,000 shares of common stock for consulting services and compensation valued at $657,250.
                                                                                                   Issued 18,631,518 shares of common stock for conversion of $671,341 of notes payable and interest.
                                                                                                   Issued 2,197,727 shares of common stock to an officer for prior year compensation valued at $317,980 and current period compensation of $73,770.
                                                                                                     Retired 1,250,000 shares of commons stock valued at $250,000.
                                                                                                      The sale of entreMetrix resulted in a non-cash gain of $276,848.

(continued)

See accompanying notes to these financial statements.
F46

Kaire Holdings Incorporated
and Subsidiaries
Consolidated Statements of Operations (Continued)
As of September 30, 2004 and December 31, 2003

During the nine months ended September 30, 2003, the Company entered into the following non-cash transactions:

Issued 75,000 shares of common stock for services valued at $22,500

Issued 15,000 shares of common stock for conversion of $1,776 of notes payable and $324 of accrued interest.

Issued 988,733 shares of common stock for legal and consulting services valued at $299,944

In March 2003, the Company returned $26,625 of vehicles under capital leases to the lessors.

In January 2003, the Company acquired assets of
Sespe Pharmacy
Inventory	$81,068
Property and equipment	100,000
Assets acquired	181,068

Cash paid	(65,000)
Notes payable	(116,068)
Net	$-

In March 2003, the Company acquired entreMetrix, Inc. for 1,250,000 shares of common stock and a note payable for $2.5 million
Cash acquired in transaction	$27,576
Accounts receivable	958
Prepaid expenses and other assets	135,253
Goodwill	2,906,985
Property and equipment	51,323
Accounts payable and accrued expenses	(262,620)
Notes payable	(109,475)
Issuance of common stock - acquisition	(250,000)
Note payable - acquisition	(2,500,000)
$-

See accompanying notes to these financial statements.
F47

Kaire Holdings Incorporated
and Subsidiaries
Footnotes

1.    Summary of Significant Accounting Policies

Organization and Line of Business

Kaire Holdings Incorporated (“Kaire” or "the Company"), a Delaware corporation, was incorporated on June 2, 1986. Effective February 3, 1998, Kaire changed its name to Kaire Holdings Incorporated from Interactive Medical Technologies, Ltd. in connection with its investment in Kaire International, Inc. ("KII").

In January 2003, the Company, through its subsidiary Effective Health, Inc., (“Effective Health”) purchased all tangible and intangible assets of Sespe Pharmacy, a privately held company located in Fillmore, California.
The Company through its subsidiary Effective Health operates Sespe Pharmacy (“Sespe’). Sespe purchases prescription drugs in bulk and fills prescriptions for individuals living in senior assisted living and retirement centers in the Los Angeles area. Primary sales are to individuals and consist of packaged prescription drugs in prescribed dosages. These packaged drug sales are primarily paid for by Medi-Cal, and the balances of the sales that are not covered by Medi-Cal are paid directly by individuals. Sespe bills Medi-Cal and other third-party payors on behalf of the customer and receives payment directly from Medi-Cal. Additionally, Sespe operates a small retail pharmacy to serve walk-up customers.

Basis of presentation

The accompanying unaudited interim consolidated financial statements represent the financial activity of Kaire Holdings Incorporated and its subsidiaries. The consolidated financial statements for the nine and twelve months ended September 30, 2004 and December 31, 2003, have been prepared in accordance with generally accepted accounting principles for interim financial information in the US and in accordance with the instructions to Form 10-QSB and Rule 10-01 of Regulation S-X. Accordingly, the financial statements do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. For further information, refer to consolidated financial statements and footnotes thereto for the fiscal quarter ended September 30, 2004, included herein. The consolidated financial statements include the accounts of the Company and its majority-owned subsidiaries. All inter-company transactions were eliminated. The Company’s fiscal year ends on December 31 each year. The financial statements and notes are representations of the management and the Board of Directors who are responsible for their integrity and objectivity.

The results of operations for such periods are not necessarily indicative of the results expected for the full fiscal year or for any future period. The financial statements should be read in conjunction with the consolidated financial statements and related notes included in the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003.

F49

Kaire Holdings Incorporated and Subsidiaries Footnotes

1.    Summary of Significant Accounting Policies (continued)

History

In 1999, the Company formed YesRx.com, Inc., an Internet drugstore focused on pharmaceuticals, health, and wellness and beauty products. The Company focuses on selling drugs for chronic care as opposed to emergency needs and works mainly with the patient who has regular medication needs and requires multiple refills. In November of 2000, the Company advanced its business strategy with the introduction of the YesRx Health Advocate Program. The Health Advocate Program provides medication compliance programs to HIV/AIDS, diabetic and senior health communities.

In May 2000, the Company acquired Classic Care, Inc. (“Classic Care”), which was organized as a corporation in April 1997, under the Laws of the State of California. Classic Care operates as an agency distributor of pharmaceutical products, via a unique prescription packaging system for consumers at senior assisted living and retirement centers in the Los Angeles area. Classic Care purchases prescription drugs in bulk and fills prescriptions for individuals living in the aforementioned facilities. Primary sales are to individuals and consist of packaged prescription drugs in prescribed dosages. These packaged drug sales are primarily paid for by Medi-Cal, and the balances of the sales that are not covered by Medi-Cal are paid directly by individuals. Classic Care bills Medi-Cal and other third-party payors on behalf of the customer and receives payment directly from Medi-Cal.

On May 20, 2002, the Company and the original Classic Care Shareholders reached an agreement to settle all amounts due them. This agreement resulted in the Company selling the long-term services business clients to the original Classic Care shareholders and relinquishing all rights in the long-term services business in return for a release from repaying the promissory notes and contingent payments resulting from the original acquisition. In December 2002, the Company was informed by the Department of Health Services (“DHS”) that the Medi-Cal Program was taking the following actions against Classic Care: 1) withholding 100 percent of payment to Classic Care; and 2) temporarily suspending and deactivating Classic Care’s Medi-Cal provider number. In January 2003, the Company’s management decided to start the process of a voluntary dissolution of Classic Care.

Principles of Consolidation

The unaudited consolidated financial statements include the accounts of Kaire and its wholly-owned subsidiaries (collectively “the Company”), a publicly-traded company listed and traded on the NASDAQ Over the Counter Bulletin Board (“OTCBB”). The Company’s subsidiaries include Effective Health, Inc. (dba Sespe Pharmacy), Classic Care, Inc. (dba Classic Care Pharmacy) and Entremetrix, Inc. Intercompany accounts and transactions have been eliminated upon consolidation.

F50

Kaire Holdings Incorporated and Subsidiaries Footnotes

1.    Summary of Significant Accounting Policies (continued)

Principles of Consolidation (continued)

The consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and in accordance with the instructions to Form 10-QSB and Rule 10-01 of Regulation S-X. Accordingly, the financial statements do no include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. For further information, refer to consolidated financial statements and footnotes thereto for the three and nine months ended September 30, 2004, included herein. The consolidated financial statements include the accounts of the Company and its majority-owned subsidiaries. All intercompany transactions were eliminated. The Company’s fiscal year ends on December 31 each year.

The results of operations for such periods are not necessarily indicative of the results expected for the full fiscal year or for any future period. The financial statements should be read in conjunction with the consolidated financial statements and related notes included in the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003.

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include valuation of reserve for litigation, allowance for doubtful accounts and third-party contractual agreements, and the net realizable value of assets of discontinued operations.

Cash and Cash Equivalents

For purpose of the statements of cash flows, cash equivalents include amounts invested in a money market account with a financial institution. The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. Cash equivalents are carried at cost, which approximates market.

Concentration of Cash

The Company at times during the year maintained cash balances in excess of the federally insured limit of $100,000 per institution. There were no uninsured balances as of September 30, 2004.

F51

Kaire Holdings Incorporated and Subsidiaries Footnotes

1.    Summary of Significant Accounting Policies (continued)

Net Client Revenue

Net client revenue represents the estimated net realizable amounts from clients, third-party payors and others for sale of products or services rendered.

For revenue recognition, revenue is recorded when the prescription is filled or when services are performed. A significant portion of revenue is from federal and state reimbursement programs.

The Medicare and Medi-Cal programs are the largest payors for services rendered by the Company. The Company is a party to nonexclusive agreements with certain third-party payors, and termination of such third-party agreements could have an adverse effect on the Company.

Third-Party Contractual Adjustments

The amount of revenue is based on the Company’s established billing rates less allowances and discounts principally for patients covered by Medicare and Medi-Cal and other contractual programs. Payments under these programs are based on either predetermined rates or the costs of drugs. Retroactive adjustments are accrued on an estimated basis in the period the related services are rendered and adjusted in future periods as final settlements are determined. These contractual allowances and discounts are charged to accounts receivable in the accompanying consolidated balance sheets.

Net Loss per Share

Loss per common share is computed on the weighted average number of common shares outstanding during each year. Basic loss per share is computed as net loss applicable to common stockholders divided by the weighted average number of common shares outstanding for the period. Diluted loss per share reflects the potential dilution that could occur from common shares issuable through stock options, warrants and other convertible securities when the effect would be dilutive.

Effective August 25, 2003, the Company concluded a reverse split at a ratio of 1-for-200. All loss per share calculations and shares issued were retroactively adjusted to reflect the reverse stock split.

Inventory

Inventory consists primarily of pharmaceuticals and health care products and is stated at the lower of cost or market on a first-in-first-out basis.

F52

Kaire Holdings Incorporated and Subsidiaries Footnotes

1.    Summary of Significant Accounting Policies (continued)

Income Taxes

The Company utilizes SFAS No. 109, "Accounting for Income Taxes," which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. The provision for income taxes represents the tax payable for the period and the change during the period in deferred tax assets and liabilities. The Company has recorded a full valuation allowance to reduce the deferred tax assets due to the Company incurring recurring losses and uncertainty regarding the recoverability of these tax assets in the future.

Fair Value of Financial Instruments

The Company measures its financial assets and liabilities in accordance with generally accepted accounting principles. SFAS NO. 107, “Disclosure about Fair Value of Financial Instruments,” requires certain disclosures regarding the fair value of financial instruments. For certain of the Company's financial instruments, including cash and cash equivalents and accounts payable and accrued liabilities, the carrying amounts approximate fair value due to their short maturities. The amounts shown for notes payable also approximate fair value because current interest rates offered to the Company for debt of similar maturities are substantially the same.

Stock-Based Compensation

SFAS No. 123, "Accounting for Stock-Based Compensation," establishes and encourages the use of the fair value based method of accounting for stock-based compensation arrangements under which compensation cost is determined using the fair value of stock-based compensation determined as of the date of grant and is recognized over the periods in which the related services are rendered. The statement also permits companies to elect to continue using the current implicit value accounting method specified in Accounting Principles Bulletin (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees,” to account for stock-based compensation.

The Company determined that it will not change to the fair value method and will continue to use the implicit value based method for stock options issued to employees and has disclosed the pro forma effect of using the fair value based method to account for its stock-based compensation.

The FASB released Interpretation No.44, "Accounting for Certain Transactions Involving Stock Compensation.” This Interpretation addresses certain practice issues related to APB Opinion No.25. The provisions of this Interpretation shall be applied to new awards, exchanges of awards in business combinations, modifications to an outstanding award, and exchanges in grantee status that occur.

The Company did not issue any options or warrants to employees or consultants during the nine months ended September 30, 2004 and 2003.
1.    Summary of Significant Accounting Policies (continued)

Comprehensive Income (Loss)

Statement of Financial Accounting Standards No. 130, “Reporting Comprehensive Income” (SFAS 130) established standards for reporting and display of comprehensive income (loss) and its components in a full set of general-purpose financial statements. Comprehensive income consists of net income and unrealized gains (losses) on available-for-sale securities; foreign currency translation adjustments; changes in market values of future contracts that qualify as a hedge; and negative equity adjustments recognized in accordance with SFAS No. 87. The Company, however, does not have any components of comprehensive income (loss) as defined by SFAS 130 and therefore, for the nine months ended September 30, 2004 and 2003, comprehensive loss is equivalent to the Company’s net loss.

Long-Lived Assets

In accordance with Statement of Financial Accounting Standards (“SFAS”) No. 121, the Company periodically evaluates the carrying value of long-lived assets to be held and used, including intangible assets, when events and circumstances warrant such a review. The carrying value of a long-lived asset is considered impaired when the anticipated discounted cash flow from such asset is separately identifiable and is less than its carrying value. In that event, a loss is recognized based on the amount by which the carrying value exceeds the fair market value of the long-lived asset. Fair market value is determined primarily using the anticipated cash flows discounted at a rate commensurate with the risk involved. Losses on long-lived assets to be disposed of are determined in a similar manner, except that fair market values are reduced for the cost to dispose.

Advertising Costs

The Company expenses advertising and marketing costs as they are incurred. The Company did not incur any advertising costs for the nine months ended September 30, 2004 and 2003.

Reclassifications

Certain amounts in the 2003 financial statements have been reclassified to conform to the 2004 presentations. These reclassifications had no effect on previously reported results of operations or retained earnings.

F53

Kaire Holdings Incorporated and Subsidiaries Footnotes

1.    Summary of Significant Accounting Policies (continued)

Segment and Geographic Information

The FASB issued SFAS No. 131 on “Disclosures about Segments of an Enterprise and Related Information” effective in 1998. SFAS 131 requires enterprises to report information about operating segments in annual financial statements and selected information about reportable segments in interim financial reports issued to shareholders, on the basis that is used internally for evaluating segment performance and deciding how to allocate resources to segments. It also established standards for related disclosures about products and services, geographic areas and major customers.

The Company managed its operations through two business segments: professional employment organization and pharmacy operations. The Company entered the professional employment business as a result of the Entremetrix, Inc., acquisition in March 2003. However, the Company sold Entremetrix, Inc., back to its original shareholder in February 2004.

The Company had evaluated performance based on net operating profit. The operating segments do not share staff or facilities. Payroll services were provided by Entremetrix, Inc., to the pharmacy business unit. The costs of operating each segment are captured discretely within each segment. The Company’s property and equipment, inventory, and accounts receivable are captured and reported discretely within each operating segment.

The operating results of Entremetrix, Inc. are shown as discontinued operations in the financial statements. Due to the sale of Entremetrix, Inc. the Company operates in only one segment.

Other Accounting Pronouncements

In December 2003, the Securities and Exchange Commission (“SEC”) issued Staff Accounting Bulletin (“SAB”) No. 104, “Revenue Recognition.” SAB 104 supersedes SAB 101, “Revenue Recognition in Consolidated Financial Statements.” SAB 104’s primary purpose is to rescind accounting guidance contained in SAB 101 related to multiple element revenue arrangements, superseded as a result of the issuance of EITF 00-21, “Accounting for Revenue Arrangements with Multiple Deliverables.” Additionally, SAB 104 rescinds the SEC’s Revenue Recognition in Consolidated Financial Statements Frequently Asked Questions and Answers (“the FAQ”) issued with SAB 101 that had been codified in SEC Topic 13, Revenue Recognition. Selected portions of the FAQ have been incorporated into SAB 104. While the wording of SAB 104 has changed to reflect the issuance of EITF 00-21, the revenue recognition principles of SAB 101 remain largely unchanged by the issuance of SAB 104, which was effective upon issuance. The adoption of SAB 104 did not impact the consolidated financial statements.

F54

Kaire Holdings Incorporated and Subsidiaries Footnotes

2.    Going Concern

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. However, the Company has experienced net losses of $1,061,598 and $880,325 for the nine months ended September 30, 2004 and 2003, respectively. The Company also had a net working deficit of $1,165,296 for the nine months ended September 30, 2004. Additionally, the Company must raise additional capital to meet its working capital needs. If the Company is unable to raise sufficient capital to fund its operations, it might be required to discontinue its pharmacy operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. In view of the matters described above, recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheet is dependent upon the Company’s ability to generate sufficient sales volume to cover its operating expenses and to raise sufficient capital to meet its payment obligations. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

Management raised an additional $650,000 in debt financing in May 2004, and the Company has previously relied on equity financing sources and debt offerings to fund operations. The Company's reliance on equity and debt financing will continue, and the Company will continue to seek to enter into strategic acquisitions.

3.     Acquisition of Sespe Pharmacy

Effective January 26, 2003, the Company concluded its agreement to purchase all the tangible and intangible assets of Sespe Pharmacy, a privately held company, for a total cost of $181,068.

The acquisition was recorded using the purchase method of accounting. Accordingly, the purchase price has been allocated to the assets acquired based on the estimated fair values at the date of acquisition. The operating results of this acquisition are included in the Company’s Consolidated Results of Operations from the date of acquisition.

The following table presents the allocation of the purchase price, including related acquisition costs, to the assets and liabilities acquired:

Inventory	$81,068
Property and equipment	100,000
Total purchase price	$181,068

F55

Kaire Holdings Incorporated and Subsidiaries Footnotes

4.    Accounts Receivable - Trade

In 2004 and 2003, approximately 92% and 91% of net revenues of continuing operations were derived under federal, state and local third-party reimbursement programs. These revenues are based, in part, on cost reimbursement principles and are subject to audit and retroactive adjustment by the respective third-party fiscal intermediaries. In the opinion of management, retroactive adjustments, if any would not be material to the financial position, results of operations or cash flows of the Company.

The Company provides an allowance for doubtful accounts based upon its estimation of uncollectible accounts. The Company bases this estimate on historical collection experience and a review of the current status of trade accounts receivable. Management determined that no allowance for doubtful accounts was needed as of September 30, 2004.

The operations of Classic Care ceased in January 2003, and the DHS informed the Company in December 2002 that Medi-CAL was withholding a 100% of its payments and Classic Care’s Medi-CAL license was being suspended. Accordingly, the Company has fully reserved the accounts receivable balance as of September 30, 2004 and December 31, 2003 attributable to Classic Care. Receivables attributable to Classic Care are a component of net discontinued liabilities. It is reasonably possible that the Company’s estimate of the allowance for doubtful accounts for Classic Care may change. The Company is continuing to have discussions with the DHS regarding this matter.

5.    Common Stock Transactions

The common stock transactions during the nine months ended September 30, 2004 were as follows:

•	The Company converted $539,341 in notes payable and related interest into 16,431,518 shares of its common stock.

•	The Company issued 3,955,000 shares of its common stock with a market value of $657,250 for consulting services provided to the Company.

•	The Company converted warrants issued to note holders into 2,200,000 shares of its common stock for $132,000.

•	The Company issued 2,197,727 shares of its common stock to its CEO for current and prior year compensation totaling $391,750.

•	The Company retired 1,250,000 shares of its common stock as result of the sale of entreMetrix, Inc. back to its original shareholder.

F56

Kaire Holdings Incorporated and Subsidiaries Footnotes

5.    Common Stock Transactions (continued)

The common stock transactions during the nine months ended September 30, 2003 were as follows:

•	On February 7, 2003, a holder of the Company’s 8% convertible debentures elected to convert an aggregate of $1,776 principal amount of the debentures and $324 of related interest into 15,000 shares of the Company’s common stock on March 21, 2003.

•	During the period ending September 30, 2003, the Company issued 363,733 shares of its common stock to various consultants in lieu of cash payments for services rendered. The aggregate value of services was $126,444.

•	The Company issued 700,000 shares of its common stock under the terms of the 2003 Legal and Consulting Services Plan. The common stock issued had an approximate market value of $196,000.

•	The Company issued 1,250,000 shares of its common stock, which had an approximate market value of $250,000, in connection with the acquisition of entreMetrix, Inc.

Authorization to Effect a Reverse Stock Split

On March 28, 2003, the Company obtained a written consent of a majority of its shareholders to amend the Certificate of Incorporation to effect up to a one-for-200 reverse split of common stock. The exchange ratio was approved by the Board of Directors. The exchange ratio was one newly issued share for each two hundred shares of common stock. As per a Board of Directors resolution, this Amendment will have no effect on the par value of the common stock, which will remain at $0.001. The reverse stock split was effective August 25, 2003.

Pursuant to the Reverse Stock Split, each holder of shares of Common Stock (the "Old Common Stock") immediately prior to the effectiveness of the Reverse Stock Split will become the holder of fewer shares of Common Stock (the "New Common Stock") after consummation of the Reverse Stock Split. Although the Reverse Stock Split, will not, by itself, impact the Company's assets or properties, the Reverse Stock Split could result in a decrease in the Company's aggregate market value. The Reverse Stock Split will not result in some stockholders owning "odd-lots.” All fractional share holdings shall be rounded up to whole shares. For example, if a shareholder owns 350 shares of Old Common Stock, after a 1 for 200 Reverse Stock Split, that shareholder will now own 2 shares of New Common Stock, not 1 3/4 shares of New Common Stock.

Based on approximately 898,484,863 shares of Common Stock issued and outstanding as of August 25, 2003, the following table reflects a range of the approximate percentage reduction in the outstanding shares of Common Stock and the approximate number of shares of Common Stock that are outstanding as a result of the Reverse Stock Split (not accounting for any proposed increase in authorized shares as described above):

Reverse	Percentage	Shares To Be
Stock Split	Reduction	Outstanding

1 for 200	99.5%	4,492,425

5.    Common Stock Transactions (continued)

Authorization to Effect a Reverse Stock Split (continued)

All outstanding options, warrants, rights and convertible securities were appropriately adjusted for the Reverse Stock Split automatically on the effective date of the Reverse Stock Split. The Reverse Stock Split affects all stockholders equally and does not affect any stockholder's proportionate equity interest in the Company except for those stockholders whose fractional shares will be rounded up.

None of the rights currently accruing to holders of the Common Stock, options or warrants to purchase Common Stock or securities convertible into Common Stock are affected by the Reverse Stock Split. Following the Reverse Stock Split, each share of New Common Stock entitles the holder thereof to one vote per share and will otherwise be identical to one share of the Old Common Stock.

The percentage ownership of management, the number of stockholders or any aspect of the Company's business has not changed materially because of the Reverse Stock Split.

2003 Consulting and Legal Services Plan

In March 2003, the Board of Directors approved the 2003 Consulting and Legal Services Plan. The purpose of the 2003 Consulting and Legal Services Plan (“Plan”) is to provide the Company with a means of compensating selected key consultants and legal service providers to the Company and its subsidiaries for their services rendered with shares of Common Stock of the Company. The Plan will be administered by the Company’s Board of Directors (the “Board”). The Company’s Board shall (a) select consultant(s) and/or legal service provider(s) to whom shares of the Company’s Common Stock shall be awarded or sold, and (b) determine the number of shares to be awarded or sold; the time or times at which shares shall be awarded or sold; whether the shares to be awarded or sold will be registered with the Securities and Exchange Commission; and such conditions, rights of repurchase, rights of first refusal or other transfer restrictions as the Board may determine. Each award or sale of shares under the Plan may or may not be evidenced by a written agreement between the Company and the persons to whom shares of the Company’s Common Stock are awarded or sold. From time to time, the Board may make such changes in or additions to the Plan as it may deem proper and in the best interests of the Company and its Stockholders. The Board may also suspend or terminate the Plan at any time, without notice, and in its sole discretion.

For purposes of the Plan, the Board of Directors is authorized to sell or award up to 700,000 shares and/or options of the Company’s Common Stock at $0.001 par value per share (“Common Stock”).

All key consultants and qualified legal service providers to the Company and any of its subsidiaries are eligible to participate in the Plan.

The Board approved the issuance of 700,000 shares to various consultants under the terms of the Plan.

F57

Kaire Holdings Incorporated and Subsidiaries Footnotes

6.    Related Party Transactions

The following transactions occurred between the Company and certain related parties:

Richard McKinley

Richard McKinley, President of Entremetrix, advanced $82,000 to Entremetrix in 2003.

7.    Property and Equipment

Property and equipment at September 30, 2004 and December 31, 2003 consisted of the following:

	2004	2003

Furniture and fixtures	$85,000	$85,000
Automobiles	14,712	-
Leasehold improvements	-	-
Computers and equipment	21,144	21,144
	120,856	106,144

Less accumulated depreciation and amortization	(44,445)	(22,731)

Total	$76,411	$83,413

Depreciation and amortization expense for the nine months ended September 30, 2004 and 2003 was $21,714 and $36,863, respectively.

8.    Accounts Payable and Accrued Expenses

Accounts payable and accrued expenses at September 30, 2004 and December 31, 2003 consisted of the following:

	September 30, 2004	December 31, 2003
Accounts payable	$121,907	$168,811
Accrued professional and related fees	660	134,250
Accrued compensation and related payroll taxes	17,699	327,581
Other accrued expenses	-	7,049
Reserve for litigation	205,243	205,243
Total	$345,509	842,934

F58

Kaire Holdings Incorporated and Subsidiaries Footnotes

9.    Other Receivables

The Company has transferred to another pharmacy a portion of its pharmaceuticals inventory amounting to $415,157. The Company has recorded a valuation allowance of $300,000 for this receivable in 2002. The Company transferred its inventory to another pharmacy which was taking over the long-term care business of Classic Care. Management transferred inventory to assist the new pharmacy during the transition and to minimize any disruption to the patients. The Company is continuing its efforts to collect this receivable (including legal options), and based on its efforts the valuation allowance is considered to be reasonable.

10.    Convertible Notes Payable and Debentures

Convertible debentures consist of the following at September 30, 2004:
8% convertible subordinated debentures, due in May 2006, convertible into shares of common stock at any time prior to maturity. Interest is payable quarterly, and principal is due at maturity.	$650,000

8% convertible subordinated debentures, originally due in October 2002 and now on demand, convertible into shares of common stock at any time prior to maturity. Interest is payable quarterly, and principal is due at maturity.	26,650

8% convertible subordinated debentures, due in December 2005, convertible into shares of common stock at any time prior to maturity. Interest is payable quarterly, and principal is due at maturity.	320,000

8% convertible subordinated debentures, due on demand, convertible into shares of common stock at any time. Interest is payable quarterly, and principal is due at maturity.	356,576

1,353,226

Less: Unamortized Discount	(426,805)

Total debt	926,421

Less: current portion	(383,226)

Convertible debentures, less current portion	$543,195

F59

Kaire Holdings Incorporated and Subsidiaries Footnotes

10.    Convertible Notes Payable and Debentures (continued)

In May 2004, the Company concluded debt financing for $650,000, whereby the following 8% convertible debentures were issued: $350,000 to Alpha Capital Aktiengesellschaft; $200,000 to Gamma Opportunity Capital Partners, LP; and $100,000 to Longview Fund, LP. Additionally, in conjunction with these convertible debentures, the Company issued detachable warrants to purchase 4,444,444 shares of common stock in conjunction with the convertible notes. The exercise price of the warrants is $0.17 per share, and the warrants mature in five years.

The conversion price per share of the above debentures shall be equal to the lesser of (i) $.09 or (ii) eighty-five (85%) of the average of the closing bid prices for the fifteen (15) trading days prior to but not including the Conversion Date for the Common Stock. Closing bid price shall mean the last closing bid price as reported by Bloomberg LP. The Conversion Price shall be $.09 per share unless at any time after the closing price of the Common Stock as reported by Bloomberg LP for the Principal Market is less than $0.09 per share for fifteen (15) consecutive trading days.

Total funds received of $650,000 were allocated $312,108 to the 8% convertible notes, $240,834 to the note warrants and $97,059 to the beneficial conversion feature. The value allocated to the note warrants and the beneficial conversion feature are being amortized to interest expense over the term of the notes.

Gain on Extinguishment of Notes Payable

In September 2004, the Company wrote off 10% notes payable with a principal balance of $71,000 and related interest of $36,742. The note holders are not currently in business. These notes were over five years old and the Company has not been contacted by the note holders regarding payment for over five years. The Company engaged its counsel to contact these note holders to resolve these outstanding amounts. Through these efforts to contact the note holders, the Company learned that the note holder had filed for bankruptcy, and is no longer in business. The Company’s counsel further advised that the Company is no longer liable for these amounts. Thus, the Company recorded a gain of $107,742 on the extinguishment of these notes, and is included in the Statement of Operations for three and nine months ended September 30, 2004.

11.    Income Taxes

At September 30, 2003, the Company has available approximately $26,500,000 and $10,476,415 in Federal and State net operating loss carryforwards available to offset future federal and state income taxes, respectively, which begin to expire in 2022.

Tax rules impose limitations on the use of net operating losses following certain changes in ownership. Such a change occurred in 1999 and 2000, which will limit the utilization of the net operating losses in subsequent years.

F60

Kaire Holdings Incorporated and Subsidiaries Footnotes

12.    Commitments and Contingencies

Litigation

Department of Health Services

The Company is a provider of services under California’s Medicaid program (“Medi-Cal”), which is administered by the Department of Health Services (“DHS”). DHS served notice to the Company that the Company received overpayment of claims submitted by the Company for certain drugs, based on alleged violations of the California Code of Regulations. The Company has provided documentary evidence to contest and rebut DHS’s allegations and received an extension to provide evidence to the contrary. In December 2002, DHS informed the Company that it was suspending Classic Care’s Medi-Cal license, and that it was withholding all further payments until its investigation is complete. Classic Care could not successfully operate without a Medi-Cal license. Thus, the Company has decided to cease operations of Classic Care. Management has fully reserved the accounts receivable balance regarding these allegations.

Additionally, DHS has alleged that Classic Care was overpaid in 1998, 1999 and 2000, and has requested a refund. The Company believes that all reimbursements received were appropriate, and management believes that it does not have a liability to the DHS. The Company has consulted with its general counsel and other outside counsel regarding the claims made by DHS, and the Company does not believe it is reasonably liable for any amounts pursuant to the DHS allegations.

Except as otherwise specifically indicated above, management believes that the Company does not have any material liability for any lawsuits, settlements, judgments, or fees of defense counsel which have not been paid or accrued as of September 30, 2004. However, there can be no assurance that the Company will prevail in the above proceedings. In addition, the Company may be required to continue to defend itself resulting in substantial additional expense. In the event the Company is unable to pay the defense costs associated with the foregoing, an unfavorable settlement or judgment could be awarded against the Company, which might have a material adverse effect upon the Company.

Company Is in Dispute with a Vendor

The Company is in dispute over the amounts due this vendor for purchases of pharmaceuticals in 2001 and 2002 by its subsidiary, Classic Care, in the approximate amount of $550,000. The Vendor has filed a lawsuit naming the Company as a defendant. The Company with the advice of its counsel has evaluated these claims and is vigorously defending itself in this litigation. The Company believes that adequate provision has been made in the 2003 financial statements for any liability.

F61

Kaire Holdings Incorporated and Subsidiaries Footnotes

12.    Commitments and Contingencies (continued)

Leases

Operating leases

In June of 2002, the Company leased a 7,334-square-foot building located at 8135 Clybourne Ave, Sun Valley, CA 91352, to serve as their corporate headquarters and storage facility. The lease is for a period of two years, ending June 2004, with monthly lease payments of $3,420. The Company subleases on a month-to-month basis approximately one half of the facility to Digital Media Group, Inc, a related company that is owned by the Company’s CEO and Chairman, Steve Westlund. The Company vacated this facility in March 2004.

In January 2003, the Company entered into an operating lease agreement for a pharmacy in Fillmore, California. The pharmacy facility is approximately 835 square feet. Payments under the lease will be $1,170 per month, and will commence on January 26, 2003, and will continue through the initial lease term of five years. The Company has options to renew the lease for two five-year periods and to purchase the facility at its estimated fair market value at any time during the lease term.

Rent expense for the nine months ended September 30, 2004 and 2003, was $32,770 and $40,853 respectively.

Entremetrix leased offices located at 18662 MacArthur Boulevard, Floor 2, Irvine, CA under a non-cancelable operating lease agreement that required a monthly rental payment of $630. This lease expired in December 2002. The company continued to lease on a month-to-month basis through March 2003.

Entremetrix relocated its offices to 18101 Von Karman Avenue, Irvine, CA. The offices are leased under a non-cancelable operating lease agreement that requires a monthly rental payment of $3,600. This lease term runs from April 2003 through March 2004.

The Company is not obligated for the Entremetrix facilities lease due to the sale of Entremetrix in February 2004.

Capital leases

The Company had maintained capital leases for some of its medical equipment and certain autos. All assets under capital leases were directly related to the operations of Classic. Due to the closure of Classic Care, Inc., all amounts due under capital lease have been reclassified as current. The Company’s management is negotiating with the lessors regarding the outstanding amounts.

F62

Kaire Holdings Incorporated and Subsidiaries Footnotes

12.    Commitments and Contingencies (continued)

Employment Agreements

Chief Executive Officer Compensation

On April 1, 2000, Mr. Westlund signed a three-year employment agreement. The contract calls for Mr. Westlund to be paid a base salary of $8,333 per month for the first year of the term. Mr. Westlund’s base salary was to increase 15% per year for each of the second and third years per this agreement.

Although Mr. Westlund’s employment agreement states that his salary is to be $8,333 per month, his actual pay has been $4,000 per month. Mr. Westlund is entitled to be paid the balance of his monthly compensation in either cash or equity. Additionally, Mr. Westlund has been granted an option to purchase up to 30,000 shares of Kaire common stock over the next 5 years at an option price of $0.05 per share. To date, Mr. Westlund has exercised options to purchase 29,833 shares of common stock.

In 2004, Mr. Westlund was issued 2,197,727 shares of the Company’s common stock valued at $391,750 in lieu of the total amount due to him under the above compensation agreement. The Company has accrued $17,699 for Mr. Westlund’s compensation as of September 30, 2004.

13.    Stock Options and Warrants

The Company has adopted the provisions of Financial Interpretation No. 44. Accordingly, the Company applies APB Opinion No. 25 and related interpretations in accounting for its plans for employees. If the Company had elected to recognize compensation expense based upon the fair value at the grant date for awards under this plan consistent with the methodology prescribed by SFAS No. 123, the Company's net loss and loss per share would be reduced to the pro forma amounts indicated below for the nine months ended:

	September 30, 2004	September 30, 2003
Net loss
As reported	$(1,061,598)	$(880,324)
Pro forma	$(1,061,598)	$(880,324)
Basic and diluted loss per common share
As reported:
Continuing operations	$(0.00)	$(0.03)
Discontinued operations	$(0.00)	$(0.01)
Total	$(0.00)	$(0.04)
Pro forma:
Continuing operations	$(0.00)	$(0.03)
Discontinued operations	$(0.00)	$(0.01)
Total	$(0.00)	$(0.04)

F63

Kaire Holdings Incorporated and Subsidiaries Footnotes

13.    Stock Options and Warrants (continued)

The following table summarizes information with respect to stock options outstanding and exercisable at September 30, 2004:

	Options Outstanding			Options Exercisable
Range of Exercise Prices	Number Outstanding as of September 30, 2004	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Number Exercisable as of September 30, 2004	Weighted Average Exercise Price

$10.00	10,167	0.71	$10.00	10,167	$10.00

14.    Earnings per Share

Earnings (loss) per share (“EPS”) have been calculated using the weighted average number of shares outstanding during each period. Earnings per share-dilutive does not include the effect of potentially dilutive securities for the nine months ended September 30, 2004 and 2003 respectively. The loss from operations and the net loss for the nine months ended September 30, 2004 and 2003 make these securities anti-dilutive.

Effective August 25, 2003, the Company concluded a reverse split at a ratio of 1-for-200. All EPS calculations and shares issued were retroactively adjusted to reflect the reverse stock split.

15.    Discontinued Operations - Classic Care, Inc.

In December 2002, the Company decided to discontinue all operations at its Classic Care subsidiary, a pharmacy, and conduct a voluntary dissolution of Classic Care. The final dissolution date of Classic Care was May 2003. The results of Classic Care’s operations have been reported separately as discontinued operations in the Statements of Operations.

F64

Kaire Holdings Incorporated and Subsidiaries Footnotes

15.    Discontinued Operations - Classic Care, Inc.

The net assets (liabilities) of the discontinued operations have been recorded at their estimated net realizable value under the caption “Net assets (liabilities) of discontinued operations - Classic Care” in the accompanying Balance Sheets at September 30, 2004, and December 31, 2003, and consist of the following:

Accounts receivable, net	$-
Inventories	-
Property and equipment, net	-
Other assets	-
Total assets	-

Accounts payable	(685,050)
Accrued liabilities	(13,766)
Capital leases	-
Notes payable - related parties	-
Total liabilities	(698,816)
Net assets (liabilities) of discontinued operations	$(698,816)

16.    Acquisition and Disposition of Entremetrix, Inc.

Acquisition of Entremetrix, Inc.

In March 2003, the Company through its subsidiary completed the acquisition of all the outstanding common shares of Entremetrix, Inc., a Nevada corporation, for $2,750,000. The agreed purchase price consisted of (i) a 4% promissory note in the amount of $2.5 million due four years after closing, and (ii) the issuance of 1,250,000 shares of the Company’s common stock having a market value of approximately $250,000.

Entremetrix is a Southern California-based company, and is a national provider of administrative employer and financial support services to small businesses primarily operating in the medical, life sciences and high-technology industries. Additionally, Entremetrix provides outsourced human resources and financial support staff. The acquisition was accounted for under the purchase method, whereby the purchase price was allocated to the underlying assets and liabilities based on their estimated fair values. The resulting goodwill from this transaction was estimated at $2,906,985. Entremetrix had commenced operations in July 2002.

F65

Kaire Holdings Incorporated and Subsidiaries Footnotes

16.    Acquisition and Disposition of Entremetrix, Inc. (continued)

The following table presents the allocation of the acquisition cost, including professional fees and other related acquisition costs, to the assets acquired and liabilities assumed:

Cash and cash equivalents	$27,576
Accounts receivable	958
Other current assets	134,608
Property and equipment	51,323
Goodwill	2,906,985
Other non-current assets	645
Total assets	$3,122,095

Accounts payable and accrued expenses	$262,620
Notes payable	109,475
Total liabilities	$372,095

Total acquisition cost	$2,750,000

The pro forma consolidated results of operations have not been presented as if the acquisition of Entremetrix, Inc. had occurred at January 1, 2003, due to the sale of Entremetrix back to its original shareholder in February 2004. The pro forma information is not meaningful due to the sale of Entremetrix, and the Company is not pursuing any future business opportunities in the professional employment line.

Sale of entreMetrix, Inc.

In January 2004, the Company determined to discontinue operations of entreMetrix, Inc., its professional employment business division and sold entreMetrix, Inc., back to its original owner. On February 25, 2004, the Company completed the sale of entreMetrix, which was in essence a recession of the original purchase. The Company received back the shares, 1,250,000 shares of its common stock, it had issued to the original shareholder and the note payable to the shareholder in the amount of $2,500,000 plus all accrued interest to date was cancelled. The results of operations of Entremetrix have been reported separately as discontinued operations.

The assets sold consisted primarily of accounts receivable, deposits, property and equipment, and other assets. The buyer also assumed all accounts payable and accrued liabilities.

F66

Kaire Holdings Incorporated and Subsidiaries Footnotes

16.    Acquisition and Disposition of Entremetrix, Inc. (continued)

Sale of entreMetrix, Inc. (continued)

Actual operating losses of entreMetrix during the period from January 1, 2004, through February 25, 2004, were $55,287, and the gain on the sale of entreMetrix is estimated to be $276,848 (net of income taxes of $0). Accordingly, the accompanying Statement of Operations for the nine-month period ending September 30, 2004 includes a gain of $221,561.

Liabilities	$156,985
Accrued interest on note payable	53,836
Note Payable	2,500,000
Value of common stock	250,000
Other	223,012
Total	$3,183,833
Less: Investment in entreMetrix	2,906,985

Gain on Sale of entreMetrix, Inc.	$276,848

Entremetrix’s revenues for the period starting January 1, 2004 to February 25, 2004, and for the period starting March 17, 2003 (date of acquisition) to March 31, 2003, were $25,860 and $9,256, respectively.

The following is a summary of the assets and liabilities at February 25, 2004:

February 25, 2004
Assets:
Accounts receivable	$58,932
Deposits	40,582
Property and equipment, net	48,221
Other assets	4,650
Total assets	$152,385

Liabilities:
Accounts payable	$90,740
Notes payable	192,646
Accrued liabilities	252,726
Total liabilities	$536,112

Net liabilities of discontinued operations	$383,727

F67

Part II. Information Not Required In Prospectus

Indemnification of Directors and Officer

Section 145 of the General Corporation Law of the State of Delaware provides, in general, that a corporation incorporated under the laws of the State of Delaware, such as the registrant, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonable entitled to indemnity for such expenses.

Our certificate of incorporation provides that directors shall not be personally liable for monetary damages to our company or our stockholders for breach of fiduciary duty as a director, except for liability resulting from a breach of the director's duty of loyalty to our company or our stockholders, intentional misconduct or willful violation of law, actions or inactions not in good faith, an unlawful stock purchase or payment of a dividend under Delaware law, or transactions from which the director derives improper personal benefit. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission. Our certificate of incorporation also authorizes us to indemnify our officers, directors and other agents to the fullest extent permitted under Delaware law. Our bylaws provide that the registrant shall indemnify our officers, directors and employees. The rights to indemnity hereunder continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of the person. In addition, expenses incurred by a director or officer in defending any action, suit or proceeding by reason of the fact that he or she is or was a director or officer of our company shall be paid by the registrant unless such officer, director or employee is adjudged liable for negligence or misconduct in the performance of his or her duties.

This means that our certificate of incorporation provides that a director is not personally liable for monetary damages to us or our stockholders for breach of his or her fiduciary duties as a director. A director will be held liable for a breach of his or her duty of loyalty to us or our stockholders, his or her intentional misconduct or willful violation of law, actions or in actions not in good faith, an unlawful stock purchase or payment of a dividend under Delaware law, or transactions from which the director derives an improper personal benefit. This limitation of liability does not affect the availability of equitable remedies against the director including injunctive relief or rescission. Our certificate of incorporation authorizes us to indemnify our officers, directors and other agent to the fullest extent permitted under Delaware law. We have entered into indemnification agreements with all of our officers and directors. In some cases, the provisions of these indemnification agreements may be broader than the specific indemnification provisions contained in our certificate of incorporation or otherwise permitted under Delaware law. Each indemnification agreement may require us to indemnify an officer or director against liabilities that may arise by reason of his status or service as an officer or director, or against liabilities arising from the director's willful misconduct of a culpable nature.

Commission Policy

Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers or persons controlling KAIH. KAIH has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Other Expenses of Issuance and Distribution

P35

The expenses related to the securities being registered shall be paid by the Registrant.

SEC Registration Fee	$118.48
Printing and Engraving Expenses	$5,000.00
Legal Fees and Expenses	$20,000.00
Accounting Fees and Expenses	$15,000.00
Transfer Agent Fees	$5,000.00
Blue Sky Fees	$1,000.00
Miscellaneous	$5,000.00
Total	$51,118.48

Recent Sales of Unregistered Securities

KAIH made the following sales of stock without registration using the exceptions available under the Securities Act of 1933, as amended, including unregistered sales made pursuant to Section 4(2) of the Securities Act of 1933, as follows:

On September 20, 2002, Matthew Marcus was issued 30,000,000 (pre-split) restricted shares for consulting services. The value of the shares was $60,000. The Company issued securities using the exceptions available under the Securities Act of 1933 including unregistered sales made pursuant to Section 4(2) of the Securities Act of 1933

On May 21, 2003, was issued 250,000,000 (pre-split) Shares relating to the acquisition of Entrmetrix to Richard R. McKinley. The value of the shares was approximately $250,000. The Company issued securities using the exceptions available under the Securities Act of 1933 including unregistered sales made pursuant to Section 4(2) of the Securities Act of 1933

On October 17, 2003 the following restricted shares were issued:

On October 17, 2003, George Lefevre was issued 375,000 restricted shares for consulting services. The value of the shares was $22,500. The Company issued securities using the exceptions available under the Securities Act of 1933 including unregistered sales made pursuant to Section 4(2) of the Securities Act of 1933

On October 17, 2003, Scott Absher was issued 375,000 restricted shares for consulting services. The value of the shares was $22,500. The Company issued securities using the exceptions available under the Securities Act of 1933 including unregistered sales made pursuant to Section 4(2) of the Securities Act of 1933

On October 17, 2003, Steven Westlund was issued 375,000 restricted shares for expenses owed. The value of the shares was $22,500. The Company issued securities using the exceptions available under the Securities Act of 1933 including unregistered sales made pursuant to Section 4(2) of the Securities Act of 1933

On October 17, 2003, Owen Naccarato was issued 375,000 restricted shares for legal services. The value of the shares was $22,500. The Company issued securities using the exceptions available under the Securities Act of 1933 including unregistered sales made pursuant to Section 4(2) of the Securities Act of 1933

On October 17, 2003, Joseph Maleki was issued 350,000 restricted shares for legal services. The value of the shares was $21,000. The Company issued securities using the exceptions available under the Securities Act of 1933 including unregistered sales made pursuant to Section 4(2) of the Securities Act of 1933

On October 17, 2003, Randy Jones was issued 250,000 restricted shares for consulting services. The value of the shares was $15,000. The Company issued securities using the exceptions available under the Securities Act of 1933 including unregistered sales made pursuant to Section 4(2) of the Securities Act of 1933

P36

On October 17, 2003, Jay Isco was issued 200,000 restricted shares for consulting services. The value of the shares was $12,000. The Company issued securities using the exceptions available under the Securities Act of 1933 including unregistered sales made pursuant to Section 4(2) of the Securities Act of 1933

On December 27, 2003, KAIH issued $370,000 in Convertible Debentures, 8% annual interest rate, pursuant to a Securities Purchase Agreement (the “Agreement”). The convertible debentures can be converted into shares of common stock with the conversion price per share being the lesser of (i) $.06 (“Maximum Base Price”) or
(ii) seventy percent (70%) of the average of the three lowest closing bid prices for the thirty (30) trading days prior to but not including the conversion date. The conversion price described above shall not be less than one-half of the Maximum Base Price unless the closing price of the common stock is less than one-half the Maximum Base Price for any ten (10) consecutive trading days. The notes were issued to the following: Alpha Capital Aktiengesellschaf, an $111,000 secured convertible debenture, Gamma Opportunity Capital Partners, LP, a $100,000 secured convertible debenture, Longview Fund, L.P. a $120,000 secured convertible debenture and Standard Resources Limited, a $150,000 in secured convertible debenture. The underlying shares to these securities were registered on February 17, 2004, on Form SB2, File #333-112861

During the Quarter ending March 31, 2004, the Company issued securities using the exceptions available under the Securities Act of 1933 including unregistered sales made pursuant to Section 4(2) of the Securities Act of 1933, as follows:

1. 4,812,523 shares of common stock were issued to Alpha Capital Aktiengesellschaft pursuant to Rule 144k.
2. 3,058,035 shares of common stock were issued to Gamma Opportunity Capital Partner LP pursuant to Rule 144k.
3. 4,436,676 shares of common stock were issued to Longview Fund LP pursuant to Rule 144k.
4. 2,678,570 shares of common stock were issued to Churchill Investments, Inc. pursuant to Rule 144k.

On May 3, 2004, Kaire issued $650,000 in Convertible Debentures, 8% annual interest rate, pursuant to a Securities Purchase Agreement (the “Agreement”). The convertible debentures can be converted into shares of common stock with the conversion price being the lesser of $0.09 per share, or 85% of the average of the lowest three closing bid prices of the common stock during the 15 trading days preceding the conversion date.

The above notes are as follows: Alpha Capital Aktiengesellschaft was issued a $350,000 in secured convertible debenture, Longview Fund, L.P. was issued a $100,000 secured convertible debenture, and Gamma Opportunity Capital Partners, LP was issued a $200,000 secured convertible debenture. In connection with the convertible notes, the following common stock issuable upon the exercise of warrants at $0.17: 1,944,444 shares of common stock issuable to Alpha Capital Aktiengesellschaft, 555,556 shares of common stock issuable to Longview Fund LP, 1,111,111 shares of common stock issuable to Gamma Opportunity Capital Partners, LP and 833.333 to Bi-Coastal Consulting Corporation.

The holders of the 8% convertible debentures may not convert its securities into shares of Kaire’s common stock if after the conversion such holder would beneficially own over 9.9% of the outstanding shares of Kaire’s common stock. The holder may waive this percent ownership restriction upon not less than 61 days notice to KAIH. Since the number of shares of KAIH’s common stock issuable upon conversion of the debentures will change based upon fluctuations of the market price of KAIH’s common stock prior to a conversion, the actual number of shares of KAIH’s common stock that will be issued under the debentures owned by the holders is based on a reasonable good faith estimate of the maximum amount needed.

On September 22, 2004, Kaire Holdings, Inc., issued a promissory to the Longview Fund LP, a private investment fund, the principal sum of Sixty Thousand Dollars with interest of Six Thousand Dollars, which is payable in three equal payments within three months with the first payment beginning within thirty days of the above referenced date. In the event of partial payments, each payment shall be credited first to accrued interest and then to principal, and thereafter interest shall cease to accrue upon the principal so credited.

P37

ITEM 13.     Exhibits, List and Reports in Form 8-K
(a) Exhibits

3.1 Amendment to the Articles of Incorporation dated November 25, 1997. (16)
3.2 Amendment to the Articles of Incorporation dated February 3, 1998. (16)
3.3 Amendment to the Articles of Incorporation dated January 31, 2002. (16)
4.1 Form of Warrant Agreement between the Company and Jersey Stock Transfer and Trust Company, including the Form of Warrant (as modified). (4)
4.2 Form of Stock Purchase Warrant (issued with promissory note). (2)
5.1 Opinion re: Legality
10.27 The 1998 Stock Compensation Plan (7)
10.28 The Amendment to the 1998 Stock Compensation Plan (8)
10.29 The 1999 Stock Compensation Plan (10)
10.30 The 2000 Stock Compensation Plan (11)
10.31 The Amendment to the 2000 Stock Compensation plan (12)
10.32 Subscription Agreement (13)
10.33 Convertible Debenture Agreement (13)
10.34 Form of Warrant Agreement (13)
10.35 Employment Agreement Mark Baum (13)
10.36 Employment Agreement Steven Westlund (13)
10.37 Employment Agreement Owen Naccarato (13)
10.38 Modification Agreement (Modifying Exhibit 10.32)(13)
10.39 Final Stason U.S.A. Agreement (13)
10.40 Amended Classic Care Purchase Agreement (13)
10.41 Subscription document dated August 20, 2001. (14)
10.42 Classic Care Workout (spin-off) Agreement (15)
10.43 Amendment One to the Workout Agreement (15)
10.44 Alpha Capital Aktiengesellschaft Convertible Note (17)
10.45 Alpha Capital Aktiengesellschaft Warrant (17)
10.46 Gamma Opportunity Capital Partners, LP Convertible Note (17)
10.47 Gamma Opportunity Capital Partners, LP Warrant (17)
10.48 Longview Fund LP Convertible Note (17)
10.49 Longview Fund LP Warrant (17)
10.50 Standard Resources Convertible Note (17)
10.51 Standard Resources Warrant (17)
10.52 Bi-Coastal consulting Corp Warrant (17)
10.53 December 2003 Subscription Agreement (17)
10.54 December 2003 Subscription Agreement Standard Resources. (17)
10.55 Amended 2003 Employee Compensation Plan (18)
10.56 Alpha Capital Aktiengesellschaft Convertible Note *
10.57 Alpha Capital Aktiengesellschaft Warrant *
10.58 Longview Fund LP Convertible Note *
10.59 Longview Fund LP Warrant *
10.60 Gamma Opportunity Capital Partners, LP Convertible Note *
10.61 Gamma Opportunity Capital Partners, LP Warrant *
10.62 Bi-Coastal Consulting Corp Warrant*
10.63 May 2004 Subscription Agreement*
22.3 Subsidiaries of the Company & Effective Health, Inc.-Articles of Incorporation,
Amendments and By-Laws. (1)
23. 1 Consent of Naccarato $ Associates (Included in opinion filed as Exhibit 5.1)
23.2 Consent of Pohl, McNabola, Berg & Company LLP.
25. Subsidiaries of the Company. (4)

(1) Previously filed as an exhibit to the Company's registration statement on Form S-18, file number 33-17548-NY, as amended on August 7, 1990, and incorporated herein by reference.
(2) Previously filed as an exhibit to the Company's registration statement on Form SB-2, file number 33-17548-NY, as amended on February 12, 1991, and incorporated herein by reference.
(4) Previously filed as an exhibit to the Company's registration statement on Form S-18, file number 33-51684-NY, as amended on September 19, 1994, and incorporated herein by reference.
(5) Previously filed as an exhibit to the Company's Form 10-QSB, file for the quarterly period ended September 30, 1006, and incorporated herein by reference.
(6) Previously filed as an exhibit to the Company’s Form 10-KSB filed for the period ended December 31, 1996.
(7) Incorporated by reference to the Company’s Form S-8 dated January 9, 1998 and filed with the Commission on January 9, 1998.
(8) Incorporated by reference to the Company’s Form S-8 dated March 25, 1998 and filed with the Commission on March 25, 1998.
(9) Incorporated by reference to the Company's Form S-8 dated April 4, 1999 and filed with the Commission on March 19, 1999.
(10) Incorporated by reference to the Company's Form S-8 dated October 15, 1999 and filed with the Commission on October 15, 1999.
(11) Incorporated by reference to the Company's Form S-8 dated February 11, 2000 and filed with the Commission on February 11, 2000.
(12) Incorporated by reference to the Company's Form S-8 dated May 26, 2000 and filed with the Commission on May 26, 2000.
(13) Previously filed as an exhibit to the Company's Form 10-KSB filed for the period ended December 31, 2000.
(14) Incorporated by reference to the Company's Form SB/2 dated and filed on August
27, 2001, file number 333-68444.
(15) Previously filed as an exhibit to the Company’s Form 10-KSB filed for the period ended December 31, 2001.
(16) Previously filed as an exhibit to the Company’s Form 10-KSB filed for the period ended December 31, 2002.
(17) Previously filed as an exhibit to the Company’s Registration Statement on Form SB-2, file number 333-112861, filed on February 17, 2004.
(18) Incorporated by reference to the Company’s Form S-8 dated June 3, 2004 and filed with the Commission on June 4, 2004.
* Filed herewith

(b) Reports on Form 8-K
March 1, 2004 Items 2 and 7: Disposition of EntreMetrix
May 23, 2003 Item 7: EntreMetrix Audited Financials
March 20, 2003 Items 2 and 5: Acquisition of EntreMetrix

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Undertakings

The undersigned registrant hereby undertakes that it will:

Undertaking (a)

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement; and arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) ('230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of the Registration Fee" table in the effective registration statement.

iii) Include any additional or changed material information on the plan of distribution
(2) For determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

Undertaking (e)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Fillmore, CA, 93015.

Kaire Holdings Incorporated

By: /s/ Steven R. Westlund
Steven R. Westlund Chief Executive Officer

Dated: December 24, 2004

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates indicated:

By: /s/ Steven R. Westlund
Steven R. Westlund Chief Executive Officer

Dated: December 24, 2004

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